As filed with the Securities and Exchange Commission on December 22, 2005

                                                Registration File No. 333-127239


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                (Amendment No. 1)

                             360 GLOBAL WINE COMPANY
              (Exact name of small business issuer in its charter)

            NEVADA                           5180                 98-0231440
(State or other jurisdiction of (Primary standard industrial   (I.R.S. Employer
 incorporation or organization)  classification code number) Identification No.)

                             ONE KIRKLAND RANCH ROAD
                             NAPA, CALIFORNIA 94558
                                 (707) 935-4140
          (Address and telephone number of principal executive offices)

                        Copies of all communications to:



               JOEL SHAPIRO                               RANDOLF W. KATZ, ESQ.
        CHIEF EXECUTIVE OFFICER                             BRYAN CAVE LLP
        ONE KIRKLAND RANCH ROAD                      2020 MAIN STREET, SUITE 600
        NAPA, CALIFORNIA 94558                         IRVINE, CALIFORNIA 92614
             (707) 935-4140                                  (949) 223-7000
     (Name, address and telephone                         FAX: (949) 223-7100
     number of agent for service)


                                   ----------


Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [__]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                 Subject To Completion, dated December 22, 2005

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                                   PROSPECTUS


                               258,159,868 Shares


                             360 GLOBAL WINE COMPANY

                                  Common Stock

                                   ----------


         This prospectus relates to 258,159,868 shares of common stock, $.001 par value, that may be sold from time to time by the selling stockholders listed on page 8. The shares of our common stock covered by this prospectus include:

         o 188,303,030 shares of common stock underlying convertible term notes;

         o 12,000,000 shares of common stock underlying convertible minimum term notes;

         o 33,055,556 shares of common stock underlying common stock purchase warrants;

         o        16,492,436 shares of common stock underlying an option; and


         o        8,308,846 shares of restricted common stock.

         This offering is not being underwritten.


         The prices at which the selling stockholders may sell their shares will be determined by the prevailing market price for the shares or in privately negotiated transactions. Information regarding the selling stockholders and the times and manner in which they may offer and sell the shares under this prospectus are provided under the "Selling Stockholders" and "Plan of Distribution" sections in this prospectus. We will not receive any proceeds from the sale of the shares by the selling stockholders. We will receive proceeds in connection with the exercise of warrants held by certain of the selling stockholders and the option held by one of the selling stockholders.

         Our common stock trades on the OTC Bulletin Board under the symbol "TGWC." As of December 20, 2005, we had 51,786,392 shares of common stock issued and outstanding.


                                   ----------


         You should carefully consider the "Risk Factors" beginning on page 2 for important information you should consider when determining whether to invest in our common stock.


                                   ----------


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                                   ----------


                The date of this Prospectus is ___________, 2005

                                EXPLANATORY NOTES

         We have not authorized anyone to provide you with information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. The selling stockholders are offering to sell, and seeking offers to buy, only the shares of common stock covered by this prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of the shares. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

         In this prospectus, the words "Company," "we," "our," "ours" and "us" refer only to 360 Global Wine Company and our subsidiaries (unless indicated otherwise), and not to any of the selling stockholders. The following summary contains basic information about this offering. It likely does not contain all of the information that is important to you. You should read carefully this entire prospectus, including the consolidated financial statements and related notes included elsewhere herein before making an investment decision.

                                TABLE OF CONTENTS

                                                                            Page


PROSPECTUS SUMMARY............................................................1
RISK FACTORS..................................................................2
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS.....................7
USE OF PROCEEDS...............................................................8
SELLING STOCKHOLDERS..........................................................8
PLAN OF DISTRIBUTION.........................................................10
DESCRIPTION OF BUSINESS......................................................12
DESCRIPTION OF PROPERTY......................................................17
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.................17
EXECUTIVE COMPENSATION.......................................................20
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...............22
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................24
DESCRIPTION OF SECURITIES....................................................24
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.....................25
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION....................28
LEGAL PROCEEDINGS............................................................36
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION.........................36
FOR SECURITIES ACT LIABILITIES...............................................36
TRANSFER AGENT...............................................................36
EXPERTS......................................................................36
LEGAL MATTERS................................................................36
WHERE YOU CAN FIND MORE INFORMATION..........................................36
FINANCIAL STATEMENTS........................................................F-1
INFORMATION NOT REQUIRED IN PROSPECTUS.....................................II-1

                               PROSPECTUS SUMMARY


         This summary highlights selected information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes and the risks of investing in our common stock discussed under "Risk Factors." Unless the context requires otherwise, "we," "us," "our" and similar terms refer to 360 Global Wine Company and our subsidiaries.


The Company


         360 Global Wine Company (the "Company") was incorporated in the State of Nevada on October 8, 2002 with a vision and objective to establish and build a diversified international wine company. The Company believes that there existed an oversupply of small and mid-sized wineries lacking effective sales, marketing and branding strength, creating an opportunity to consolidate and build an efficient operation that could maximize economies of scale, increase utilization of production assets and provide a more streamlined and effective sales, marketing and distribution group. The Company further believes that by adopting and applying consumer beverage marketing principles within the wine industry, it could further enhance operating results beyond what was currently achieved by many small and mid-sized wineries creating a comparative advantage for the Company.

         On August 1, 2003, the Company completed a reverse acquisition of Tech-net Communications, Inc., a Nevada corporation that was incorporated on May 15, 2000. Following the reverse acquisition, the Company changed the name of Tech-net Communications, Inc. to "Knightsbridge Fine Wines, Inc." Effective February 15, 2005, the Company changed its name from Knightsbridge Fine Wines, Inc. to "360 Global Wine Company." Although Tech-net was the "legal acquiror," the share exchange was treated as a recapitalization of the Company, such that the Company is the continuing entity for financial reporting purposes. The financial statements have been prepared as if the Company had always been the reporting company and, on the share exchange date, had changed its name and reorganized its capital stock. In addition, the transaction resulted in severe limitations on the future use of the Company's net operating loss carryovers. The Company is now the parent company to its operating subsidiaries.

         On April 21, 2004, the Company acquired 50% of Kirkland Knightsbridge, LLC, a California limited liability company ("KKLLC"), pursuant to a Capital Stock Contribution Agreement, dated as of April 21, 2004, by and among Kirkland Ranch, LLC, a California limited liability company, KKLLC, the Company and Mr. Larry Kirkland.

         On July 7, 2005, the Company completed its purchase of Viansa Winery, a California limited partnership, and La Fontana di Viansa, LLC, a California limited liability company, and thereby acquired Viansa Winery and Italian Marketplace, located in the Sonoma Valley of California. Upon the transaction's completion, effective at the close of business on July 7, 2005, the Company changed the name of the acquired entities to 360 Viansa, LLC ("Viansa"). Viansa currently produces over 50,000 cases annually, with a selection that includes 12 different Italian varietals and 11 California varietals. Currently, Viansa sells its wine directly to the consumer. Viansa is a major competitor in the Direct to Consumer lifestyle business, and engages in the catalog, e-commerce and wine club business, primarily building its database through customer purchases at its winery and via its website. The Company's strategy is to continue to expand its wine producing capacity of estate-bottled products and to expand its domestic and international sales and growth prospects of those goods through potential strategic alliances.

         Our common stock is quoted on the OTC Bulletin Board under the symbol "TGWC." Our corporate offices are located at One Kirkland Ranch Road, Napa, California, 94558. Our telephone number is (707) 935-4140. The URL for our website is http://www.360wines.com. Information on our website is not, and should not be considered to be, part of this prospectus.

The Offering

         We are registering for resale an aggregate of 258,159,868 shares of common stock, which consist of shares, and shares underlying securities, we issued in connection with various transactions since December 2003. In connection with a loan we obtained from an accredited investor in December 2003, we issued to such investor 965,517 shares of our common stock, which shares we are registering in this registration statement. In our April 2004 private placement, we issued a convertible note in the principal amount of $5,500,000, a warrant to purchase 3,055,556 shares of common stock and a warrant to purchase 5,000,000 shares of common stock. Of the shares we are registering, 28,055,556 of those shares are being registered in connection with our April 2004 private placement. In June 2005, we acquired 136 acres of land in Burnet, Texas, and as part of the consideration paid for the land, we issued a convertible note in the principal amount of $10,000,000, which note is convertible into 30,303,030 shares which are being registered in this registration statement. For services rendered by a consultant, we issued 150,000 shares of our common stock in March 2005, which shares we are also registering in this registration statement. In our July 2005 private placement, we issued a convertible term note in the principal amount of $34,500,000, a revolving note equal to up to $3,000,000, which outstanding balance of the initial drawing is evidenced by a convertible minimum borrowing note, a warrant to purchase 25,000,000 shares of our common stock, an option to purchase 16,492,436 shares of our common stock and 4,193,329 shares of our common stock, all to one accredited investor. The shares of common stock we are registering in connection with our July 2005 private placement consist of 138,000,000 shares underlying the convertible term note, 12,000,000 shares underlying the convertible minimum borrowing note, 25,000,000 shares underlying the warrant, 16,492,436 shares underlying the option and 4,193,329 shares of common stock.


                                  RISK FACTORS


         Investing in our common stock involves a high degree of risk. You should carefully review and consider the risk factors listed below, as well as the other information contained in this Prospectus, including our consolidated financial statements and related notes, before deciding to invest in shares of our common stock or to maintain or increase your investment in shares of our common stock. You should also review our Annual Report on Form 10-KSB, our Quarterly Reports on Form 10-QSB and previous and subsequent Current Reports on Form 8-K. The risks and uncertainties described below are not the only ones we may face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also adversely affect our business, financial condition, and/or operating results. If any of the following risks, or any other risks not described below, actually occur, it is likely that our business, financial condition, and operating results could be seriously harmed. As a result, the trading price of our common stock could decline and you could lose part or all of your investment.


Risks Relating to our Business


Our auditors have expressed substantial doubt about our ability to continue as a going concern because our business has been funded largely through the sale of our securities and, as a result, the growth and success of our business depend upon obtaining future financings, without which we will not have the necessary capital spending and working capital funds to continue our business.

         The premium wine industry is a capital-intensive business, which requires substantial capital expenditures to develop and acquire vineyards and to improve or expand wine production. Further, the farming of vineyards and acquisition of grapes and bulk wine require substantial amounts of working capital. We expect the need for significant capital spending and increased working capital requirements over the next several years. Although we have recently secured financing in an amount of up to $34,500,000, strict penalty provisions are attached to the funds and if we default we may lose some or all of our assets and be responsible for default payments. Finally, our auditors have expressed substantial doubt about our ability to continue as a going concern. If we are unable to secure necessary financing with favorable terms, or if at all, we will not have the funds to continue to produce, market and sell our products.

Our business is seasonal, which could cause our market price to fluctuate.

         Our industry is subject to seasonal as well as quarterly fluctuations in revenues and operating results. Sales volume tends to increase during summer months and the holiday season and decrease after the holiday season. As a result, our sales and earnings are likely to be highest during the fourth calendar quarter and lowest in the first calendar quarter. This and other factors may cause fluctuations in the market price of our common stock.

We are dependent on third parties for supply of our products and if we are not able to maintain good working relationships with these parties or enter into new third party agreements, we may not be able to meet our distribution and sales goals.

         We currently own three vineyards with the facilities for wine production. If we encounter delays or difficulties with contract producers in producing or packaging our products, the distribution, marketing and subsequent sales of these products would be adversely affected, and we may have to seek alternative sources of supply or abandon or sell product lines on unsatisfactory terms. We may not be able to enter into alternative supply arrangements on commercially acceptable terms, if at all. There can be no assurance that the producers we engaged will be able to provide sufficient quantities of these products or that the products supplied will meet our specifications.

We are dependent on certain key existing and future personnel, without whom the Company will not run as efficiently as it has in the past.

         Our success will depend, to a large degree, upon the efforts and abilities of our officers and key management employees such as Joel Shapiro, our Chief Executive Officer, and Lynn Fetterman, our Chief Financial Officer and Chief Operating Officer. The loss of the services of either of these employees could have a material adverse effect on our operations. Mr. Shapiro has experience in the finance industry and has been with us since our reverse acquisition of Tech-net Communications on August 1, 2003, which gives him unmatched knowledge about our Company's history. Mr. Fetterman has finance, accounting and business experience in the wine and foodservice industries. We do not currently maintain key man life insurance on any of our key employees. In addition, as our business plan is implemented, we will need to recruit and retain additional management and key employees in virtually all phases of our operations. Key employees will require a strong background in the wine industry and we cannot assure that we will be able to successfully attract and retain such key personnel. If, for any reason our current key employees leave our employ and we are unable to retain comparable replacements, we will lack a strong management team and that could lead to a temporary or permanent breakdown.

We may have difficulty competing with larger and better-financed companies in our sector, which could result in a decrease of sales.

         The premium table wine industry is intensely competitive and highly fragmented. Our wines may compete in the premium wine market segments with many other premium domestic and foreign wines. Our wines may also compete with popular-priced generic wines and with other alcoholic and, to a lesser degree, non-alcoholic beverages, for shelf space in retail stores and for marketing focus by our independent distributors, many of which carry extensive brand portfolios. Being a fairly new and smaller company than many of our competitors who have greater financial, technical, marketing and public relations resources than we presently do, may put us at a disadvantage. Our sales may be harmed to the extent we are not able to compete successfully against such wine or alternative beverage producers.


Winemaking and grape growing are subject to a variety of agricultural risks that may lead to a decrease in supply of our product.


         Various diseases, pests, fungi, viruses, drought, frosts and certain other weather conditions can affect the quality and quantity of grapes available, decreasing the supply of our products and negatively impacting profitability. Many California vineyards have been infested in recent years with phylloxera. Although we intend to work towards limiting the risk from phylloxera, there can be no assurance that the vineyards owned or utilized by the producers with whom we have contracted, or future vineyards that we may acquire, will not become susceptible to current or new strains of phylloxera. Pierce's Disease is a vine bacterial disease that has been in California for more than 100 years. It kills grapevines and there is no known cure. Small insects called sharpshooters spread this disease. A new strain of the sharpshooter, the glassy winged, was discovered in Southern California and is believed to be migrating north. The agricultural industry is actively trying to control this pest and is making every reasonable effort to prevent an infestation in vineyards. We cannot, however, guarantee that our current producers will succeed in preventing contamination in existing vineyard or that we will succeed in preventing contamination in future vineyards we may acquire. Future government restrictions regarding the use of certain materials used in grape growing may increase vineyard costs and/or reduce production. Grape growing also requires adequate water supplies. A substantial reduction in water supplies could result in material losses of grape crops and vines, which could lead to a shortage of our product supply.

Our business is dependent on our ability to grow or acquire enough high quality grapes for our wines, which could result in a supply shortage.

         The adequacy of our grape supply is influenced by consumer demand for wine in relation to industry-wide production levels. While we believe that we can secure sufficient regular supplies of grapes from a combination of acquisitions and from grape supply contracts with independent growers, we cannot be certain that grape supply shortages will not occur. A shortage in the supply of wine grapes could result in an increase in the price of some or all grape varieties and a corresponding increase in our wine production costs. An increase in production cost could lead to an increase in our wine prices, which may ultimately have a negative effect on our sales. Depending upon our independent growers and acquisitions, a shortage in grape supply could have a stronger effect on us than our competitors. Since wine is our only product at this time, a shortage like the one described above would harm our business.

A potential oversupply of grapes due to an increase in domestic and foreign vineyards could cause our prices to decrease and reduce sales.

         Current trends in the domestic and foreign wine industry point to rapid plantings of new vineyards and replanting of old vineyards to greater densities, with the expected result of significantly increasing the worldwide supply of premium wine grapes and the amount of wine which will be produced in the future. This increase in grape production has resulted in an excess of supply over demand and has forced wineries to reduce, or maintain prices without the ability to increase them. A reduction in our wine prices could have a material adverse effect on our sales and overall business. Specifically, reduced grape prices could result in a greater number of wine companies and increased competition for our product.


We may experience barriers to conducting business due to government regulations.


         The United States wine industry is subject to extensive regulation by the Federal Bureau of Alcohol, Tobacco and Firearms and various foreign agencies, state liquor authorities and local authorities. These regulations and laws dictate such matters as licensing requirements, trade and pricing practices, permitted distribution channels, permitted and required labeling, advertising and relations with wholesalers and retailers. Any acquisition of new vineyards or wineries may be limited by present and future zoning ordinances, environmental restrictions and other legal requirements. In addition, new regulations or requirements or increases in excise taxes, income taxes, property and sales taxes or international tariffs, could reduce our profits. Future legal challenges to the industry, either individually or in the aggregate, could harm our business if they mandate documents to continue our business and we are unable to obtain such documents.


Foreign exchange rates risks, political stability risk, and/or the imposition of adverse trade regulations could harm our business.


         In the past we conducted some of our business in foreign currencies and we may do so again in the future. Furthermore, as part of our plans to acquire other businesses, we may expand our operations to other countries, operate those businesses in foreign currencies, and export goods from the United States of America. We may in the future, on an as-needed basis, engage in limited financial hedging activities to offset the risk of exchange rate fluctuations, although we have not engaged in financial hedging activities presently. There is a risk that a shift in certain foreign exchange rates or the imposition of unforeseen and adverse political instability and/or trade regulations could adversely impact the costs of these items and the liquidity of our assets, and have an adverse impact on our operating results. In addition, the imposition of unforeseen and adverse trade regulations could have an adverse effect on our imported wine operations. We expect the volume of international transactions to increase, which may increase our exposure to future exchange rate fluctuations.

Our business may be adversely affected by changing public opinions about alcohol.

         A number of research studies suggest that various health benefits may result from the moderate consumption of alcohol, but other studies suggest that alcohol consumption does not have any health benefits and may in fact increase the risk of stroke, cancer and other illnesses. If an unfavorable report on alcohol consumption gains general support, it could harm the wine industry as a whole, including us.

Contamination of our wines could lead to a diminishing reputation of our product, which would harm our business.

         Because our products are designed for human consumption, our business is subject to certain hazards and liabilities related to food products, such as contamination. A discovery of contamination in any of our wines, through tampering or otherwise, could result in a recall of our products. Any such recall would significantly damage our reputation for product quality, which we believe is one of our principal competitive assets, and could seriously harm our business and sales. Although we maintain insurance to protect against such risks, we may not be able to maintain such insurance on acceptable terms and such insurance may not be adequate to cover any resulting liability. Therefore, if our products are recalled and we do not have adequate insurance coverage, our business will suffer a significant loss of sales and profit, as well as capital to cover the difference in the liability cost.


Infringement of our brand name may damage our business.


         Our wines are branded consumer products. Our ability to distinguish our brand name from those of our competitors depends, in part, on the strength and vigilant enforcement of our brand name. Competitors may use trademarks, trade-names or brand names that are similar to those we use, thereby weakening our intellectual property rights. If our competitors infringe on our rights, we may have to litigate in order to protect such rights. Litigation may result in significant expense and divert our attention from business operations. In addition, we cannot assure you that we would be successful in protecting our rights.

If we default in our obligations under secured notes, the holders of such notes, which are two of our key investors, may declare us in default and will become entitled to relief.

         We entered into a Security and Purchase Agreement with Laurus Master Fund, Ltd. on July 7, 2005, pursuant to which we issued to Laurus a convertible term note in the principal amount of $34,500,000 and a revolving note equal to up to $3,000,000. The Company is in arrears with certain interest payments under the notes. Laurus has not formally declared an event of default. If Laurus declares an event of default, it has the option to demand repayment in full of all outstanding loans, whether or not otherwise due and until all such loans are fully satisfied, and it retains a first security lien in almost all of our and our subsidiaries' property and assets, to which it can take immediate possession.

         In connection with our senior secured convertible note financing in April 2004, we issued a 7.5% Senior Secured Convertible Note due April 21, 2006 in the principal amount of $5,500,000. The note is secured by a lien and pledge of all of the assets of the Company. The terms of the note required that the shares underlying the warrants and conversion rights be subject to a registration statement to be filed by April 30, 2004 and declared effective by June 15, 2004. Failure to meet these requirements puts the note in default and gives Gryphon the right to demand immediate payment of the $5,000,000 principal, any accrued interest and liquidated damages equal to 25% of outstanding principal. Although Gryphon has agreed for the present time to waive this default, there is no assurance that they will not demand payment in the future.


Risks Relating to the Offering


The fact that our directors, officers and joint venture partners own 23.29% of our capital stock may decrease your influence on stockholder decisions.

         Our executive officers, directors and joint venture partners, in the aggregate, beneficially own 23.29% of our capital stock. As a result, our officers and directors, will have the ability to influence our management and affairs and the outcome of matters submitted to stockholders for approval, including the election and removal of directors, amendments to our bylaws and any merger, consolidation or sale of all or substantially all of our assets.

Our common stock has traded only sporadically and is expected to experience significant price and volume volatility in the future which substantially increases the risk of loss to persons owning our common stock

         Since our common stock first became eligible for sale on the public market, only a limited trading market has developed and is expected to continue to develop in the foreseeable future for our common stock. Because of the limited trading market for our common stock, and the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so. The inability to sell your shares in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our common stock may suffer greater declines because of its price volatility. We cannot predict the extent to which investor interest in our stock will create or sustain an active and orderly trading market. If such a market were to develop, the market price of our common stock may continue to be highly volatile. The sale of a large block of shares could depress the price of our common stock to a greater degree than a company that typically has a higher volume of trading in its securities. In addition, our common stock experiences volatility associated with OTC Bulletin Board securities in general. These broad market fluctuations may adversely affect the trading price of our common shares.

The outstanding warrants and convertible notes may adversely affect us in the future and cause dilution to existing stockholders.

         As of December 20, 2005, we have outstanding warrants to purchase an aggregate of 33,055,556 shares of our common stock. Exercise of the warrants and the conversion of our outstanding convertible notes may cause dilution to the interests of other stockholders as a result of the additional common stock that would be issued upon exercise and conversion. In addition, sales of the shares of our common stock issuable upon exercise of the warrants and conversion of the notes could have a depressive effect on the price of our stock, particularly if there is not a coinciding increase in demand by purchasers of our common stock. Further, the terms on which we may obtain additional financing during the period any of these securities remain outstanding may be adversely affected by the existence of these securities as well.

We will need stockholder approval to implement a reverse stock split of our outstanding shares, and our stockholders may not approve it and then we will not be able to cover all of the shares underlying the outstanding notes and warrants if all such notes are converted and all such warrants are exercised.

         As a result of the July 2005 financing with Laurus, we do not currently have enough shares of authorized capital to cover all of the shares underlying the outstanding notes and warrants if all such notes are converted and all such warrants are exercised. Accordingly, we intend to implement a reverse stock split for the conversion of each 150 shares of common stock outstanding into one share of common stock, which will require stockholder approval. We will be required to convene as many meetings as is necessary to obtain the necessary approval, which could cause us to incur significant costs for producing and mailing the proxy solicitation materials and administering such meetings. Although members of our management who own approximately 15.45% of the outstanding shares of our common stock agree to vote their shares in favor of the reverse stock split we cannot guarantee that our stockholders will approve the reverse stock split.

We are not required to meet or maintain any listing standards for our common stock to be quoted on the OTC Bulletin Board, which could affect our stockholders' ability to access trading information about our common stock.

         The OTC Bulletin Board is separate and distinct from the Nasdaq Stock Market. Although the OTC Bulletin Board is a regulated quotation service operated by the NASD that displays real-time quotes, last sale prices, and volume information in over-the-counter equity securities like our common stock, we are not required to meet or maintain any qualitative or quantitative listing standards for our common stock to be quoted on the OTC Bulletin Board. Our common stock does not presently meet the minimum listing standards for listing on the Nasdaq Stock Market or any national securities exchange, which could affect our stockholders' ability to access trading information about our common stock.

         The OTC Bulletin Board is generally considered to be a less efficient market than the established exchanges or the Nasdaq markets. While we anticipate seeking to be listed on the Nasdaq Stock Market or a national exchange at some time in the future, it is impossible at this time to predict when, if ever, such application will be made or whether such application will be successful. We have applied for listing on the American Stock Exchange.

Our common stock may be subject to penny stock rules, which make it more difficult for our stockholders to sell their common stock.

         Our common stock is subject to certain rules and regulations relating to "penny stocks" (generally defined as any equity security that is not traded on a national stock exchange or on the Nasdaq Stock Market and that has a price less than $5.00 per share, subject to certain exemptions). Broker-dealers who sell penny stocks are subject to certain "sales practice requirements" for sales in certain non-exempt transactions (i.e., sales to persons other than established customers and "accredited investors"), which include, among certain other restrictions, the delivery of a standardized risk disclosure document relating to the penny stock market, a uniform two day waiting period following delivery of such disclosure document and receipt of a signed and dated acknowledgement of receipt of such disclosure document before such transaction may be effected, and monthly statements disclosing recent bid and offer quotations for the penny stock held in the account. If the broker-dealer is the sole market maker, the broker-dealer must disclose this, as well as the broker-dealer's presumed control over the market. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. For as long as our securities are subject to the rules on penny stocks, the liquidity of our common stock could be significantly limited. This lack of liquidity may also make it more difficult for us to raise capital in the future.

                         CAUTIONARY STATEMENT REGARDING
                           FORWARD-LOOKING STATEMENTS

         This prospectus, any supplement to this prospectus and the documents incorporated by reference include "forward-looking statements". To the extent that the information presented in this prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as "intends", "anticipates", "believes", "estimates", "projects", "forecasts", "expects", "plans" and "proposes" or similar expressions. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of this prospectus. These cautionary statements identify important factors that could cause actual results to differ materially from those described in the forward-looking statements. When considering forward-looking statements in this prospectus, you should keep in mind the cautionary statements in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections, and other sections of this prospectus.


         In addition, these forward-looking statements speak only as of the date of this prospectus. We believe it is in the best interest of our investors to use forward-looking statements in discussing future events. However, we are not required to, and you should not rely on us to, revise or update these statements or any factors that may affect actual results, whether as a result of new information, future events or otherwise.

                                 USE OF PROCEEDS


         We will not receive any proceeds from the disposition of any of the shares being registered on behalf of the selling stockholders, nor will such proceeds be available for our use or benefit.

         We currently expect that any proceeds received by us from the exercise of the warrants and the Laurus Option would be used for general purposes. We cannot provide any assurance that any of the warrants or the Laurus Option will be exercised and, if exercised, the amount of dilution, if any, to our stockholders as of such date. Except for any potential dilution that may result from the exercise of the warrants and the Laurus Option, our stockholders will not suffer any dilution through the disposition of the common stock covered by this prospectus.

                              SELLING STOCKHOLDERS

         For ease of reference, the term "selling stockholder" also includes any transferees, pledgees, donees, or successors to the selling stockholders named in the table below. Pledgees could include banks, brokers, financial institutions, or other lenders. To the extent required, we will name any additional selling stockholder in a supplement to this prospectus.

         Beginning in December 2003, we engaged in and completed the following private placement transactions for the sale of our common stock, warrants, convertible debt and other convertible securities which are the subject of this prospectus:


December 2003 Loan



         In connection with a loan transaction with Gryphon Master Fund, L.P. ("Gryphon") in December 2003, in which we issued a convertible note in the principal amount of $2,000,000, we also issued 965,517 shares of our common stock to Gryphon, an accredited investor.

April 2004 Private Placement

         On April 21, 2004, as part of our financing to purchase the 50% membership interest in Kirkland Knightsbridge, LLC (the "Joint Venture Subsidiary"), we completed a senior secured convertible note financing with gross proceeds to us of $2,000,000. In connection with the private placement, we entered into a Securities Exchange Agreement with Gryphon Master Fund, L.P. ("Gryphon") pursuant to which, among other things, we issued a 7.5% senior secured convertible note due April 21, 2006 in the principal amount of $5,500,000 (the "Note"), $3,500,000 of which principal amount was previously outstanding and payable to Gryphon. We also issued to Gryphon: (i) a warrant to purchase 3,055,556 shares of our common stock exercisable for a period of five
(5) years from the date of issuance at an exercise price of $0.70 cents per share, 1,527,778 of which warrant shares were previously issued to Gryphon and outstanding, and (ii) a warrant to purchase 5,000,000 shares of our common stock exercisable for a period of five (5) years from the date of issuance at an exercise price of $0.01 per share. The holder of the note has the option, during the term of the note, to convert the outstanding principal amount under the Note into shares of our common stock at a conversion price of $1.80 per share, subject to certain anti-dilution adjustments. The conversion price per share of the note and exercise price per share of the warrant were then reduced to $0.31 and $0.25, respectively, in connection with Gryphon's involvement in our July 2005 private placement described below.

Consultant Issuance

         On March 2, 2005, we issued 150,000 shares of common stock to one consultant for services rendered in reliance upon exemption under Section 4(2) of the Securities Act.

Burnet, Texas Acquisition

         On June 27, 2005, as part of the financing of our purchase of approximately 136 acres in Burnet, Texas from Charles Trios, Trustee for Wynthrop Barrington, Inc., we issued Wynthrop a three-year Secured Convertible Term Note in the principal amount of $10,000,000. Interest on the Wynthrop Barrington Term Note shall be 7% annually; with $350,000 paid monthly in advance at the rate of $29,667 and the balance of the annual amount accruing at the stated rate. The Wynthrop Barrington Term Note may be converted into shares of common stock. The number of such shares to be issued shall be the number determined by dividing (i) the portion of the amount to be converted by (ii) the then applicable fixed conversion price, which initially is $0.33 and is subject to adjustment for stock splits, reorganizations and other extraordinary events. We are registering all of the shares of common stock underlying the Wynthrop Barrington Term Note, which is convertible into 30,303,030 shares of our common stock.

July 2005 Private Placement

         In our July 2005 private placement, we issued a convertible term note in the principal amount of $34,500,000, a revolving note equal to up to $3,000,000, which outstanding balance of the initial drawing is evidenced by a convertible minimum borrowing note, a warrant to purchase 25,000,000 shares of our common stock, an option to purchase 16,492,436 shares of our common stock and 4,193,329 shares of our common stock, all to one accredited investor. The shares of common stock we are registering in connection with our July 2005 private placement consist of 138,000,000 shares underlying the convertible term note, 12,000,000 shares underlying the convertible minimum borrowing note, 25,000,000 shares underlying the warrant, 16,492,436 shares underlying the option and 4,193,329 shares of common stock. The shares underlying the warrant are exercisable at an exercise price of $0.31 per share and the shares underlying the option are exercisable at an exercise price of $0.001 per share.

         In addition, we are also registering 3,000,000 shares of common stock held by Gryphon Master Fund, L.P., which Gryphon received from Joel Shapiro, the Company's Chief Executive Officer, as consideration for Gryphon subordinating its security interest in certain of the Company's assets in connection with the July 2005 private placement with Laurus Master Fund, L.P.

         We have prepared this prospectus for the registration of the shares described herein in connection with certain registration rights obligations to certain of the selling stockholders. We are registering an aggregate of 258,159,868 shares of our common stock, consisting of the aforementioned shares, shares underlying the aforementioned warrants, shares underlying the aforementioned option and shares underlying the aforementioned convertible notes, all for sale by the selling stockholders identified under this section "Selling Stockholders." There can be no assurance that any or all of the unissued shares will be issued.

         The following table sets forth certain information with respect to the number of shares of our common stock beneficially owned by each of the selling stockholders as of December 20, 2005. We have determined beneficial ownership in accordance with the rules of the SEC.

         Except as otherwise indicated in this prospectus, none of the selling stockholders has had any position, office, or material relationship with us or any of our affiliates within the past three years, other than as a result of the acquisition, or current ownership, of the shares being registered for sale hereby or our other securities. The shares being registered by this prospectus may be offered for sale from time to time by the selling stockholders named below.

                                                Number of                     Number of
                                                   Shares      Number of         Shares
                                             Beneficially         Shares   Beneficially
                                                    Owned     Registered          Owned    Percentage of
                                                   Before       for Sale          After      Outstanding
Name                                            Offering+         Hereby   Offering (1)       Shares (1)
----                                            ---------         ------   ------------       ----------
Laurus Master Fund, L.P.(2)........           195,685,765    195,685,765              0                *
Gryphon Master Fund, L.P. (3)(4)...            32,021,073     32,021,073              0                *
Wynthrop Barrington, Inc.(5).......            30,303,030     30,303,030              0                *
Shazam Stocks, Inc.(6).............               150,000        150,000              0                *
                                              -----------    -----------              -                -
                                    Total     258,159,868    258,159,868              0
                                              ===========    ===========              =

*     Represents less than one percent.

+ Includes shares of common stock underlying an option, warrants and convertible notes described above in this "Selling Stockholders" section that are exercisable as of the date set forth above or within 60 days thereafter, which underlying common stock has been included in the number of shares described under the heading "Number of Shares Beneficially Owned Before the Offering".

(1) Since we do not have the ability to control how many, if any, of the shares each of the selling stockholders listed above will sell, we have assumed that all of the selling stockholders will sell all of the shares offered herein for purposes of determining the number of shares beneficially owned and the percentage of ownership after the offering.

(2) The persons having voting, dispositive or investment powers over Laurus Master Fund, L.P. with respect to the shares listed in the table are Eugene Grin and David Grin, who are the sole members of Laurus Capital Management, LLC, which manages Laurus Master Fund, Ltd.

(3) Includes 3,000,000 shares of common stock transferred to Gryphon Master Fund, L.P. from Joel Shapiro, the Company's Chief Executive Officer, as consideration for Gryphon subordinating certain of its security interest in the Company's assets in connection with the July 2005 private placement with Laurus Master Fund, L.P.

(4) The person having voting, dispositive or investment powers over Gryphon Master Fund, L.P. with respect to the shares listed in the table is E.B. Lyon IV.

(5) The person having voting, dispositive or investment powers over Wynthrop Barrington, Inc. with respect to the shares listed in the table is Charles Trios, trustee for Wynthrop Barrington, Inc.

(6) The person having voting, dispositive or investment powers over Shazam Stocks, Inc. with respect to the shares listed in the table is Ken Weiner.


                              PLAN OF DISTRIBUTION


      The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this Prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are quoted or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

      The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o     privately negotiated transactions;

o short sales effected after the effective date of the registration statement of which this Prospectus is a part;

o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

o     a combination of any such methods of sale; and

o     any other method permitted pursuant to applicable law.

         The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

         In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

         The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

         The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

         To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

         In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

         We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

         In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. The offering will terminate once all of the selling stockholders have sold their shares.

         We have entered into registration rights agreements for the benefit of the selling stockholders to register the common stock under applicable federal and state securities laws. The registration rights agreements provide for cross-indemnification of the selling stockholders and us and our respective directors, officers and controlling persons against specific liabilities in connection with the offer and sale of the common stock, including liabilities under the Securities Act. We will pay substantially all of the expenses incurred by the selling stockholders incident to the registration of the offering and sale of the common stock.


                             DESCRIPTION OF BUSINESS

Overview


         360 Global Wine Company (the "Company") was incorporated in the State of Nevada on October 8, 2002 with a vision and objective to establish and build a diversified international wine company. The Company believed that there existed an oversupply of small and mid-sized wineries lacking effective sales, marketing and branding strength, creating an opportunity to consolidate and build an efficient operation that could maximize economies of scale, increase utilization of production assets and provide a more streamlined and effective sales, marketing and distribution group. The Company further believed that by adopting and applying consumer beverage marketing principles within the wine industry, it could further enhance operating results beyond what was currently achieved by many small and mid-sized wineries creating a comparative advantage for the Company.

         On August 1, 2003, the Company completed a reverse acquisition of Tech-net Communications, Inc., a Nevada corporation that was incorporated on May 15, 2000. Following the reverse acquisition, the Company changed the name of Tech-net Communications, Inc. to "Knightsbridge Fine Wines, Inc." Effective February 15, 2005, the Company changed its name from Knightsbridge Fine Wines, Inc. to "360 Global Wine Company." Although Tech-net was the "legal acquiror," the share exchange was treated as a recapitalization of the Company, such that the Company is the continuing entity for financial reporting purposes. The financial statements have been prepared as if the Company had always been the reporting company and, on the share exchange date, had changed its name and reorganized its capital stock. In addition, the transaction resulted in severe limitations on the future use of the Company's net operating loss carryovers. The Company is now the parent company to its operating subsidiaries.

         Our profitability and success depends upon our success in executing our strategy to consolidate, to grow our brands, and to build an efficient operation and our ability to raise capital in order to execute our growth plans.


Industry Background


         The wine industry is generally segregated into three categories: premium table wines that retail for more than $3 per 750ml bottle; "jug" wines that retail for less than $3 per 750 ml bottle; and other wine products, such as sparkling wines, fortified wines, wine coolers and flavored wines. We produce and sell only premium table wines. The premium category is generally divided by the trade into four segments: popular-premium ($3-$7 per 750ml); super-premium ($7-$14 per 750 ml); ultra-premium ($14-$25 per 750 ml); and luxury (over $25 per 750 ml). We sell wines in each segment of the premium table wine market.


Products

Current Product Line

         As of the date of this filing, we currently market and distribute a variety of red and white wines produced by 360 Viansa LLC and Kirkland Knightsbridge LLC labels under the following labels by the following parties:



         Wine/Label                                    Producer                            Ownership of Label
         ----------                                    --------                            ------------------
         The Global Collection of Guy Buffet           Kirkland   Knightsbridge, LLC       360 Global (1)

         Kirkland Ranch Estate Wines                   Kirkland   Knightsbridge, LLC       Kirkland Knightsbridge (2)

         Kirkland Ranch                                Kirkland   Knightsbridge, LLC       Kirkland Knightsbridge (2)

         Jamieson Canyon                               Kirkland   Knightsbridge, LLC       Kirkland Knightsbridge (2)

         Viansa Winery                                 Viansa Winery                       360 Viansa, LLC (3)

         Santerra Winery                               Viansa Winery                       360 Viansa, LLC (3)

(1) During the first run of this line of wines, which was produced by a third party, we were the sole marketer and distributor. Kirkland Knightsbridge, LLC produced the second run of this line at the Kirkland Ranch, but we are the sole owner of this label.

(2) Pursuant to the Capital Stock Contribution Agreement, in connection with the formation of our joint venture subsidiary Kirkland Knightsbridge, LLC, we have a 50% ownership interest in this wine.

(3)      360 Viansa, LLC is our wholly owned subsidiary.


Future Products


         As a result of our acquisition of Viansa Winery and the property in Texas, we plan to begin independently producing and distributing our own wines in the future. We anticipate that the initial series of 360 Global owned and/or produced wines will include the following:

         Wine/Label                                         Producer
         ----------                                         --------
         Andy Warhol Collection                             360 Global


         Britto Collection                                  360 Global


         New Product Launches from Viansa                   360 Viansa LLC


Current Sales and Marketing


         Prior to acquiring Kirkland Knightsbridge, LLC, we marketed and distributed wines produced by third parties under such parties' labels. However, with the acquisition, we entered into an exclusive agreement with Kirkland Knightsbridge, LLC to sell wine and wine-related products under the Kirkland Ranch label. Additionally, under a separate bottling agreement, Kirkland Knightsbridge, LLC agreed to serve as the exclusive bottler of our products in California. We sell our wines through direct sales, independent distributors, our own customer list, and directly from the winery in limited quantities. Distributors generally remarket the wines through specialty wine shops and grocery stores, selected restaurants, hotels and private clubs across the country, and in certain overseas markets. We rely primarily on word-of-mouth recommendation, wine tastings, positive reviews in various publications, select wine competitions and company-sponsored promotional activities in order to increase public awareness of our wines.

         Independent distributors market our wines throughout the United States, including the District of Columbia.

         Through our wholly owned subsidiary's purchase of Viansa Winery & Italian Marketplace, we are able to sell any wines produced by or for Viansa through the Viansa sales channels.


Customers


         Due to our sales and distribution strategy as described herein, we are not currently dependent on one or a few major customers.


Growth Strategy


         We intend to grow our operations through both internal initiatives and external acquisitions. The internal initiatives include developing new and innovative brands and alliances with noted artists that leverage their proprietary designs into award winning wine labels that produce a differentiated consumer product. We further intend to internally grow sales by providing a wider selection of brands and products for our sales force to introduce into the marketplace thereby reducing average sales cost per product and increasing product variety to our client base. We believe that by increasing our ability to provide an ever-growing inventory of brands and products, we will be able to increase our ability to provide wholesalers with better promotional advantages than our smaller peers. This could lead to an increased competitive position and drive internal growth. The external initiatives include targeting and subsequently acquiring small to mid-sized wineries and distressed brands or inventory, which we can assimilate into our business model. We believe that by assimilating the small to mid-sized wineries we can add brands to our portfolio, which we can introduce into our sales and marketing channels, which in turn, should provide wider public awareness and a greater level of sales.

         The following initiatives represent the internal and external transactions that we have recently initiated, developed, or acquired.

Launch of Cucina Viansa Brand

         We are currently in preliminary planning stages for the launch of a new wine brand, Cucina Viansa. The brand will consist of a line of mid-priced wines comprised of Cabernet Sauvignon, Chardonnay, Merlot, Pinot Grigio and Sangiovese, with targeted first year sales of approximately 45,000 cases. Promotion for the new product line will be focused on food and wine pairings, complementing the existing Cucina Viansa food line. As part of our integrated growth strategy to increase Tuscan Club membership and revenue from our on-site winery tasting room, we plan to use the wine club business and visitor e-mail list to promote awareness of Cucina Viansa as a nationally-distributed brand. The initial rollout of the brand in a select number of key markets is currently scheduled for April 2006.

Kirkland Sales and Marketing Agreement

         On June 1, 2003, we entered into a sales and marketing agreement with Kirkland Ranch Winery, a company based in Napa Valley, to represent their products on an exclusive commission basis through our sales and marketing group. The terms of the agreement call for the parties to pursue certain transactions relating to a proposed joint venture between the parties and for us to receive certain discounts on wine purchases.


The Artist Series of Fine Wines


         In order to complement our growth, we decided to create new brands based upon world-renowned artists to maximize brand name recognition while minimizing marketing costs. As part of this strategy, we entered into two agreements with renowned artists.

         On July 9, 2003, we entered into a license agreement with Guy Buffet to market an international collection of wines that blends Mr. Buffet's artistic talent with the winemaking talent of our winemakers. This collection of wines, each featuring a unique Guy Buffet designed label, initially featured California Chardonnay, Merlot, Cabernet Sauvignon, Sauvignon Blanc, and Shiraz from Australia. We launched this artist series during the fourth quarter of 2003 and terminated the agreement in the fourth quarter of 2005.

         On September 22, 2003, the Company entered into a license agreement with the Andy Warhol Foundation for the Visual Arts to market an international collection of wines. The agreement expires on December 31, 2006, and we plan to launch this artist series during the second half of 2006. Under the agreement, we were granted a non-exclusive license to use Andy Warhol's artwork throughout North America, in connection with our wine products. Specifically, we are entitled to use artwork and quotations created by Andy Warhol on our wine labels; use of such artwork and quotations must be pre-approved on a case by case basis by the Andy Warhol Foundation. Pursuant to the terms of the agreement, we are obligated to pay four percent (4%) of all net sales of the wine including Andy Warhol's artwork or quotes that we sell to the Andy Warhol Foundation. We are also required to pay minimum royalty fees to the Andy Warhol Foundation as follows: $40,000 on December 31, 2003, which has been paid; $45,000 on December 15, 2005; $135,000 on December 15, 2005; and $180,000 on
December 15, 2006. A portion of the proceeds from the sale of these art-inspired releases will benefit the Andy Warhol Foundation and its mission, fostering innovative artistic expression and advancing the visual arts through support of cultural organizations.

Gutsverwaltung Niederhausen Schlossbockenheim Sales and Marketing Agreement

         On February 1, 2004, the Company entered into a sales and marketing agreement with Gutsverwaltung Niederhausen Schlossbockenheim, a German winery ("Gutsverwaltung"). Gutsverwaltung produces and sells certain wines under the name Gutsverwaltung Niederhausen-Schlossboeckelheim. Pursuant to the agreement, we have the exclusive right to sell Gutsverwaltung's wines in North America, Asia, and duty free shops. The agreement expired on December 31, 2004, but automatically renews for successive one-year terms.

Acquisition of Dominion Wines International

         On February 17, 2003, we acquired a majority ownership interest in Dominion Wines International, an international sales and distributor of Australian-sourced wines sold under several Company-owned brands. We purchased 56% of Dominion's issued and outstanding shares in exchange for 694,850 shares of our common stock. In addition to the shares, we also received all rights and properties owned, possessed or controlled by Dominion, tangible or intangible, of every kind and description including all assets used by Dominion in connection with its business and operations as a going concern.


Acquisition of Kirkland Knightsbridge, LLC


         On April 21, 2004, the Company acquired 50% of Kirkland Knightsbridge, LLC, a California limited liability company ("KKLLC"), pursuant to a Capital Stock Contribution Agreement, dated as of April 21, 2004, by and among Kirkland Ranch, LLC, a California limited liability company, KKLLC, the Company and Mr. Larry Kirkland. Pursuant to the joint venture agreements, Kirkland Ranch contributed all of its assets and certain of its liabilities to the joint venture subsidiary, including all of the assets of the Kirkland Ranch Winery located in Napa Valley, California. Kirkland Knightsbridge has title and ownership to all of the Kirkland Ranch assets including, without limitation, 69 acres of vineyard land, a 57,000 square foot state-of-the-art winemaking facility, wine labels including Kirkland Ranch Winery and Jamieson Canyon, inventory, accounts receivable, intellectual property and general intangibles. In connection with the transaction, we entered into an exclusive distribution and marketing agreement with Kirkland Knightsbridge to sell wine and wine-related products under our labels with an initial annual minimum purchase requirement equal to $3 million. Under a separate bottling agreement, Kirkland Knightsbridge will serve as the exclusive bottler of our products in California.


Acquisition of 136.58 acres of land in Burnet, Texas


         On June 27, 2005 we purchased 136.58 acres of land in Burnet, Texas from Charles Trios, Trustee for Wynthrop Barrington, Inc. The property, located in the heart of Texas wine country near the LBJ resort communities of Horseshoe Bay and Marble Falls, currently includes approximately 130,000 square feet of office, warehouse and mixed used space. This includes one granite and block office building, five warehouse-style buildings and several smaller mixed-use buildings. The property recently appraised for approximately $6,000,000.

The acquisition also includes approximately $9,000,000 of finished and unfinished granite products. We are investigating improving the property by developing a commercial winery and vineyard in combination with a future residential development. A portion of this development will be funded from the proceeds of the sale of finished and unfinished granite product. The total purchase price for the property was $12,500,000, $2,500,000 of which was paid in cash at the closing and $10,000,000 of which was given in the form of a three-year Secured Convertible Term Note to Wynthrop Barrington, Inc. Interest on the Wynthrop Barrington Term Note is 7% annually; with $350,000 paid monthly in advance at the rate of $29,667 and the balance of the annual amount accruing at the stated rate. The Wynthrop Barrington Term Note may be converted into shares of common stock. The number of such shares to be issued shall be the number determined by dividing (i) the portion of the amount to be converted by
(ii) the then applicable fixed conversion price, which initially is $0.33 and is subject to adjustment for stock splits, reorganizations and other extraordinary events. We agreed to register all of the shares of common stock underlying the Wynthrop Barrington Term Note. We may prepay the Wynthrop Barrington Term Note under the same terms and conditions as set forth above for the Laurus Secured Convertible Term Note.


Viansa Winery & Marketplace


         On July 7, 2005, the Company completed its purchase of Viansa Winery, a California limited partnership, and La Fontana di Viansa, LLC, a California limited liability company, and thereby acquired Viansa Winery and Italian Marketplace, located in the Sonoma Valley of California. Upon the transaction's completion, effective at the close of business on July 7, 2005, the Company changed the name of the acquired entities to 360 Viansa, LLC ("Viansa"). Viansa currently produces over 50,000 cases annually, with a selection that includes 12 different Italian varietals and 11 California varietals. Currently, Viansa sells its wine directly to the consumer. Viansa is a major competitor in the Direct to Consumer lifestyle business, and engages in the catalog, e-commerce and wine club business, primarily building its database through customer purchases at its winery and via its website. The Company's strategy is to continue to expand its wine producing capacity of estate-bottled products and to expand its domestic and international sales and growth prospects of those goods through potential strategic alliances.


Competition


         The premium segment of the wine industry is intensely competitive. Our competitors produce table, premium and other wines in the United States, Europe, South Africa, South America, Australia and New Zealand. Our domestic competitors in the popular-premium and super-premium segments include Beringer Blass Wine Estates (Beringer, Meridian), Brown-Forman (Fetzer), Constellation Brands (Estancia, Talus, Vendange, Nathanson Creek), Diageo (Beaulieu Vineyards), Kendall-Jackson and the Wine Group (Glen Ellen). Our higher-priced wines compete with several hundred smaller California wineries, generally from Napa or Sonoma County, and with numerous foreign vintners that produce premium wines. In recent years some very large producers of primarily generic wines have introduced varietal wines in the growing premium wine market. Our wines also compete with other alcoholic and non-alcoholic beverages for shelf space in retail stores and for marketing focus by our independent distributors, all of which also carry other wine or beverage brands. Many of our domestic and international competitors have significantly greater resources, and as a result, there can be no assurance that we will be able to successfully compete with these competitors or that we will not face greater competition from other wineries and beverage manufacturers.

         At present, we do not have a single main competitor. Rather, we compete with different companies in different wine categories. In addition, we compete with various beverage companies for shelf space in retail stores that carry wine or other beverage brands. We have a relatively small competitor position within the industry, but we believe that as we execute upon our business strategy, our relative position within the industry should rise.


Industry Taxes and Costs


         The United States Government imposes a federal excise tax of $2.55 per case on table wine. In addition, various states (including California) also impose excise taxes on wine. There can be no guarantee that the federal or state governments will not increase excise tax on wines in the near future.

Employees


         As of December 20, 2005, we have five full-time employees based throughout the United States, an additional 86 full-time employees working for 360 Viansa, LLC at Viansa Winery & Italian Marketplace and an additional 18 full-time employees working for Kirkland Knightsbridge, LLC.


Regulatory Environment

Regulation; Permits and Licenses


         The wine industry is subject to extensive regulation by the Federal Alcohol and Tobacco Tax and Trade Bureau, various foreign agencies and state and local liquor authorities. These regulations and laws dictate such matters as licensing requirements, trade and pricing practices, permitted distribution channels, permitted and required labeling, advertising restrictions and relations with wholesalers and retailers. Expansion of our existing facilities and development of new vineyards and wineries may be limited by present and future zoning ordinances, environmental restrictions and other legal requirements. In addition, new regulations or requirements or increases in excise taxes, sales taxes or international tariffs, could materially adversely affect our financial results. Currently, however, we believe we are in compliance with all currently applicable federal and state regulations.


                             DESCRIPTION OF PROPERTY


         Our principal corporate office is located at One Kirkland Ranch Road, Napa, California 94558. The property is owned by Kirkland Knightsbridge, LLC, our joint venture subsidiary, and has an existing mortgage securing a $20,000,000 loan. The property consists of 69 acres of vineyard land and a 57,000 square-foot winemaking facility. The winery's facility was built in 1998. The vineyards are planted with both red and white French and Italian grape varieties.
         By virtue of our acquisition of Viansa, we also own Viansa Winery and Italian Marketplace located in Sonoma, California, Enoteca Viansa at 334 Grant Street, San Francisco, California, and Cucina Viansa at 400 First Street East Sonoma, California. The Viansa Winery property and the Cucina Viansa property are encumbered by an existing mortgage. The winery located in Sonoma is built in the style of an Italian villa. The property is divided between a hospitality center, vineyards and an olive orchard. The production facility is located in a warehouse in the city of Sonoma, and is not located on the property.

         On June 27, 2005 we purchased 136.58 acres of land in Burnet County, Texas from Charles Trios, trustee for Wynthrop Barrington, Inc. The Texas winery property is encumbered by an existing mortgage. The property consists of roughly 130,000 square feet of office warehouse and mixed-use space. This includes one granite and block office building, five warehouse-style buildings and several smaller mixed-use buildings.

         Pursuant to the debt financing with Laurus, if we default in our obligations to them, they can take possession of the Sonoma County and Texas properties, or offer them for sale.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

         The following table sets forth the names and ages of our directors and executive officers as of December 20, 2005. There are no family relationships among our directors and executive officers. Also provided herein are brief descriptions of the business experience of each director and executive officer during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the federal securities laws.

         NAME                       AGE            POSITION
         ----                       ---            --------
         Joel Shapiro               34             Chief Executive Officer

         Lynn Fetterman             58             Chief Operating  Officer
                                                    and Chief Financial Officer

         Jay Essa                   62             Executive Vice President
                                                    of Sales

         Charles D. Marin           41             Executive Vice President
                                                    and Director of Finance

         Anthony J. A. Bryan        82             Non-Executive Chairman,
                                                    Director

         Michael Jeub               62             Director


         JOEL SHAPIRO, Chief Executive Officer. Joel Shapiro is our Chief Executive Officer, a position he has held since August 1, 2003. Mr. Shapiro has been with the Company since October 2002. Prior to joining us, Mr. Shapiro was President of JS Capital LLC from 2000-2002, a finance boutique that specialized in mergers and acquisitions and public corporate finance, and which is no longer an active company. From 1992 to 2000, Mr. Shapiro worked as a trader at the investment banking firm of M.H. Meyerson & Company. Mr. Shapiro received his Bachelors of Science degree from Rutgers University and his Masters Degree in Business Administration from Rutgers University Graduate School of Business.

         LYNN FETTERMAN, Chief Operating Officer and Chief Financial Officer. Lynn Fetterman joined the Company in October 2005 as our Chief Operating Officer and Chief Financial Officer. Between 2003 and 2005, Mr. Fetterman was the Chef Financial Officer of Nicola International, Incorporated, a Los Angeles, California-based supplier or olives and other gourmet specialty food products to the foodservice and retail markets. During the prior year, he was a partner in the Orange County, California practices of Tatum CFO Partners, LLP, a national partnership of chief financial officers and senior general managers who provide financial and business consulting services to early stage companies, middle market companies, and large corporations. Between 2000 and 2001, Mr. Fetterman served as the Executive Vice President, Finance and Administration of the ConAgra Grocery Products unit of ConAgra, Inc. For the prior ten years, he served in senior management with Canandaigua Brands, Inc., and Canandaigua Wine Company of Constellation Brands, Inc. for its table wine business. Mr. Fetterman received his Bachelor of Arts in Accounting from Thiel College in Greeneville, Pennsylvania.

         CHARLES D. MARIN, Executive Vice President and Director of Finance. Charles Marin is our Director of Finance, a position he has held since November 2004. He has over 16 years of accounting experience, including eight years of financial management experience in the wine industry specializing in Napa Valley vineyards. Prior to joining us, from March 1999 to June 2000 he was the Accounting Manager and from June 2000 to August 2002 he was the Controller with Domaine Chandon, an international sparkling wine house, and he was the Controller from September 2002 to August 2003 at Roundhill Cellars, a nationally distributed wine producing company. With these companies he managed the day-to-day finance functions, international consolidations, budgeting and forecasting, contract review, and procedural development. Prior to working in the wine industry, Mr. Marin held positions in public accounting, construction and the service industries. Mr. Marin is a graduate of the University of California at Davis with an accounting accreditation from the University of Washington in Seattle.

         JAY ESSA, Executive Vice President of Sales. Jay Essa is our Executive Vice President of Sales, a position he had held since November 2004. Previously, from October 2003 to November 2004 Mr. Essa was our Vice President of National Accounts, where he was instrumental in the development and expansion of sales and marketing team. Prior to joining us, Mr. Essa was Vice President of Sales and Marketing for Golden State Vintners from September 2001 to September 2003. Prior to that, Mr. Essa was Vice President International Marketing and Western Division Manager for Palm Bay Imports from September 1999 to September 2001. Before joining Palm Bay, Mr. Essa was President and CEO of Geerlings & Wade, Inc. (NASDAQ: GEER). Previously he was Managing Director in Europe for E&J Gallo Winery where he was responsible for development and management of operations in 18 countries. He has also served as E&J Gallo Winery's Managing Director in UK & Ireland, General Manager of Gallo Sales Company, Regional Manager of Vintage Wine Division in California and a General Sales Manager for both Mountain Wine and Valley Winners. Mr. Essa graduated from the Pasadena City College in Pasadena, California where he majored in English Literature.

         ANTHONY J.A. BRYAN, Non-Executive Chairman of the Board. Mr. Bryan currently serves as our non-executive Chairman of the Board, a position that he has held since November 4, 2004. Mr. Bryan first joined the Company in November 2003 as a Director. He also serves as non-executive Vice-Chairman of the Board for Astrata Group Incorporated, a publicly traded company in the telematics and geomatics sectors of the GPS industry, which position he has held since June 2005, having initially served as its Chairman of the Board since January 2005. Mr. Bryan is the former Chairman and CEO of Copperweld Corporation, a bimetallic wire and steel tubing company, and the former CEO of Cameron Iron Works, a company in the oil service business. He has also served on the Boards of Directors of Federal Express Corporation, between 1987 and 1996; Chrysler Corporation (now, DaimlerChrysler Corporation), between 1975 and 1991); The PNC Financial Services Group, Inc., between 1978 and 1989; ITT Corporation; Koppers Inc.; Hamilton Oil Company Ltd.; First City National Bank of Houston; Imetal; and as Chairman of the Executive Committee of Hospital Corporation International (formerly the international division of Hospital Corporation of America), between 1991 and 1992. Mr. Bryan received his Master Degree in Business Administration from the Harvard Business School.

         MICHAEL L. JEUB, Director, and Chairman of the Audit Committee. Michael
L. Jeub is one of our directors and has served in this capacity since July 2004. Mr. Jeub is currently a Partner with the San Diego office of Tatum Partners, a national firm of chief financial officers and chief information officers. Mr. Jeub has been on assignment as Chief Financial Officer for Road Runner Sports from January 2005 to the present. From June 2002 to October 2003, Mr. Jeub served as Chief Financial Officer and Vice President of Finance for The Immune Response Corporation, a biotech company co-founded by Jonas Salk. Prior to joining Tatum Partners, Mr. Jeub was Senior Vice-President and CFO of Jenny Craig International, a $350,000,000 NYSE company for five years. Previously, Mr. Jeub was Senior Vice-President and Chief Financial Officer of National Health Laboratories, a NYSE company, at which he was the financial liaison with the controlling investor. Mr. Jeub also served first as Chief Financial Officer and then as President of Medical Imaging Centers of America, a publicly held chain of freestanding imaging centers and hospital leased imaging centers. Mr. Jeub spent 18 years with International Clinical Laboratories, a publicly held national chain of medical testing facilities. Mr. Jeub began his career at ICL as regional controller, was promoted to Chief Financial Officer during the bulk of his tenure and was President-ICL East for the last two years. Mr. Jeub was responsible for SEC filings and analyst presentations at ICL. Mr. Jeub holds a Bachelor of Science in Accounting from California State Polytechnic University-Pomona. Upon graduation, Mr. Jeub joined Ernst & Young LLP where he earned his CPA Certificate.

Audit Committee

         Our Audit Committee is composed of Michael Jeub and Anthony J.A. Bryan. The Audit Committee focuses its efforts on assisting our Board of Directors to fulfill its oversight responsibilities with respect to our:

         o quarterly and annual consolidated financial statements and financial information filed with the Securities and Exchange Commission;

         o        system of internal controls;

         o        financial accounting principles and policies;

         o        internal and external audit processes; and

         o        regulatory compliance programs.

         The committee meets periodically with management to consider the adequacy of our internal controls and financial reporting process. It also discusses these matters with our independent auditors and with appropriate financial personnel employed by us. The committee reviews our financial statements and discusses them with management and our independent auditors before those financial statements are filed with the Securities and Exchange Commission.

         The committee has the sole authority to retain and dismiss our independent auditors and periodically reviews their performance and independence from management. The independent auditors have unrestricted access and report directly to the committee.

Audit Committee Financial Expert

         The Board of Directors has determined and Mr. Jeub has agreed to serve as the Audit Committee's financial expert. We believe that Mr. Jeub is independent, as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities and Exchange Act. Because we are not a listed issuer, the members of the Audit Committee are not subject to the independence requirements of any national securities exchange or association. Notwithstanding, we believe that all of our Audit Committee members satisfy the independence requirements of the Nasdaq Stock Market and the American Stock Exchange.


                             EXECUTIVE COMPENSATION


         The following sets forth the annual and long-term compensation for services in all capacities to us for the fiscal years ended December 31, 2004, 2003 and 2002 for each person who served as our Chief Executive Officer during the last completed fiscal year and the other most highly compensated executive officers with annual compensation in excess of $100,000 for the fiscal year.


                           Summary Compensation Table


                                                                             Long Term
                                             Annual Compensation        Compensation Awards
                                                                      Restricted    Securities
                                                                    Stock Awards    Underlying             All Other
Name and Principal Position           Year   Salary ($)   Bonus ($)           (#)   Options (#)     Compensation ($)
---------------------------           ----   ----------   ---------           ---   -----------     ----------------
Joel Shapiro                          2004           --          --            --            --             $159,500(6)
Chief Executive Officer(1)            2003           --          --            --            --             $114,500(6)
                                      2002           --          --            --            --                   --

Lynn Fetterman                        2004           --          --            --            --                   --
Chief Financial Officer and Chief     2003           --          --            --            --                   --
Operating Officer(2)                  2002           --          --            --            --                   --

Joseph Carr                           2004      139,375          --        20,000       100,000                   --
President(1)(3)                       2003      125,000          --            --            --                   --
                                      2002           --          --            --            --                   --

Jay Essa                              2004      117,500          --        20,000            --                   --
Executive Vice President of           2003           --          --            --            --                   --
Sales(4)                              2002           --          --            --            --                   --

Charles Marin                         2004      100,000          --        10,000            --                   --
Executive Vice President and          2003           --          --            --            --                   --
Director of Finance(5)                2002           --          --            --            --                   --

(1) Joseph Carr replaced Joel Shapiro as President in September 2004. Mr. Shapiro was also the Company's Chairman of the Board until he was replaced by Anthony J.A. Bryan in November 2004.

(2) On November 4, 2005, Lynn Fetterman was appointed as Chief Financial Officer and Chief Operating Officer.

(3) Joseph Carr was our Executive Vice President of Sales from August 2003 until September 2004, when he was promoted to President. Pursuant to the terms of Mr. Carr's employment agreement for his position as President, he was entitled to $155,000 annual compensation. Mr. Carr was removed from the position as President in June 2005 and, until autumn of 2005, was replaced by Jon Sebastiani.

(4) Jay Essa replaced Joseph Carr as the Company's Executive Vice President of Sales in September 2004.

(5) Charles Marin was promoted to Executive Vice President and Director of Finance in November 2004.

(6) In 2003 and 2004, we paid $114,500 and $159,500, respectively, to Joel Shapiro as a consultant.

                      Option/SAR Grants in Last Fiscal Year

                               (Individual grants)



---------------------   --------------   ------------------   ------------------   ---------------
Name                    Number of        Percent of Total     Exercise or Base     Expiration date
                        Securities       Options/SARs         price ($/SH)
                        Underlying       Granted to
                        Options/SARS     Employees in
                        Granted (#)      Fiscal Year
---------------------   --------------   ------------------   ------------------   ---------------
Joel Shapiro                    --                --                  --                  --
---------------------   --------------   ------------------   ------------------   ---------------
Lynn Fetterman                  --                --                  --                  --
---------------------   --------------   ------------------   ------------------   ---------------
Joseph Carr                  100,000            25.64%               1.05               6/27/17
---------------------   --------------   ------------------   ------------------   ---------------
Jay Essa                        --                --                  --                  --
---------------------   --------------   ------------------   ------------------   ---------------
Charles Marin                   --                --                  --                  --
---------------------   --------------   ------------------   ------------------   ---------------

Aggregated Option/SAR Exercised And Fiscal Year-End Option/SAR Values

         None of the executive officers named in the tables above exercised options or SARs during the last fiscal year.

Compensation of Directors

         Our directors who are employees do not receive any compensation from us for services rendered as directors. Each of our non-employee directors receives $1,000 a month for serving on the Board of Directors and an additional $1,000 per committee meeting and for service on a committee of the Board of Directors. There are currently two standing Board committees, an audit committee and a compensation committee. Cash fees to be paid to directors have not been paid as of December 20, 2005 and are currently accruing. In addition, each non-employee director is entitled to reimbursement of travel expenses. On November 22, 2004, Anthony J.A. Bryan received an additional grant of 325,000 shares of our common stock and Phillip E. Pearce, a former director, received an additional grant of 400,000 shares of our common stock. These shares are subject to forfeiture if the corresponding directorship is terminated before the one-year issuance anniversary or if certain performance criteria, to be determined, have not been met. The agreement with Mr. Pearce, a former director, was modified to allow for his retention of 400,000 shares issued to him. On July 8, 2004, Mr. Jeub received a warrant to purchase 120,000 shares of our common stock exercisable for a period of five years from the date of issuance, with an exercise price of $1.05 per share. The warrant vests on a monthly rate of 10,000 shares beginning on July 14, 2004.

         Non-employee directors may in the future be granted incentive-based stock compensation.

Employment Agreements

         On February 20, 2003, we entered into an employment agreement with Paul Gardner as one of our executive officers effective March 1, 2003. Pursuant to the share exchange and reverse acquisition with Tech-Net Communications, Inc., that we completed on August 1, 2003, Mr. Gardner also became our Chief Marketing Officer. Mr. Gardner's compensation was $125,000 (Australian Dollars) (US $94,155 at March 31, 2004) per annum along with other similar employee benefits as offered to employees of the Company. In addition, Mr. Gardner received 986,700 shares of the Company's common stock valued at $22,800. On April 16, 2004, we mutually agreed to terminate our relationship with Mr. Gardner. As part of their mutual agreement, the Company agreed to pay Mr. Gardner approximately $50,700 as salary and expenses and Mr. Gardner agreed to wave his severance package.

         On August 3, 2004 we entered into an employment agreement with Jay Essa as our Executive Vice President effective September 24, 2004. Mr. Essa's compensation includes a base salary of $130,000 per annum along with employee benefits as offered to employees of the Company. Mr. Essa also received 100,000 shares of common stock of the Company.

         On October 8, 2004 we entered into an employment agreement with Charles
D. Marin as our Executive Vice President effective November 1, 2004. Mr. Marin's compensation includes a based salary of $100,000 per annum along with employee benefits as offered to employees of the Company. Mr. Marin also received 75,000 shares of common stock of the Company valued at $30,750.

         On June 29, 2005, we entered into an employment agreement with Mr. Sebastiani. In connection with our offer of employment, we agreed to issue to him 50,000 shares of common stock and a five-year warrant to purchase 500,000 shares of common stock, exercisable at $5.00 per share. The warrant was to vest quarterly on a pro rata basis at an annual rate of 100,000 shares. For a variety of reasons, in autumn of 2005, our employment relationship with Mr. Sebastiani broke down. We and his representatives are currently in discussions concerning such relationship.

         As of November 4, 2005, Lynn Fetterman became employed as our Chief Financial Officer and Chief Operating Officer. Mr. Fetterman's compensation includes a base salary of $174,061 per annum along with employee benefits as offered to employees of the Company. Mr. Fetterman also received 7,500,000 shares of common stock of the Company valued at $375,000.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth, as of December 20, 2005, the beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of our common stock and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 51,786,392 shares of common stock issued and outstanding as of December 20, 2005. Our common stock is our only issued and outstanding voting security.

                                                               Amount and Nature of
                     Name and Address                         Beneficial Ownership (1)         Percent of Class
----------------------------------------------------          ------------------------         ----------------
Executive Officers and Directors:
Lynn Fetterman                                                       7,500,000                      13.7%
2470 South Coast Highway, Apt. D
Laguna Beach, CA 92651

Joel Shapiro                                                         6,625,225                      12.8%
One Kirkland Ranch Road
Napa, California 94558

Anthony J. A. Bryan                                                    600,000                       1.2%
2525 North Ocean Blvd
Gulfstream, FL 33483

Jay Essa                                                               695,000                       1.2%
1644 Black Fox Canyon Road
Henderson, NV 89052

                                                               Amount and Nature of
                     Name and Address                         Beneficial Ownership (1)         Percent of Class
----------------------------------------------------          ------------------------         ----------------
Charles D. Marin                                                       595,000                       1.1%
1 Kirkland Ranch Rd
Napa, CA 94558

Michael Jeub                                                           120,000(2)                       *
12959 Chaparral Ridge Rd
San Diego, CA 92130

All Directors and Executive Officers (seven persons)                16,135,225                      31.10%
More than 5% Beneficial Owners:
Gryphon Master Fund, L.P.                                            4,576,269(4)                    8.8%
100 Crescent Court, Suite 490
Dallas, Texas 75201

Laurus Master Fund, Ltd.                                             4,193,329(5)                    8.1%
825 Third Avenue, 14th Fl.
New York, New York 10022

Larry Kirkland                                                       4,255,320(6)                    8.2%
One Kirkland Ranch Road
Napa, CA 94558

Redwood Grove Capital Management, LLC                                2,700,000                       5.2%
The Transamerica Pyramid
600 Montgomery Street, 4th Floor
San Francisco, CA 94111

Armadillo Investments PLC                                            7,272,727                      14.0%
C/O Pearl Investment Mgmt Svcs Ltd., 6th FL
Great Cumberland Place
London, UK W1H7AL

* Constitutes less than 1%


       --------------


(1) As used in this table, "beneficial ownership" means the sole or shared voting power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

(2) Includes 120,000 shares subject to warrants exercisable as of the date set forth above or within 60 days after such date.

(3) Based on the Schedule 13G/A filed with the SEC on February 2, 2005 by Gryphon Master Fund, L.P., Gryphon Partners, L.P., Gryphon Management Partners, L.P., Gryphon Advisors, L.L.C. and E.B. Lyon, IV. The number of shares consists of shares of the Company's Common Stock underlying the Company's 7.5% Senior Secured Convertible Note and warrants to purchase shares of the Company's common stock, which shares, pursuant to Rule 13d-3(d)(1)(i)(D) promulgated under the Securities Exchange Act of 1934, as amended, are deemed to be outstanding for the purpose of computing the percentage of outstanding shares of the Company's common stock for the beneficial owner. The shares are owned directly by Gryphon Master Fund, L.P.. The General Partner of Gryphon Master Fund, L.P. is Gryphon Partners, L.P., which may be deemed to be the beneficial ownership owner of all such shares of Common Stock owned by Gryphon Master Fund, L.P. The General Partner of Gryphon Partners, L.P., is Gryphon Management Partners, L.P., which may be deemed to be the beneficial owner of all such shares of owned by Gryphon Master Fund, L.P. The General Partner of Gryphon Master Fund, L.P. is Gryphon Advisors, L.L.C., which may be deemed to be the beneficial owners of all such shares of common stock owned by Gryphon Master Fund, L.P. E.B. Lyon, IV controls Gryphon Advisors, L.L.C. and may be deemed to be the beneficial owner of all such shares owned by Gryphon Master Fund, L.P. Each of Gryphon Partners, L.P., Gryphon Management Partners, L.P., Gryphon Advisors, L.L.C. and Mr. Lyon disclaims any beneficial ownership of any such shares owned by Gryphon Master Fund, L.P.

(4) Based on the Schedule 13G filed with the SEC on August 4, 2005 by Laurus Master Fund, Ltd. and filed on behalf of Laurus Capital Management, LLC, Eugene Grin and David Grin. Laurus Capital Management, LLC manages Laurus Master Fund, Ltd. Eugene Grin and David Grin are the sole members of Laurus Capital Management, LLC. Includes 25,000,000 shares subject to warrants and 16,492,436 shares subject to convertible notes exercisable as of the date set forth above or within 60 days after such date.

(6) Based on the Schedule 13D filed with the SEC on March 18, 2005 by Larry Kirkland.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         On September 24, 2004, Gryphon Master Fund, L.P., Warren W. Garden, P.C., and Joel Shapiro, our Chief Executive Officer and former Chairman entered into a Stock Pledge Agreement, pursuant to which Mr. Shapiro pledged 3,000,000 of his personally owned shares of our common stock. The agreement secures the payment of all of our obligations existing under the Debt Restructuring Agreement and the Promissory Note dated September 24, 2004, issued by us to Gryphon. These shares were transferred to Gryphon and are being registered herein. On September 24, 2005, the closing sales price of our common stock as reported by OTC Bulletin Board was $0.88 per share. Based on that price, the shares were valued at $2,640,000.

         Pursuant to a Pledge Agreement dated September 30, 2004 between Joel Shapiro and Longview Fund, LP, Longview Equity Fund, LP and Longview International Equity Fund, LP, Mr. Shapiro pledged 250,000 of his personally owned shares of our common stock as security for the performance of our obligations under the Note Purchase Agreement, the notes granted pursuant thereto, and the Amended Agreement with Longview. Upon foreclosure under the Pledge Agreement, the pledged shares shall be deemed registrable securities, and such pledged shares shall be registered with the Securities and Exchange Commission in accordance with the terms, conditions and provisions of the Note Purchase Agreement. On September 30, 2004, the closing sales price of our common stock as reported by OTC Bulletin Board was $0.90 per share. Based on that price, the shares were valued at $225,000.


                            DESCRIPTION OF SECURITIES


         Our authorized capital consists of 100,000,000 shares of common stock, $.001 par value per share, and no shares of preferred stock. As of December 20, 2005, there were outstanding 51,786,392 shares of common Stock and no shares of preferred stock.

Common Stock

         The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. The holders of our common stock are entitled to receive such dividends, if any, as may be declared from time to time by our Board of Directors, in its discretion, from funds legally available therefore. Upon liquidation or dissolution, the holders of our common stock are entitled to receive, pro rata, assets remaining available for distribution to stockholders. Our common stock has no cumulative voting, preemptive or subscription rights and is not subject to any future calls. There are no conversion rights or redemption or sinking fund provisions applicable to shares of our common stock. All of the outstanding shares of our common stock are fully paid and nonassessable.

                                 DIVIDEND POLICY

         It is the policy of our Board of Directors to retain our earnings for use in our day-to-day operations and expansion of our operations. We have not declared any dividends on our common stock since our formation, nor do we intend to declare any dividends in the foreseeable future.

                          MARKET FOR COMMON EQUITY AND
                           RELATED STOCKHOLDER MATTERS

         Our common stock is currently quoted on the OTC Bulletin Board under the symbol "TGWC." Our common stock originally traded under the symbol "TNTC," and from September 25, 2003 to February 24, 2005, the date on which our name changed from Knightsbridge Fine Wines, Inc. to 360 Global Wine Company, it traded under the symbol "KFWI."

         The following table sets forth the high and low bid prices for our common stock for the periods indicated, as reported by Yahoo!(R) Finance. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not necessarily represent actual transactions. The following table sets forth the quarterly high and low bid prices for our common stock as of the share exchange and reverse acquisition of Knightsbridge Fine Wines, Inc. on August 1, 2003. The prices set forth below represent interdealer quotations, without retail markup, markdown or commission and may not be reflective of actual transactions.

Fiscal Quarter                                           High           Low
--------------                                           ----           ---

Fourth Quarter 2003                                      $3.95          $1.16

First Quarter 2004                                       $2.90          $1.69
Second Quarter 2004                                      $2.53          $0.83
Third Quarter 2004                                       $1.28          $0.46
Fourth Quarter 2004                                      $0.97          $0.27

First Quarter 2005                                       $0.61          $0.32
Second Quarter 2005                                      $0.60          $0.22
Third Quarter 2005                                       $0.34          $0.05
Fourth Quarter to December 22, 2005                      $0.09          $0.03


         At December 20, 2005, there were 71 holders of record of the common stock. This number excludes any estimate of the number of beneficial owners of shares held in street name, the accuracy of which cannot be guaranteed.

Penny Stock Rules

         The Securities and Exchange Commission (the "SEC") has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or traded on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction (by a person other than an established customer or an "accredited investor") in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the SEC shall require by rule or regulation.

         The broker-dealer also must provide, prior to effecting any transaction (by a person other than an established customer or an "accredited investor") in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

         In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

         These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling our securities.


Securities Authorized for Issuance under Equity Compensation Plans


         The following table provides information as of December 31, 2004 with respect to compensation plans (including individual compensation arrangements) under which any of our equity securities are authorized for issuance:



                                           Number of securities     Weighted-average        Number of securities
                                           to be issued upon        exercise price of       remaining for future
                                           exercise of              outstanding options,    issuance under equity
                                           outstanding options,     warrants and rights     compensation plans
                                           warrants and rights
------------------------------------------ ------------------------ ----------------------- --------------------------
Equity compensation plans approved by                -0-                     N/A                        0
security holders
------------------------------------------ ------------------------ ----------------------- --------------------------
Equity compensation plans not approved           100,000(1)                 $1.50                       0
by security holders
------------------------------------------ ------------------------ ----------------------- --------------------------
Equity compensation plans not approved            25,000(2)                  1.90                       0
by security holders
------------------------------------------ ------------------------ ----------------------- --------------------------
Equity compensation plans not approved            25,000(3)                  1.90                       0
by security holders
------------------------------------------ ------------------------ ----------------------- --------------------------
Equity compensation plans not approved            40,000(4)                  2.01                       0
by security holders
------------------------------------------ ------------------------ ----------------------- --------------------------
Equity compensation plans not approved            10,000(5)                  2.00                       0
by security holders
------------------------------------------ ------------------------ ----------------------- --------------------------
Equity compensation plans not approved            15,000(6)                  2.00                       0
by security holders
------------------------------------------ ------------------------ ----------------------- --------------------------
Equity compensation plans not approved            20,000(7)                  0.86                       0
by security holders
------------------------------------------ ------------------------ ----------------------- --------------------------
Equity compensation plans not approved            10,000(8)                  0.90                       0
by security holders
------------------------------------------ ------------------------ ----------------------- --------------------------
Equity compensation plans not approved            15,000(9)                  0.92                       0
by security holders
------------------------------------------ ------------------------ ----------------------- --------------------------
Equity compensation plans not approved           100,000(10)                 1.05                       0
by security holders
------------------------------------------ ------------------------ ----------------------- --------------------------
Equity compensation plans not approved            20,000(11)                 0.90                       0
by security holders
------------------------------------------ ------------------------ ----------------------- --------------------------
TOTAL                                            380,000                    $1.45                       0

(1) We issued these warrants to purchase an aggregate of 100,000 shares of our common stock, which warrants entitle the holder to purchase shares of our common stock for a period of five years from the date of issuance at a price of $1.50 per share pursuant to a consulting agreement dated November 24, 2003.

(2) We issued these options, which entitle the holder to purchase shares of our common stock for a period of five years until February 16, 2009 at a price of $1.90 per share pursuant to the recipient's employment agreement.

(3) We issued these options, which entitle the holder to purchase shares of our common stock for a period of five years until February 16, 2009 at a price of $1.90 per share pursuant to the recipient's employment agreement.

(4) We issued these options, which entitle the holder to purchase shares of our common stock for a period of five years until February 8, 2009 at a price of $2.01 per share pursuant to the recipient's employment agreement.

(5) We issued these options, which entitle the holder to purchase shares of our common stock for a period of ten years until January 5, 2015 at a price of $2.00 per share pursuant to the recipient's employment agreement.

(6) We issued these options, which entitle the holder to purchase shares of our common stock for a period of ten years until January 5, 2015 at a price of $2.00 per share pursuant to the recipient's employment agreement.

(7) We issued these options, which entitle the holder to purchase shares of our common stock for a period of ten years until October 14, 2014 at a price of $0.86 per share pursuant to the recipient's employment agreement.

(8) We issued these options, which entitle the holder to purchase shares of our common stock for a period of ten years until July 2, 2014 at a price of $0.90 per share pursuant to the recipient's employment agreement.

(9) We issued these options, which entitle the holder to purchase shares of our common stock for a period of ten years until October 2, 2014 at a price of $0.92 per share pursuant to the recipient's employment agreement.

(10) We issued these options, which entitle the holder to purchase shares of our common stock for a period of ten years until June 27, 2014 at a price of $1.05 per share pursuant to the recipient's employment agreement.

(11) We issued these options, which entitle the holder to purchase shares of our common stock for a period of ten years until July 2, 2014 at a price of $0.90 per share pursuant to the recipient's employment agreement.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         The following discussion should be read in conjunction with our consolidated financial statements and related notes and the other financial information included elsewhere in this prospectus.

A Note About Forward-Looking Statements

         From time to time, information provided by us, statements made by our employees, or information included in our filings with the Securities and Exchange Commission, including this prospectus, may contain statements which are not historical facts and are so called "forward looking statements" that involve risks and uncertainties. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this prospectus, the terms "anticipates," "expects," "estimates," "intends," "believes" and other similar terms as they relate to us or our management are intended to identify such forward looking statements. Our actual future results may differ significantly from those stated in any forward-looking statements. Factors that may cause such differences include, but are not limited to: (i) reduced consumer spending or a change in consumer preferences, which could reduce demand for our wines; (ii) competition from numerous domestic and foreign wine producers which could affect our ability to sustain volume and revenue growth; (iii) interest rates and other business and economic conditions which could increase significantly the cost and risks of borrowings associated with present and projected capital projects; (iv) the price and availability in the marketplace of grapes meeting our quality standards and other requirements;
(v) the effect of weather, agricultural pests and disease and other natural forces on growing conditions and, in turn, the quality and quantity of grapes produced by us; and (vi) regulatory changes which might restrict or hinder the sale and/or distribution of alcoholic beverages. Each of these factors, and other risks pertaining to us, the premium wine industry and general business and economic conditions, are more fully discussed herein and from time to time in other filings with the Securities and Exchange Commission.


Liquidity and Cash Resources


         At December 15, 2005, we had a cash balance of $15,185. We expect to achieve operating positive cash flow no earlier than June of 2006. However, there is no assurance that we will achieve positive cash flow. Additionally, we are in default on our short-term notes payable. As a result, we will be required to raise substantial amounts of cash during 2005. There can be no assurance that we will be successful in our efforts and any failure to raise such monies would have a material negative effect on our business and operations.

Significant Accounting Policies


Principles of Consolidation


         The accompanying consolidated financial statements include the accounts of the acquired entities since their respective dates of acquisition. All significant inter-company amounts have been eliminated. This includes Kirkland Knightsbridge, LLC. The Company does not have voting control, it is shared with its joint venture partner, but management has concluded that it must be consolidated under the principles set-forth in FASB Interpretation No. 46 (Revised) - Consolidation of Variable Interest Entities ("FIN 46(R)").

         Voting control of Kirkland Knightsbridge, LLC is split between 360 Global Wine and Kirkland Ranch. Pursuant to the Operating Agreement of Kirkland Knightsbridge, LLC, we were granted disproportionate control over certain budgetary and expenditure matters while Kirkland Ranch has disproportionate control over certain operating matters. Although we do not have voting control, management has concluded that it must be consolidated under the principles set forth in FIN 46(R) The reasons for consolidation, which are explained further below, are the fact that we are responsible for maintaining the value of its initial capital contribution to Kirkland Knightsbridge, LLC, which was made in the form of common stock, and the fact that substantially all of Kirkland Knightsbridge, LLC's activities involve or are conducted on behalf of 360 Global Wine whose obligations to absorb the expected losses of Kirkland Knightsbridge, LLC exceed that of Kirkland Ranch.

         Ownership interests in Kirkland Knightsbridge, LLC are based on the maintenance of capital accounts, rather than shares as would be the case with a corporation. The minority interest in Kirkland Knightsbridge, LLC as shown on the balance sheet represents the joint venture partner's share of Kirkland Knightsbridge, LLC's net assets based on the partner's capital account. As described in EITF Issue No. 98-2 - Accounting by a Subsidiary or Joint Venture for an Investment in the Stock of Its Parent Company of Joint Venture Partner, there is no consensus as to the methodology under generally accepted accounting principles for eliminating parent company stock owned by a consolidated, partly owned subsidiary. Because Kirkland Knightsbridge, LLC owns a material amount of our stock, any policy adopted by 360 Global Wine in this unsettled area is a particularly significant accounting policy.

         As of the date of this filing, almost the entirety of Kirkland Knightsbridge, LLC's activities involve and are conducted on behalf of 360 Global Wine. Kirkland Knightsbridge, LLC maintains the right to conduct independent bottling and storage of third party wines, but it has been conducting minimal third party work since the creation of the joint venture. In addition, Kirkland Knightsbridge, LLC is the production facility which produces Napa Valley, Central Coast and California Appellation products which are sold solely by 360 Global Wine. The brands owned by Kirkland Knightsbridge, LLC are sold through channels which are developed by 360 Global Wine. Kirkland Knightsbridge, LLC exists to fill the needs of the distribution channels opened by 360 Global Wine.

         Under the terms of the Kirkland Knightsbridge, LLC's governing document, 360 Global Wine and the Kirkland Ranch share equally in all gains and losses of our common stock which is owned by Kirkland Knightsbridge, LLC. However, we have guaranteed a minimum value to the stock, which will eventually be distributed to the Kirkland Ranch. Because we will receive full credit in our capital account for any payment of the guarantee, and the Kirkland Ranch will be charged with the full fair value of the stock withdrawn, our policy is to eliminate half of the common stock owned by Kirkland Knightsbridge, LLC as treasury stock, valued at the date of the acquisition and to eliminate the other half as minority interest.

         In connection with the operations of the joint venture and subject to the occurrence of certain events, we are required to make additional cash capital contributions in order to fund the budget of the joint venture for certain business purposes. Such cash contributions include but are not limited to certain principal and interest payments owned under the Travelers Note through April 21, 2007, to the extent not previously paid from cash at closing. We also agreed, solely upon occurrence of non-payment of principal and interest payments owed under the Travelers Note, to risk forfeiture of our membership interest in Kirkland Knightsbridge, LLC.

         Because of the requirement for 360 Global Wine to make additional capital contributions to fund certain operating expenses and debt payments, and the requirement to make additional capital contributions should the shares of our common stock owned by Kirkland Knightsbridge, LLC be worth less than $10,000,000 on April 27, 2007, 360 Global Wine would incur the majority of Kirkland Knightsbridge, LLC's "expected losses" as defined by FIN 46(R). We believe this is true despite sharing of income and losses between 360 Global Wine and Kirkland Ranch on an equal basis. This basic equal sharing of income and loss results in "expected losses" and any relatively small overall losses being shared equally. The equal allocation of losses is, however, limited by each partner's capital account which means that in all reasonable scenarios involving relatively large losses 360 Global Wine would incur more than 50% of the loss.

         For the reasons stated above, we have concluded that Kirkland Knightsbridge, LLC is a Variable Interest Entity under FIN 46R and must be consolidated.

Use of Estimates

         The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents


         Cash and cash equivalents include cash and all highly liquid financial instruments with purchased maturities of three months or less. Cash as of December 31, 2004 was $79,892.


Accounts Receivable


         Credit is extended based on evaluation of a customers' financial condition and, generally, collateral is not required. Accounts receivable are due within 30 to 45 days and are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are considered past due. The Company determined its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, our previous loss history, the customer's current ability to pay its obligation to 360 Global Wine and the condition of the general economy and the industry as a whole. We write-off accounts receivables when they become uncollectible and payments subsequently received on such receivables are credited to the allowance for doubtful accounts.


Inventory


         Bulk wine and case goods are stated at the lower of average cost or net realizable value. Inventories of supplies are stated at the lower of first-in, first-out (FIFO) cost or replacement cost. Costs associated with the current year's unharvested grape crop are deferred and recognized in the subsequent year when the grapes are harvested. Wine inventories are classified as current assets in accordance with recognized trade practice although some products will not be sold in the following year.

         We established a reserved for finished products which have been identified as slow moving inventory.

         We have initiated production of an Artist Series brand in which we are building inventory through contract producers and the procurement of goods. We have adopted the FIFO method of accounting for this inventory.

         We may also contract for the warehousing and sale of our products in areas where we are not ourselves licensed to sell.


Property, Plant and Equipment


         Property, plant and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated lives of the related assets, as follows:


                                                      Years
                                                      -----


               Land Improvements                         25

               Vineyards                                 25

               Buildings                                 40

               Cooperage                                 40

               Equipment                                3-7


         Costs incurred in developing vineyards, including related interest costs, are capitalized until the vineyards become commercially productive. Maintenance and repairs are charged to operating costs as incurred. The cost of improvements is capitalized. Gains or losses on the disposition of assets are included in income.

Concentrations of Credit Risk


         Financial instruments that potentially subject us to credit risk consist of cash and cash equivalents, accounts receivable, and notes receivable.

Foreign Currency Translation

         The functional currency of our foreign subsidiaries is the local foreign currency. All assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the exchange rate prevailing on the balance sheet date. Revenues, costs and expenses are translated at average rates of exchange prevailing during the period. Translation adjustments resulting from translation of the subsidiaries' accounts are accumulated as a separate component of stockholders' equity. Gains and losses resulting from foreign currency transactions are included in the consolidated statements of operations and have not been significant.

Revenue Recognition

         Revenue is recognized when product is shipped FOB winery. The cost of price promotions, rebates and coupon programs are treated as reductions of revenues. Revenue from items sold through the Company's retail locations is recognized at the time of sale. No products are sold on consignment.

Income Taxes

         We account for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Under SFAS No.109, deferred tax assets and liabilities are computed based on the difference between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate. SFAS No. 109 requires that the net deferred tax asset be reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the net deferred tax asset will not be realized. 360 Global continues to reduce our net deferred tax assets by a 100% valuation allowance.


Stock-based Compensation


         We account for stock-based employee compensation arrangements using the intrinsic value method in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS No. 123 "Accounting for Stock-Based Compensation." Under APB Opinion No. 25, compensation cost is generally recognized based on the difference, if any, on the date of grant between the fair value of our common stock and the amount an employee must pay to acquire the stock.


Basic and Diluted Net Loss Per Share


         Basic income or loss per share includes no dilution and is computed by dividing net income or loss by the weighted-average number of common shares outstanding for the period. Diluted income or loss per share includes the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock.

Off-Balance Sheet Arrangements

         We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to our investors.

Results of Operations

Comparison of Results for the Fiscal Year Ended December 31, 2004 to the Fiscal Year Ended December 31, 2003.

         Revenues. Revenues for the fiscal year ended December 31, 2004, were approximately $2,868,000. We had revenues of approximately $690,000 for the fiscal year ended December 31, 2003. This is an increase of approximately $2,178,000 or 316%. In 2004, the majority of our revenue resulted from sales of wines produced by our joint venture and custom services events at our joint venture. Prior to the acquisition, our revenue resulted from commissions and sales of products from the sales and marketing relationships we entered into with two wineries in July and August of 2003.

         Sales and marketing expenses. Sales and marketing expenses for the fiscal year ended December 31, 2004, were approximately $1,890,000. Sales and marketing expenses for the fiscal year ended December 31, 2003 were approximately $1,130,000. This is an increase of approximately $760,000 or 40%. Our sales and marketing expenses were a result of expenses associated with establishing, building, and funding our sales and marketing team which is the major direct expense related to producing our sales commissions. We anticipate our sales and marketing expenses to grow as we continue to establish and build a sales and marketing infrastructure to support the anticipated sales volume of both our own brands and our sales and marketing relationships.

         General and administrative. General and administrative expenses for the fiscal year ended December 31, 2004, were approximately $4,207,000. Our general and administrative expenses were approximately $1,020,000 for the fiscal year ended December 31, 2003. This is an increase of approximately $3,187,000 or 312%. Our general and administrative expenses for the year ended December 31, 2004 were attributable to costs associated with establishing, building, and supporting our infrastructure and included various consulting costs, legal and accounting fees, overhead, realized stock compensation and salaries. We anticipate that these costs will rise as we continue to expand our operations.

         Stock compensation expense. During the year ended December 31, 2004, our Board of Directors authorized the issuance of shares of our restricted common stock to various consultants and employees in lieu of cash payments and in conjunction with various debt financing and refinancing completed during 2004. Based upon the common stock trading price at the times of issuance, and FASB rules, we were required to incur non-cash expenses of approximately $2,973,622 for the issuance of these shares during the year ended December 31, 2003 and $1,938,846 for the issuance of these shares during the year ended December 31, 2004.

         Loss on divestment in subsidiary. During the year ended December 31, 2004, the Company divested its investment in Argentina. The expense related to that divestment was approximately $2,621,000.

         Other income (expense), net. We had interest income of approximately $30,000 for the fiscal year ended December 31, 2004. For the fiscal year ended December 31, 2003, we had interest income of approximately $13,000. This represents an increase in interest income of approximately $17,000 or 131%. Interest expense for the fiscal year ended December 31, 2004 was approximately $3,522,000, due to various notes payable and interest on outstanding payables. The interest expense for the fiscal year ended December 31, 2003 was approximately $447,000 attributable to interest from short term loans entered into by the Company to fund operations. This represents an increase in interest expense of $3,075,000 or 687%. For the fiscal year ended December 31, 2004, we had a gain of approximately $3,800 on currency transactions. We had no gain on currency transaction for the year end ended December 31, 2003. As a result, we had net other expense of approximately $3,733,000 for the year ended December 31, 2004 and approximately $434,000 for the year ended December 31, 2003.

         Minority Interest. Minority interest in the consolidated loss was approximately $880,000 for the year ended December 31, 2004. This minority interested was a result of our Joint Venture subsidiary Kirkland-Knightsbridge, LLC. As a result of diminishing activities at our Dominion Wines, Ltd. subsidiary and the fact that all losses for minority stockholders were fully absorbed in 2003, there was no minority interest generated by Dominion Wines, Ltd. for the year ended December 31, 2004. For the year ended December 31, 2003, minority interest of approximately $14,000 was generated due to income from our Dominion Wines, Ltd. subsidiary.

         Net loss. As a result of the above, the net loss for the year ended December 31, 2004, was approximately $13,201,000 as compared to a net loss of approximately $5,043,000 for the year ended December 31, 2003.

Comparison of Results for Nine Months Ended September 30, 2005 and 2004.

         Revenues. Revenues for the three-month period ended September 30, 2005, were approximately $4,982,000 compared to revenues of approximately $779,000 for the three months ended September 30, 2004, representing an increase of $4,203,000 or 540%. During the nine-month period ended September 30, 2005, we had revenues of approximately $5,972,000 compared to revenues of approximately $2,119,000 for the nine months ended September 30, 2004, representing an increase of $3,853,000 or 182%. In the first nine months of 2005, the majority of our revenue resulted from the acquisition of Viansa and its operations in the third quarter. In the first nine months of 2004, our revenue resulted from commissions and sales of products from the sales and marketing relationships we entered into with two wineries in July and August of 2003.

         Sales and marketing expenses. Sales and marketing expenses for the three-month period ended September 30, 2005, were approximately $1,403,000. Sales and marketing expenses for the three months ended September 30, 2004 were approximately $499,000. This is an increase of approximately $904,000 or 181%. Our sales and marketing expenses for the nine-month period ended September 30, 2005 were approximately $1,814,000 and $1,704,000 for the nine months ended September 30, 2004. This is an increase of approximately $110,000 or 6%. The increase year over year can be attributed to the acquisition of Viansa and all of its sales and marketing activities. Our sales and marketing expenses are a result of expenses associated with establishing, building, and funding our sales and marketing team which is the major direct expense related to producing our sales commissions. We anticipate our sales and marketing expenses to grow as we continue to establish and build a sales and marketing infrastructure to support the anticipated sales volume of both our own brands and our sales and marketing relationships.

         General and administrative. General and administrative expenses for the three-month period ended September 30, 2005 were approximately $3,542,000. Our general and administrative expenses were approximately $930,000 for the three-month period ended September 30, 2004. This is an increase of approximately $2,612,000 or 281%. General and administrative expenses for the nine-month period ended September 30, 2005 were approximately $5,286,000. Our general and administrative expenses were approximately $2,812,000 for the nine-month period ended September 30, 2004. This is an increase of approximately $2,474,000 or 88%. The increase in our general and administrative expenses for the three months and nine months ending September 30, 2005 compared to the previous year is largely attributable to the acquisition of Viansa and its related expenses. The continuing costs for the Company will be associated with establishing, building, and supporting our infrastructure and will include various consulting costs, legal and accounting fees, overhead, realized stock compensation and salaries. We anticipate that these costs will rise as we continue to expand our operations.

         Stock compensation expense. During the nine-month period ended September 30, 2005, our Board of Directors authorized the issuance of shares of our restricted common stock to a lender, and to a vendor, in lieu of cash. Based upon the common stock trading price at the times of issuance, and FASB rules, we incurred non-cash expenses of approximately $2,742,100 for the three-month period ended September 30, 2005, compared to negative $79,775 for the three-month period ended September 30, 2004. Non-cash expenses for the nine months ended September 30, 2005 were $3,737,375 compared to $722,475 for the same nine-month period in 2004.

         Other income (expense), net. We had no interest income for the three-month or nine-month period ended September 30, 2005. For the three months ended September 30, 2004, we had no interest income. For the nine months ended September 30, 2004, we had interest income of approximately $12,000, representing interest from a loan to Kirkland Ranch. Interest expense for the three months ended September 30, 2005 was approximately $1,884,000, due to various notes payable and interest on outstanding payables. Interest expense for the three months ended September 30, 2004 was approximately $1,059,000 due to various notes payable. This represents an increase in interest expense of $825,000 or 78%. Interest expense for the nine months ended September 30, 2005 was approximately $3,754,000, due to various notes payable and interest on outstanding payables. Interest expense for the nine months ended September 30, 2004 was approximately $2,443,000 due to various notes payable. This represents an increase in interest expense of $1,311,000 or 54%. The primary reason for the increased interest expense is the Company's acquisition of Viansa Winery and its related financing agreements. For the three-month period ended September 30, 2005, we had a loss of approximately $1,500 on currency transactions. We had a currency transaction loss of approximately $1,200 for the three months ended September 30, 2004. For the nine month period ended September 30, 2005, we had a loss of approximately $7,800 on currency transactions. We had a currency transaction loss of approximately $22,400 for the nine months ended September 30, 2004. As a result, we had net other expense of approximately $2,281,000 for the three months ended September 30, 2005 and approximately $1,060,000 for the three months ended September 30, 2004, and net other expense of approximately $4,317,000 for the nine months ended September 30, 2005 and approximately $2,453,000 for the nine months ended September 30, 2004.

         Minority Interest. Minority interest in the consolidated loss was approximately $529,000 for three months ended September 30, 2005 and $1,466,000 for the nine months ended September 30, 2005. This minority interest was a result of KKLLC. Minority interest in the consolidated loss was approximately $15,000 for the three months ended September 30, 2004 and $472,000 for the nine months ended September 30, 2004. The increased loss at KKLLC can be attributed primarily to the restructuring of the sales and marketing department of the Company, whereas many of the sales regions have not had sales representation. As a result of diminishing activities at our Dominion Wines International, Ltd. subsidiary, an inactive, majority-owned subsidiary of the Company originally established to locate international grape sources and other wine business opportunities, and the fact that all losses for minority stockholders were fully absorbed in 2003, there was no minority interest generated by Dominion Wines International, Ltd. for the three- and nine-month periods ending September 30, 2004 and 2005.

         Net loss. As a result of the above, the net loss for the three-month period ended September 30, 2005 was approximately $7,193,060 as compared to a net loss of approximately $1,797,000 for the three-month period ended September 30, 2004. The net loss for the nine-month period ended September 30, 2005 was $11,056,882 as compared to a net loss of approximately $6,285,000 for the nine-month period ended September 30, 2004.

Liquidity and Capital Resources

         Since inception, we have financed our operations through the sale of common stock, the issuance of promissory notes; convertible notes; and convertible, exchangeable debentures, many of these with detachable warrants.

         Cash used in operating activities for the nine months ended September 30, 2005, was approximately $15,600,000. The use of cash during the first nine months of 2005 was primarily to fund our operating loss and to increase inventories.

         Cash provided from financing activities for the nine months ended September 30, 2005, was approximately $9,469,000. The cash provided from financing activities during the nine months ended September 30, 2005 was primarily a result of the proceeds from notes issued during the period. Cash used in investing activities for the first three months of 2005 was $226,000.

         Cash used in investing activities for the first nine months of 2005 was approximately $6,236,882, the majority of which is comprised of the acquisition of Viansa Winery.

         For the nine months ended September 30, 2005, we had positive net cash flow of approximately $111,000. We had a negative net cash flow of approximately $878,000 for the nine months ended September 30, 2004.

         The Company is in arrears with certain interest payments under the Laurus notes. As of the date of this prospectus, the Company owes Laurus $2,692,938, which represents two unpaid monthly interest payments plus default interest. Laurus has not formally declared an event of default.



         At December 20, 2005, we had a cash balance of approximately $374,974. There is no assurance that we will continue to achieve or to maintain positive cash flow. Additionally, we are in default on our short-term notes payable, aggregating $3,893,555 in principal, interest and penalties. An Order for Summary Judgment has been granted in favor of plaintiffs with respect to $560,690 in principal of the notes payable discussed above, plus interest from October 15, 2005. As a result, we will be required to raise substantial amounts of cash during the next twelve months. There can be no assurance that we will be successful in our efforts and any failure to raise such funds, on terms and schedules and in amounts, acceptable to the Company, would have a material negative effect on our business and operations. However, the Company is currently in negotiations with several investors and has recently filled senior management positions in an effort to enhance the Company's performance through securing such funds and strengthening the Company's presence in the marketplace.

Other

         Inflation has not had a significant effect on our operations.

         The preparation of financial statements in conformity with United States Generally Accepted Accounting Principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                LEGAL PROCEEDINGS


         On October 12, 2005, the Company was served with a Summons and a Notice of Motion in Lieu of Complaint, styled Longview Fund, LP, Longview Equity Fund, LP and Longview International Equity Fund, LP, Plaintiffs vs. 360 Global Wine Company, Inc., f/k/a Knightsbridge Fine Wines, Inc., Defendant, Supreme Court of the State of New York, County of New York, index no. 05603607. Plaintiffs have requested that the Court grant their Order for Summary Judgment on behalf of Longview Funds, LP in the amount of $280,345, Longview Equity Fund, LP in the amount of $224,276, and Longview International Equity Fund, LP in the amount of $56,069, with interest at the rate of 18% per annum from October 10, 2005, plus attorneys' fees, costs and distributions in the action, and such other, further and different relief as the Court deems just and proper. The Order for Summary Judgment was granted by the Court in December 2005. The Company has begun settlement discussions with the plaintiffs.

         Except as otherwise disclosed herein, we are not involved in any other material legal proceedings.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Our Articles of Incorporation and bylaws provide that we will indemnify our officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been our directors or officers in accordance with Section
78.7502 of the Nevada Revised Statutes. Our bylaws also permit us to maintain insurance on behalf of our officers, directors, employees and agents required or permitted to be indemnified pursuant to our bylaws.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.


                                 TRANSFER AGENT


         The transfer agent for our common stock is Pacific Stock Transfer, located at 500 East Warm Springs Road, Suite 240, Las Vegas, Nevada 89119. Its telephone number is (702) 361-3033.


                                     EXPERTS


         Lopez, Blevins, Bork & Associates, LLP, an independent registered public accounting firm, has audited our financial statements for the year ended December 31, 2004, as stated in their report appearing herein, which have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         Marks Paneth & Shron LLP, an independent registered public accounting firm, has audited our financial statements for the year ended December 31, 2003, as stated in their report appearing herein, which have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                                  LEGAL MATTERS


         The validity of the shares of common stock offered in this prospectus will be passed upon by Bryan Cave LLP, Irvine, California.

                       WHERE YOU CAN FIND MORE INFORMATION


         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act, and the rules and regulations promulgated under the Securities Act, with respect to the common stock offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. While material elements of the contracts and documents referenced in this prospectus are contained in this prospectus, statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the full text of the contract or other document which is filed as an exhibit to the registration statement.

         For further information with respect to us and the common stock offered under this prospectus, reference is made to the registration statement and its exhibits and schedules. We also file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read or obtain a copy of the registration statement or any other information we file with the SEC, without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. Copies of such documents may be obtained from the Securities and Exchange Commission upon the payment of the charges prescribed by the Securities and Exchange Commission. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

         The Securities and Exchange Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's web site address is http://www.sec.gov. Our web site address is www.360wines.com.

                              FINANCIAL STATEMENTS

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
360 Global Wine Company (Formerly Knightsbridge Fine Wines, Inc.)
Napa, California


We have audited the accompanying consolidated balance sheet of 360 Global Wine Company (Formerly Knightsbridge Fine Wines, Inc.) as of December 31, 2004, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amount and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of 360 Global Wine Company (Formerly Knightsbridge Fine Wines, Inc.) as of December 31, 2004, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that 360 Global Wine Company (Formerly Knightsbridge Fine Wines, Inc.) will continue as a going concern. As discussed in Note 15 to the consolidated financial statements, 360 Global Wine Company (Formerly Knightsbridge Fine Wines, Inc.) has incurred losses of $13,201,462 and $5,042,785 for the years ended December 31, 2004 and 2003. 360 Global will require additional working capital to develop its business until 360 Global either (1) achieves a level of revenues adequate to generate sufficient cash flows from operations; or (2) obtains additional financing necessary to support its working capital requirements. These conditions raise substantial doubt about 360 Global's ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 15. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.


/s/ Lopez, Blevins, Bork & Associates, LLP
------------------------------------------
Lopez, Blevins, Bork & Associates, LLP
Houston, Texas


May 11, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
360 Global Wine Company and Subsidiaries (Formerly Knightsbridge Fine Wines,
Inc.)

We have audited the consolidated statements of operations, comprehensive income, stockholders' equity, and cash flows of 360 Global Wine Company and Subsidiaries (a development stage company)(Formerly Knightsbridge Fine Wines, Inc.) for the year ended December 31 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated statements of operations, comprehensive income, cash flows and stockholders' equity for the year ended December 31, 2003 present fairly, in all material respects, the consolidated results of operations and cash flows for the year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. We have not audited the consolidated financial statements of 360 Global Wine Company and Subsidiaries for any period subsequent to December 31, 2003.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 15 to the financial statements, the Company has suffered significant losses and negative cash flows from operations which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 15. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marks Paneth & Shron LLP
Marks Paneth & Shron LLP
New York, NY

April 14, 2004, except for note 9, as to which the date is April 21, 2004 (Kirkland Knightsbridge Acquisition) and note 16, as to which the date is October 28, 2004.

FINANCIAL STATEMENTS


                             360 GLOBAL WINE COMPANY

                           CONSOLIDATED BALANCE SHEET

                                December 31, 2004

                                     ASSETS


                             360 GLOBAL WINE COMPANY
                           CONSOLIDATED BALANCE SHEET
                                     AUDITED
                                December 31, 2004

                                     ASSETS
Current assets:
     Cash                                                                   $     79,892
     Accounts receivable, net of allowance of $46,000                            155,024
     Inventory                                                                 5,606,870
     Prepaid interest                                                          1,093,497
     Other Prepaid expenses                                                      127,677
                                                                            ------------


                                                                               7,062,960


Property and equipment, net of accumulated depreciation                       38,474,443

Goodwill                                                                          28,588
Other assets                                                                     326,473
Deferred financing costs                                                       1,238,639
                                                                            ------------

     Total assets                                                           $ 47,131,103
                                                                            ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable - Trade                                               $  2,064,209
     Accounts payable - Affiliated Entity                                        390,490
     Accrued interest expenses                                                   140,237
     Other Accrued expenses                                                      197,234
     Notes payable                                                             2,174,467
     Notes payable - Affiliated Entity                                         2,250,000
                                                                            ------------

     Total current liabilities                                                 7,216,637

Long-term debt, net of unamortized discount of $3,454,042
     face amount $25,500,000                                                  22,045,958
                                                                            ------------

     Total liabilities                                                        29,262,595
                                                                            ------------

Minority interest                                                             15,917,191
                                                                            ------------

Stockholders' Equity
     Common stock, $0.001 par value, 100,000,000 shares authorized
         41,073,297 outstanding as of  December 31, 2004                          41,073
     Subscription receivable                                                     (18,972)
     Additional paid in capital                                               20,216,184
     Accumulated other comprehensive income - foreign exchange adjustment         (5,988)
     Deficit accumulated                                                     (18,280,980)
                                                                            ------------

     Total stockholders' Equity                                                1,951,317
                                                                            ------------

     Total Liabilities and Stockholders' Equity                             $ 47,131,103
                                                                            ============

                             360 GLOBAL WINE COMPANY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                            YEARS ENDED DECEMBER 31,


                                                          2004            2003



 Revenues:
           Sales                                  $  2,576,888    $    289,682
           Commissions                                  20,780         399,826
       Custom services and events                      270,359              --
                                                  ------------    ------------
                   Total                             2,868,027         689,508
                                                  ------------    ------------

 Operating expenses:
           Cost of goods sold                        2,558,156         187,297
           Sales and marketing                       1,890,278       1,130,269
           General and administrative                4,207,374       1,020,389
           Stock compensation expense                1,938,846       2,973,662
           Loss on divestment in Subsidiary          2,620,914
                                                  ------------    ------------
                   Total                            13,215,568       5,311,617
                                                  ------------    ------------
 Loss from operations                              (10,347,541)     (4,622,109)
                                                  ------------    ------------

 Other income (expense):
           Interest income                              30,400          13,337
           Interest expense                         (3,522,253)       (447,763)
           Other Expense                              (245,574)
           Gain (loss) on currency transactions          4,110              --
                                                  ------------    ------------
                   Other income (expense), net      (3,733,317)       (434,426)
                                                  ------------    ------------

 Loss before minority interest                     (14,080,858)     (5,056,535)

 Minority interest in consolidated loss                879,683          13,750
                                                  ------------    ------------
 Net loss                                         $(13,201,175)   $ (5,042,785)
                                                  ============    ============

 Net loss per share:
           Basic and diluted                      $      (0.36)   $      (0.21)

 Weighted average shares outstanding:
           Basic and diluted                        37,181,011      24,410,559

                             360 GLOBAL WINE COMPANY
                  CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
                            YEARS ENDED DECEMBER 31,

                                                  2004            2003
                                              ------------    ------------

    Net loss                                  $(13,201,175)   $ (5,042,785)

    Foreign currency translation adjustment         96,533        (102,838)
                                              ------------    ------------


    Comprehensive loss                        $(13,104,642)   $ (5,145,623)
                                              ============    ============

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                             360 GLOBAL WINE COMPANY
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                                                             Add'l
                                       Warrant                 Common Stock                                 Prepaid          Paid
                                 --------------------  ----------------------------     Subscriptions         Stock           In
           ACTIVITY                Number      Value        Number          Value         Receivable       Compensation     Capital
-------------------------------- -----------  -------  --------------  ------------  -----------------  ----------------  ---------
                Balance 12-31-02    100,000     10,000     17,705,050      $ 17,705         $(17,705)      $      --         $10,000

               February 17, 2003                            1,000,000         1,000                                           16,501
   Acquisition of Dominion Wines
                           Int'l

               February 20, 2003                              986,700           987                                           21,813
          Common stock issued as
                    compensation

                    May 15, 2003    100,000                                                                                   41,217
     100,000 warrants issued for
                note of $100,000

                    May 15, 2003                                                                                              10,603
 25,000 warrants issued for note
                      of $25,000

                    May 27, 2003     25,000                                                                                   10,576
 25,000 warrants issued for note

                    July 1, 2003                            3,313,250         3,313           (3,313)       (299,625)      2,647,287
      3,313,250 shares issued as
                    compensation

                    July 7, 2003     25,000
 25,000 warrants issued for note
                      of $25,000                                                                                              10,304

                   July 22, 2003                                                               1,252
         Payment of Subscription
                      Receivable

                   July 28, 2003                                6,250             6                                           24,994
    Common stock issued for cash

                   July 28, 2003     75,000                                                                                   46,744
 75,000 warrants issued for note
                     of $250,000

                  August 1, 2003                            5,122,000         5,122                                          (5,122)
                 Tech-Net Merger

                                                                            Accumulated Foreign
                                                                           Exchange Translation
                         ACTIVITY                          Deficit              Adjustments            Total
--------------------------------                       --------------      --------------------       --------
                Balance 12-31-02                           (37,020)                $ --               $(27,020)

               February 17, 2003                                                                        17,501
   Acquisition of Dominion Wines
                           Int'l

               February 20, 2003                                                                        22,800
          Common stock issued as
                    compensation

                    May 15, 2003                                                                        41,217
100,000 warrants issued for note
                     of $100,000

                    May 15, 2003                                                                        10,603
 25,000 warrants issued for note
                      of $25,000

                    May 27, 2003                                                                        10,576
 25,000 warrants issued for note

                    July 1, 2003                                                                     2,347,662
      3,313,250 shares issued as
                    compensation

                    July 7, 2003                                                                        10,304
 25,000 warrants issued for note
                      of $25,000

                   July 22, 2003                                                                         1,252
         Payment of Subscription
                      Receivable

                   July 28, 2003                                                                        25,000
   Common stock issued for cash

                   July 22, 2003                                                                        46,744
 75,000 warrants issued for note
                     of $250,000

                  August 1, 2003                                                                            --
                 Tech-Net Merger

                             360 GLOBAL WINE COMPANY
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                                                             Add'l
                                       Warrant                 Common Stock                                 Prepaid          Paid
                                 --------------------  ----------------------------     Subscriptions         Stock           In
           ACTIVITY                Number      Value        Number          Value         Receivable       Compensation     Capital
-------------------------------- -----------  -------  --------------  ------------  -----------------  ----------------  ---------
August 6, 2003
   900,000 shares of stock
   issued to company founder                                  900,000           900             (900)

August 6, 2003                                                130,000           130                          (14,400)         14,270
   Common stock issued as
   compensation

August 8, 2003                                                900,000           900             (900)
   900,000 shares of stock
   issued to company founder

August 28, 2003                      50,000
   50,000 warrants issued for                                                                                                 30,281
   note of $50,000 Beneficial                                                                                                 19,719
   conversion feature on note

September 9, 2003                    25,000
   25,000 warrants issued for                                                                                                 15,964
   note of $25,000 Beneficial                                                                                                  9,036
   conversion feature on note

September 23, 2003                   25,000
   25,000 warrants issued for                                                                                                 16,130
   note of $25,000 Beneficial                                                                                                  9,251
   conversion feature on note

October 16, 2003                    416,667                                                                                  374,443
   416,667 warrants issued for                                                                                             1,125,557
   note of $1,500,000                                                                                                         84,000
   Beneficial conversion
   feature on note

November 4, 2003                                              325,000           325                         (617,500)        617,175
   Common stock issued as
   compensation

November 6, 2003                                            1,000,000         1,000                               --       2,499,000
   1,000,000 Shares Common
   stock issued-subsidiary

November 24, 2003                                                                                                            175,000
100,000 warrants issued as
consultants compensation

December 22, 2003                 1,111,111                                                                                  711,927
1,111,111 warrants issued for                                                                                                867,482
note of $2,000,000 Beneficial                                                                                                122,400
conversion feature on note
60,000 warrants issued as
financing costs


Amortization of prepaid stock
compensation                                                                                 428,200

Net loss


Foreign currency translation
adjustment

Balance 12-31-03                                           31,638,250        31,638         $(21,566)      $(928,325)     $9,951,302
                                                           =========================================================================

                                                                                             Accumulated Foreign
                                                                                            Exchange Translation
                               ACTIVITY                                     Deficit              Adjustments            Total
---------------------------------------------------------------------       -------         --------------------        -----
August 6, 2003
   900,000 shares of stock issued to company founder

August 6, 2003
   Common stock issued as compensation

August 8, 2003
   900,000 shares of stock issued to company founder

August 28, 2003
   50,000 warrants issued for note of $50,000 Beneficial conversion                                                          30,281
   feature on note                                                                                                           19,719

September 9, 2003
   25,000 warrants issued for note of $25,000 Beneficial conversion                                                          15,964
   feature on note                                                                                                            9,036

September 23, 2003
   25,000 warrants issued for note of $25,000 Beneficial conversion                                                          16,130
   feature on note                                                                                                            9,251

October 16, 2003                                                                                                            374,443
   416,667 warrants issued for note of $1,500,000 Beneficial                                                              1,125,557
   conversion feature on note                                                                                                84,000

November 4, 2003                                                                                                                 --
   Common stock issued as compensation

November 6, 2003                                                                                                          2,500,000
   1,000,000 Shares Common stock issued-subsidiary

November 24, 2003                                                                                                           175,000
100,000 warrants issued as consultants compensation

December 11, 2003                                                                                                               -0-
Common stock issued as compensation

December 22, 2003                                                                                                           711,927
1,111,111 warrants issued for note of $2,000,000 Beneficial                                                                 867,482
conversion feature on note 60,000 warrants issued as financing costs                                                        122,400


Amortization of prepaid stock compensation                                                                                  428,200


Net income                                                                     (5,042,785)                              (5,042,785)



Foreign currency translation adjustment                                                                 (102,838)         (102,838)
                                                                              -----------------------------------------------------
Balance 12-31-03                                                              $(5,079,805)             $(102,838)        $3,850,406
                                                                              =====================================================

                             360 GLOBAL WINE COMPANY
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                                  Common Stock                                    Prepaid           Add'l Paid
                                            -------------------------         Subscriptions        Stock                In
               ACTIVITY                        Number         Value             Receivable      Compensation         Capital
------------------------------------        ----------       --------         -------------     ------------       ------------
Common stock in connection with              4,255,320         4,255                                                  4,746,745
investment in Joint Venture

Common stock and warrants issued as          1,181,000         1,181                              (126,000)           1,009,340
compensation

Amortization of prepaid stock                                                                    1,054,325

Common stock for cash, net                   7,272,727         7,273                                                  2,021,050

Common stock cancelled in connection        (2,594,000)       (2,594)             2,594
with non payment of subscription
receivable

Common stock issued in connection              320,000           320                                                    316,280
with note payable of $500,000

Divestment in subsidiary                    (1,000,000)       (1,000)

Discount on allocation of warrants on                                                                                 1,769,702
debt

Beneficial conversion feature of notes                                                                                  401,765

Net Loss

Foreign currency translation
adjustment
                                            ----------       --------           -------          ---------         ------------
Balance 12-31-04                            41,073,297       $ 41,073           (18,972)                --         $ 20,216,184
                                            ==========       ========           =======          =========         ============

                                                                                             Accumulated Foreign
                                                                                            Exchange Translation
                               ACTIVITY                                        Deficit           Adjustments               Total
---------------------------------------------------------------------          -------      --------------------        -----------

Common stock in connection with investment in Joint Venture                                                               4,751,000

Common stock and warrants issued as compensation                                                                            884,521

Amortization of prepaid stock                                                                                             1,054,325

Common stock for cash, net                                                                                                2,028,323

Common stock cancelled in connection with non payment of subscription                                                            --
receivable

Common stock issued in connection with note payable of $500,000                                                             316,600

Divestment in subsidiary                                                                                                     (1,000)

Discount on allocation of warrants on debt                                                                                1,769,702

Beneficial conversion feature of notes                                                                                      401,765

Net Loss                                                                      (13,201,175)                              (13,201,175)

Foreign currency translation adjustment                                                --                 96,850             96,850

                                                                             -------------------------------------------------------
Balance 12-31-04                                                             $(18,280,980)                (5,988)        $1,961,317
                                                                             =======================================================

                             360 GLOBAL WINE COMPANY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            YEARS ENDED DECEMBER 31,


                                                           2004            2003
                                                       ------------    ------------
Cash flows from operating activities:

   Net loss                                            $(13,201,175)   $ (5,042,785)

   Adjustment to reconcile net loss to cash used in operating activities:

   Depreciation and amortization
   - property and equipment                               1,243,132          23,999
   Bad Debt expense                                          46,000              --
   Non-cash interest expense                              1,650,117         376,218
   Loss on divestiture in subsidiary                      2,620,914
   Repayment of notes payable representing amortized             --        (119,696)
   discount
   Stock compensation                                     1,938,846       2,973,662
   Minority interest in loss                               (879,683)        (13,750)
   Other                                                         --

   Changes in current assets and liabilities:
   Accounts receivable                                      (15,906)        (10,789)
   Inventories                                             (850,610)       (440,367)
   Prepaid expenses                                        (252,109)         14,843
   Other current assets                                    (904,900)             --
   Accounts payable                                       1,102,755         579,736
   Accrued expenses                                        (116,065)        347,989
   Customer prepaid liability                                    --
   Other                                                         --             153
                                                       ------------    ------------
Net cash used in operating activities                    (7,618,684)     (1,310,787)

Cash flows from investing activities:

   Acquisition of KKLLC                                     316,503
   Acquisition of property and equipment                     (4,745)       (441,974)
   Notes receivable                                              --        (226,706)
   Deposits                                                      --        (217,500)
   Other assets                                                  --         (90,800)
                                                       ------------    ------------
Cash used in investing activities                           311,758        (976,980)

Cash flows from Financing activities:

   Issuance of common stock                               2,028,323          37,343
   Proceeds from notes payable                            1,795,000       2,781,810
   Proceeds from issuance of warrants                            --       1,268,190
   Repayment of note payable not representing              (108,728)       (269,116)
   unamortized discount
   Deferred Financing costs                                      --        (320,000)
   Proceeds from affiliated entity                        2,250,000
   Cash Overdraft                                                --              --
                                                       ------------    ------------
Cash provided by financing activities                     5,964,595       3,498,227

Foreign Currency Translation effect                          96,850             (87)
                                                       ------------    ------------
Net (decrease)/increase in cash                          (1,245,481)      1,210,373

Cash, beginning of period                                 1,325,373         115,000
                                                       ------------    ------------
Cash, end of period                                    $     79,892    $  1,325,373

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Income taxes paid                                      $      1,287              $-

Interest paid                                          $     19,737    $    128,273

                          360 GLOBAL WINE COMPANY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  BASIS OF PRESENTATION, ORGANIZATION AND NATURE OF OPERATIONS

         360 Global Wine Company ("360 Global Wine") was incorporated in the State of Nevada, on October 8, 2002 with a vision and objective to establish and build a diversified international wine company. 360 Global Wine believed that an oversupply of small and mid-sized wineries lacking effective sales, marketing, and branding strength currently exists, which has created an opportunity to consolidate and build an efficient operation that can maximize economies of scale, increase utilization of production assets, and provide a more streamlined and effective sales, marketing, and distribution group. 360 Global Wine further believed that by adopting and applying consumer beverage marketing principals within the wine industry we can further enhance operating results beyond what is currently achieved by many small and mid-sized wineries creating a comparative advantage for the company.

         On August 1, 2003, 360 Global Wine completed a reverse acquisition of Tech-net Communications, Inc., a Nevada corporation, incorporated on May 15, 2000. Following the reverse acquisition, we changed the name of Tech-net Communications, Inc. to "Knightsbridge Fine Wines, Inc." Effective February 15, 2005, we changed our name from Knightsbridge Fine Wines, Inc. to 360 Global Wine Company, Inc. 360 Global Wine Company is now the parent company to our operating subsidiaries and is referred to herein as 360 Global Wine. Although the Company is the legal parent company, the share exchange was treated as a recapitalization of 360 Global Wine. 360 Global Wine is the continuing entity for financial reporting purposes. The Financial Statements have been prepared as if 360 Global Wine had always been the reporting company and then on the share exchange date, had changed its name and reorganized its capital stock. In addition, the transaction results in severe limitations being in place on the use of the Company's net operating loss carryovers.

         On April 21, 2004, 360 Global Wine acquired 50% of Kirkland Knightsbridge, LLC, a California limited liability company, pursuant to a Capital Stock Contribution Agreement, dated as of April 21, 2004, by and among Kirkland Ranch, LLC, a California limited liability company, Kirkland Knightsbridge, 360 Global Wine and Mr. Larry Kirkland.


NOTE 2.  SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation


         The accompanying consolidated financial statements include the accounts of the acquired entities since their respective dates of acquisition. All significant inter-company amounts have been eliminated. This includes Kirkland Knightsbridge LLC. The Company does not have voting control, it is shared with its joint venture partner, but management has concluded that it must be consolidated under the principles set-forth in FASB Interpretation No. 46 (Revised) - Consolidation of Variable Interest Entities ("FIN 46(R)").

         Voting control of Kirkland Knightsbridge, LLC is split between the Company and Kirkland Ranch. Pursuant to the Operating Agreement of Kirkland Knightsbridge, LLC, the Company has disproportionate control over certain budgetary and expenditure matters while Kirkland Ranch has disproportionate control over certain operating matters. Although the Company does not have voting control, management has concluded that it must be consolidated under the principles set forth in FIN 46(R) The reasons for consolidation, which are explained further below, however are the fact that the Company is responsible for maintaining the value of its initial capital contribution to Kirkland Knightsbridge, LLC, which was made in the form of common stock, and the fact that substantially all of Kirkland Knightsbridge, LLC's activities involve or are conducted on behalf of 360 Global Wine whose obligations to absorb the expected losses of Kirkland Knightsbridge, LLC exceed that of Kirkland Ranch.

         Ownership interests in Kirkland Knightsbridge, LLC are based on the maintenance of capital accounts, rather than shares as would be the case with a corporation. The minority interest in Kirkland Knightsbridge, LLC as shown on the balance sheet represents the joint venture partner's share of Kirkland Knightsbridge, LLC net assets based on the partner's capital account. As described in EITF Issue No. 98-2 - Accounting by a Subsidiary or Joint Venture for an Investment in the Stock of Its Parent Company of Joint Venture Partner, there is no consensus as to the methodology under generally accepted accounting principles for eliminating parent company stock owned by a consolidated, partly owned subsidiary. Because Kirkland Knightsbridge, LLC owns a material amount of Company stock, any policy adopted by the Company in this unsettled area is a particularly significant accounting policy.

         As of the date of this filing, almost the entirety of Kirkland Knightsbridge, LLC activities involve and are conducted on behalf of 360 Global Wine. Kirkland Knightsbridge, LLC maintains the right to conduct independent bottling and storage of third party wines, but it has been conducting minimal third party work since the creation of the joint venture. In addition, Kirkland Knightsbridge, LLC is the production facility which produces Napa Valley, Central Coast and California Appellation products which are sold solely be the Company. The brands owned by Kirkland Knightsbridge, LLC are sold through channels which are developed by the Company. Kirkland Knightsbridge, LLC exists to fill the needs of the distribution channels opened by the Company.

         Under the terms of the Kirkland Knightsbridge, LLC governing document, the Company and the joint venture partner share equally in all gains and losses of Kirkland Knightsbridge, LLC's Company stock. The Company has guaranteed a minimum value to the stock, which will eventually be distributed to the joint venture partner. Because the Company will receive full credit in its capital account for any payment of the guarantee, and the joint venture partner will be charged with the full fair value of the stock withdrawn, the Company has effectively extended half the guarantee to itself. Considering these facts, the Company's policy is to eliminate half of the Company's stock owned by Kirkland Knightsbridge, LLC as treasury stock, valued at the quoted market price on the date of the acquisition.

         In connection with the operations of the joint venture and subject to the occurrence of certain events, the Company is required to make additional cash capital contributions in order to fund the budget of the joint venture for certain business purposes. Such cash contributions include but are not limited to certain principal and interest payments owned under the Travelers Note through April 21, 2007, to the extent not previously paid from cash at closing. The Company also agreed, solely upon occurrence of non-payment of principal and interest payments owed under the Travelers Note to risk forfeiture of its membership interest.

         Because of the requirement for 360 Global Wine Company to make additional capital contributions to fund certain operating expenses and debt payments, and the requirement to make additional capital contributions should the Company stock owned by Kirkland Knightsbridge, LLC be worth less than $10,000,000 on April 27, 2007, 360 Global Wine would incur the majority of Kirkland Knightsbridge, LLC's "expected losses" as defined by FIN 46(R). The Company believes this is true despite sharing of income and losses between the Company and Kirkland Ranch on an equal basis. This basic equal sharing of income and loss results in "expected losses" and any relatively small overall losses being shared equally. The equal allocation of losses is, however, limited by each partner's capital account which means that in all reasonable scenarios involving relatively large losses 360 Global Wine would incur more than 50% of the loss.

         Since substantially all of Kirkland Knightsbridge, LLC's activities involve or are conducted on behalf of 360 Global Wine whose obligations to absorb the expected losses of Kirkland Knightsbridge, LLC exceed that of Kirkland Ranch, the Company has concluded that Kirkland Knightsbridge, LLC is a Variable Interest Entity under FIN 46R and must be consolidated.


Use of Estimates


         The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

         Cash and cash equivalents include cash and all highly liquid financial instruments with purchased maturities of three months or less. Cash as of December 31, 2004 was $79,892.

Accounts Receivable


         Credit is extended based on evaluation of a customers' financial condition and, generally, collateral is not required. Accounts receivable are due within 30 to 45 days and are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company's previous loss history, the customer's current ability to pay its obligation to the Company and the condition of the general economy and the industry as a whole. The Company writes-off accounts receivables when they become uncollectible and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. The allowance for doubtful accounts and sales discounts are $46,000 at December 31, 2004.


Inventory


         Bulk wine and case goods are stated at the lower of average cost or net realizable value. Inventories of supplies are stated at the lower of first-in, first-out (FIFO) cost or replacement cost. Costs associated with the current year's unharvested grape crop are deferred and recognized in the subsequent year when the grapes are harvested. Wine inventories are classified as current assets in accordance with recognized trade practice although some products will not be sold in the following year.

         The Company has initiated production of an Artist Series brand in which the Company is building inventory through contract producers and the procurement of goods. The Company has adopted the FIFO ("first in first out") method of accounting for this inventory.

         At December 31, 2004, Inventory consisted of the following

         Wine making, packaging materials                   $   161,463

                  Grapes in process                              17,650
                  Retail Merchandise                             37,551
                  Finished goods                              3,120,320
                  Bulk Wines                                  2,269,886
                                                            -----------
                  Total                                     $ 5,606,870
                                                            ===========

Property, Plant and Equipment

         Property, plant and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated lives of the related assets, as follows:

                                                                  Years
                  Land Improvements                                  25
                  Vineyards                                          25
                  Buildings                                          40
                  Cooperage                                          40
                  Equipment                                         3-7

         Costs incurred in developing vineyards, including related interest costs, are capitalized until the vineyards become commercially productive. Maintenance and repairs are charged to operating costs as incurred. The cost of improvements is capitalized. Gains or losses on the disposition of assets are included in income.

Deferred Financing Costs


         Costs incurred in connection with the issuance of debt are deferred and amortized on the interest rate method over the term of the related debt. Amortization is included in interest expense.

Fair Value of Financial Instruments

         The Company's financial instruments consist of cash, accounts receivable, loans receivable, accounts payable, notes payable, long-term debt and accrued expenses. Except for notes payable and long-term debt, the fair value of these financial instruments approximates their carrying value as of December 31, 2004 due to their short-term nature or their recent creation.

         Long-term debt is carried on the balance sheet as $25,450,000. The fair value of the debt payable to Travelers' Life Insurance Company ("Travelers") approximates its $21,891,641 carrying value because of its recent issuance. The fair value of the remaining debt, if all convertible debt were valued based on the number of shares that would be received on conversion at December 31, 2004 multiplied by $0.35 closing price on the Over-the-Counter Bulletin Board would be approximately $2,749,500. When added to the Travelers debt fair value the total fair value is $21,641,141.


Foreign Currency Translation


         The functional currency of the Company's foreign subsidiaries is the local foreign currency. All assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the exchange rate prevailing on the balance sheet date. Revenues, costs and expenses are translated at average rates of exchange prevailing during the period. Translation adjustments resulting from translation of the subsidiaries' accounts are accumulated as a separate component of stockholders' equity. Gains and losses resulting from foreign currency transactions are included in the consolidated statements of operations and have not been significant.


Revenue Recognition


         Revenue is recognized when product is shipped FOB winery. The cost of price promotions, rebates and coupon programs are treated as reductions of revenues. Revenue from items sold through the Company's retail locations is recognized at the time of sale. No products are sold on consignment.

Long-Lived Asset Impairment

         Long-lived assets and certain identifiable intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of any impairment loss for long-lived assets and certain identifiable intangible assets that management expects to hold and use is based on the amount the carrying value exceeds the fair value of the asset.


Income Taxes


         The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Under SFAS No.109, deferred tax assets and liabilities are computed based on the difference between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate. SFAS No. 109 requires that the net deferred tax asset be reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the net deferred tax asset will not be realized. The Company continues to reduce its net deferred tax assets by a 100% valuation allowance.

Stock-based Compensation


         The Company accounts for stock-based employee compensation arrangements using the intrinsic value method in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS No. 123 "Accounting for Stock-Based Compensation," as amended by SFAS No. 148. Under APB Opinion No. 25, compensation cost is generally recognized based on the difference, if any, on the date of grant between the fair value of the Company's common stock and the amount an employee must pay to acquire the stock.

         The Company periodically issues common stock for acquisitions and services rendered. Common stock issued is valued at the estimated fair market value, as determined by management and the board of directors of the Company. Management and the board of directors consider market price quotations, recent stock offering prices and other factors in determining fair market value for purposes of valuing the common stock.


Basic and Diluted Net Loss per Share

         Basic income or loss per share includes no dilution and is computed by dividing net income or loss by the weighted-average number of common shares outstanding for the period. Diluted income or loss per share includes the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. For all periods presented, diluted loss per share equaled the basic loss per share as all convertible instruments were anti-dilutive.

New accounting pronouncements


         In 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Severance pay under SFAS No. 146, in many cases, would be recognized over the remaining service period rather than at the time the plan is communicated. The provisions of SFAS 146 are effective for exit or disposal activities that are initiated after December 31, 2002. The Company will adopt SEAS 146 for any actions initiated after January 1, 2003, and any future exit costs or disposal activities will be subject to this statement.

         In 2003, the FASB issued FIN 46, "Consolidation of Variable Interest Entities." FIN 46 defines a variable interest entity (VIE) as a corporation, partnership, trust, or any other legal structure that does not have equity investors with a controlling financial interest or has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN 46 requires consolidation of a VIE by the primary beneficiary of the assets, liabilities and results of activities effective in 2003. FIN 46 also requires certain disclosures by all holders of a significant variable interest in a VIE that are not the primary beneficiary. The Company will adopt FIN 46 for any actions initiated after January 1, 2003, and any future investment in variable interest entities will be subject to this statement.

         In 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure", which amends SFAS No. 123, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method used on reported results. The disclosure provisions of SFAS No. 148 are effective for fiscal years ending after December 15, 2002.

         Pursuant to SFAS No. 148, the Company has elected to account for employee stock-based compensation under APB Opinion No. 25, "Accounting for Stock Issued to Employees," using an intrinsic value approach to measure compensation expense. Accordingly, no compensation expense has been recognized for options granted to employees under such a plan since the Company at this time does not have an option plan in place.

         In 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", which amends SFAS No. 133 for certain decisions made by the FASB Derivatives Implementation Group. In particular, SFAS 149: (1) clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative; (2) clarifies when a derivative contains a financing component; (3) amends the definition of an underlying to conform it to language used in FASB Interpretation No. 45 "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others"; and (4) amends certain other existing pronouncements. This Statement is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. In addition, most provisions of SFAS No. 149 are to be applied prospectively.

         The Company does not expect the adoption of SFAS No. 149 to have a material impact on its financial position, cash flows or results of operations.

         In December 2004, the Financial Accounting Standards Board issued Statement 123 (revised 2004), Share-Based Payment (Statement 123(R)). This Statement requires that the costs of employee share-based payments be measured at fair value on the awards' grant date using an option-pricing model and recognized in the financial statements over the requisite service period. This Statement does not change the accounting for stock ownership plans, which are subject to American Institute of Certified Public Accountants SOP 93-6, "Employer's Accounting for Employee Stock Ownership Plans." Statement 123(R) supersedes Opinion 25, Accounting for Stock Issued to Employees and its related interpretations, and eliminates the alternative to use Opinion 25's intrinsic value method of accounting, which the Company is currently using.

         Statement 123(R) allows for two alternative transition methods. The first method is the modified prospective application whereby compensation cost for the portion of awards for which the requisite service has not yet been rendered that are outstanding as of the adoption date will be recognized over the remaining service period. The compensation cost for that portion of awards will be based on the grant-date fair value of those awards as calculated for pro forma disclosures under Statement 123, as originally issued. All new awards and awards that are modified, repurchased, or cancelled after the adoption date will be accounted for under the provisions of Statement 123(R). The second method is the modified retrospective application, which requires that the Company restates prior period financial statements. The modified retrospective application may be applied either to all prior periods or only to prior interim periods in the year of adoption of this statement. The Company is currently determining which transition method it will adopt and is evaluating the impact Statement 123(R) will have on its financial position, results of operations, EPS and cash flows when the Statement is adopted. Upon making its determination of the transition method the Company will adopt Statement 123(R).

NOTE 3: PROPERTY AND EQUIPMENT

         Property and equipment at December 31, 2004 consisted of the following:

              Land                                                  $ 3,237,583
              Cultivated land                                        11,451,275
              Buildings, improvements and equipment                  24,815,073
                                                                    -----------
                                                                     39,503,931
              Less: accumulated depreciation and amortization           860,374
                                                                    -----------
                                                                    $38,643,557
                                                                    ===========

Depreciation expense was $1,243,132 and $23,999 for the years ended December 31, 2004 and 2003, respectively.

NOTE 4.  SHORT-TERM NOTES PAYABLE

         Short-term notes payable consist of nine notes issued from December 2002 to April 2004 at a total face-value amount of $1,220,000 and three notes issued on May 28, 2004 at a total face-value of $500,000, and two notes issued on September 24 and December 27, 2004 at a face-value of $800,000 for a total of $2,520,000.

         The original terms for the nine notes issued between December 2002 and April 2004 ranged from 90 days to one year. Interest ranged from 8% to 12% if not in default and rose to 19% if in default for the 2002 and 2003 notes. The April 2004 note is at 10% interest. At September 2004, the interest and penalties due on the April 2004 long term note from Gryphon Master Fund were combined into a new note which is due on August 2005. The September 2004 note is at 10% interest. The September 2005 note is secured with 3,000,000 common shares of stock owned by Joel Shapiro. During 2003, $350,000 of principal (representing five of the notes) was repaid. For the twelve months ended December 31, 2004, an additional $50,000 of principal (representing two notes) was repaid. Of the remaining notes shown on the December 31, 2004, $325,000 of principal plus interest are convertible into approximately 194,445 shares at prices ranging from $1.50 to $2.00 per share. Some of the notes payable are currently in default and the note holders have at this time extended the notes pending a refinancing of the liabilities.

         In conjunction with the issuance of the May 28 notes, the lenders were given 75,000 shares of the Company's common stock. An additional 25,000 shares were issued to the note holders effective July 28, 2004 because the principal had not been repaid at that time. $58,766 of the $500,000 proceeds were allocated to the 75,000 shares issued, based on the relative estimated fair values of the stock and the convertible debt, resulting in a discount on the debt. A further $103,766 was allocated to the beneficial conversion feature inherent in the convertible notes resulting in a further discount. $72,236 of the discounts were amortized as interest expense during the quarter ended June 30, 2004, the remaining $90,298 has been amortized during the quarter ending September 30, 2004.

         The notes issued on May 28, 2004 have a Maturity Date of August 26, 2004 with interest accruing at a rate of six percent (6%) per annum for the first 60 days and twelve percent (12%) per annum from the 61st day until the Maturity Date. The Company and lender have negotiated a first extension of this maturity date to November 9, 2004 with interest from August 26, 2004 accruing at eighteen (18%) per annum. Subsequently, the Company and the lender verbally agreed to a second extension until January 1, 2006 under the same terms. The $470,000 principal and accrued but unpaid interest is convertible into the Company's common stock at $1.00 per share.

         As part of the joint venture transaction, the Kirkland Cattle Co. provided inventory loans to Kirkland Knightsbridge, LLC in the aggregate amount of $2.25 million to be paid with other debt from any initial profits of Kirkland Knightsbridge, LLC. The loans bear no interest and have no call option.

         Other miscellaneous debts carry a balance of $84,467 of short term debt.

         As a result, at December 31, 2004, the Company had $4,424,467 of short term notes.

NOTE 5: LONG TERM DEBT



         On April 21, 2004, as part of the financing of the Company's purchase of its 50% membership interest in Kirkland Knightsbridge, LLC, the Company completed a senior secured convertible note financing with gross proceeds to the Company of $2 million. Net proceeds from the note offering, after estimated costs and expenses, were approximately $1,950,000 and were utilized to pay off certain debts and for working capital to Kirkland Knightsbridge, LLC. In connection with the offering, the Company entered into a Securities Exchange Agreement with Gryphon Master Fund, L.P. ("Gryphon") pursuant to which, among other things, the Company issued a 7.5% senior secured convertible note due April 21, 2006 in the principal amount of $5,500,000 (the "Note"), $3,500,000 of which principal amount was previously outstanding and payable to Gryphon. The Company also issued to Gryphon: (i) a warrant to purchase 3,055,556 shares of the Company's common stock exercisable for a period of five (5) years from the date of issuance at a purchase price of $0.70 cents per share, 1,527,778 of which warrant shares were previously issued to Gryphon and outstanding with exercise prices of $0.70 and $2.40, and (ii) a warrant to purchase 5,000,000 shares of the Company's common stock exercisable for a period of five (5) years from the date of issuance at a purchase price of $0.01 per share. The holder of the Note has the option, during the term of the Note, to convert the outstanding principal amount under the Note into the Company's common stock at a conversion price of $1.80 per share, subject to certain anti-dilution adjustments. Pursuant to the Amended and Restated Security Agreement, dated as of April 21, 2004, by and between the Company and Gryphon, the Note is secured by a lien and pledge of all of the assets of the Company. The incorporation of the previously outstanding $3,500,000 has been accounted for as a modification of the terms of the note under EITF 96-19 Debtor's Accounting for a Modification or Exchange of Debt Instruments.

         Using the Black-Scholes model the Company estimated the fair value of the additional warrants and the modification of the terms of the previously issued warrants and allocated $1,702,001 of the proceeds from the April 21, 2004 financing to the warrants which was recorded as deferred interest and presented as a discount on the convertible debenture, net of amortization which is being recorded as interest expense over the three-year term of the note on the interest rate method. On the date of the issuance of the note, the Company's common stock had an average price between the high and low price per share on the Over-the Counter Bulletin Board of $1.80. Based on the terms of the conversion associated with the note, there was an intrinsic value associated with the beneficial conversion feature estimated at $297,299, the entire additional proceeds of the note after allocation to the warrants issued, which was recorded as deferred interest and presented as a discount on the convertible debenture, net of amortization, which is being recorded as interest expense over the three-year term of the note. At December 31, 2004, the $5,500,000 face value note was shown as $1,891,641 on the balance sheet which was net of unamortized discounts. Based on the $1,891,641 carrying value at December 31, 2004 and the future contractual cash payments under the debt, if not converted, the prospective effective interest rate on the note is approximately 77.7% per annum. Total interest expense for this note, not including any liquidated damages, as discussed two paragraphs below, is expected to be $284,000 for the three months ended December 31, 2004.

         The terms of the Note required that the shares underlying the warrants and conversion rights be subject to a registration statement filed by April 30, 2004 that is declared effective by June 15, 2004. Failure to meet these requirements puts the Note in default and gives the lender the right to demand immediate payment of the $5,500,000 principal, any accrued interest and liquidated damages equal to 25% of outstanding principal ($1,375,000). The lender has agreed for the present time to waive this default so neither acceleration of the discount amortization, nor liquidated damages have been recorded and the liability on the balance sheet continues to be shown as a non-current liability.

         On September 24, 2004, Knightsbridge Fine Wines, Inc. and Gryphon Master Fund, L.P. entered a Debt Restructuring Agreement. Pursuant to the Agreement, Gryphon agreed to cancel certain penalties due to it under the Senior Secured Convertible Note dated April 21, 2004, and to freeze remaining penalties that may come due pursuant to the terms of the Registration Rights agreement dated April 21, 2004. Gryphon also agreed to cancel certain interest payments currently due and which will become due pursuant to the terms of the $5,500,000 note dated April 21, 2004. In consideration for the foregoing agreements by Gryphon, a new promissory note was issued in the amount of seven hundred thousand dollars ($700,000), which will bear interest at 6% per annum and is due and payable on August 31, 2005.

         These consolidated financial statements include Kirkland Knightsbridge, LLC's mortgage note to Travelers which is guaranteed by 360 Global Wine itself (see Note 9). The principal amount of the debt is $20,000,000 but $1,950,000 was withheld at closing for prepaid interest through October 31, 2005. The $1,950,000 was recorded as a discount on the debt which is being amortized as interest expense on the interest rate method over the term of the debt. The debt requires payments, including principal and interest at 6.5% p.a., of $149,115 monthly, beginning December 1, 2005 with a balloon payment due March 1, 2009. The effective rate, considering the discount, is 6.724% p.a. The Company's joint venture partner in Kirkland Knightsbridge, LLC and parties related to the joint venture partner are listed as co-borrowers and have pledged certain land as collateral for the debt. The agreement among the Company, Kirkland Knightsbridge, LLC and the joint venture partner is that Kirkland Knightsbridge, LLC is the borrower and that the legal co-borrowers are effectively guarantors, consequently the full amount of the debt has been recorded as that of Kirkland Knightsbridge, LLC and, in consolidation, the Company's. The debt is also collateralized by the real property and other certain assets of Kirkland Knightsbridge, LLC.

         As a result, at December 31, 2004, the Company had $25,5000,000 of long term debt less unamortized discount and prepaid interest of $3,454,042 for a balance of $22,045,958.


NOTE 6.  INCOME TAXES


         The provision for taxes consisted of the following:

                                                                                   2004            2003
                                                                              ------------    ------------
Loss before income taxes                                                      $(14,081,000)   $ (5,050,000)
Current                                                                                 --              --
Deferred                                                                                --              --
     Total provision                                                                    --              --

                                                                                   2004            2003
                                                                              ------------    ------------
Federal income taxes at statutory rate                                        $(14,788,000)   $ (1,763,000)
State income taxes                                                                (718,000)       (253,000)
Increase in taxes resulting from:
     Benefit of U.S. tax loss not recognized                                     3,868,000       1,781,000
     Benefit of temporary difference from stock compensation not                   961,000         121,000
     recognized
     Interest expense arising from beneficial conversion features not              680,000          79,000
     deductible
     Other, net                                                                         --          35,000
Provision for income taxes                                                              --              --

The primary components of deferred income tax assets and liabilities are as follows:
                                                                                   2004            2003
                                                                              ------------    ------------
Deferred income tax assets:
     Loss and credit carryforwards                                            $  3,200,000    $  1,796,000
     Benefit of temporary difference from stock compensation not recognized        961,000         121,000
                                                                                 4,161,000       1,917,000
Less Valuation allowance                                                         4,161,000       1,917,000
                                                                              ------------    ------------

The valuation allowance increased by $2,244,000 in the year ended December 31, 2004

         Realization of the Company's deferred tax assets is dependent on generating sufficient taxable income prior to the expiration of loss carryforwards. Management believes that, more likely than not, deferred tax assets will not be fully realized in the future and have therefore provided a valuation allowance to reserve for those deferred tax assets not considered realizable. Despite the current estimate, it is possible that some of the deferred tax assets will be realized in the future. Should this happen, the valuation allowance will be reduced.

         At December 31, 2004, the Company had tax operating loss carryforwards for U.S. federal tax purposes approximating $9,000,000 expiring in years 2022 and 2023. These do not include Tech-Net's carryovers as of the August 1, 2003 merger/recapitalization which are subject to severe limitations. These Tech-Net carryovers were also not taken into consideration in calculating the deferred tax assets disclosed above.


NOTE 7.  INTEREST INCOME (EXPENSE), NET


         In conjunction with a loan receivable the Company had interest income for the year ended December 31, 2004, of 30,400.

         The table below outlines the interest expense for the year ended December 31, 2004
          Notes Payable - $4,424,467
                  Amortization of discount on notes payable                                   $        0
                  Contractual interest                                                           143,525
                  Beneficial conversion features                                                       0

          Notes Payable - $21,891,641
                  Contractual interest and discount on notes payable                           1,342,010
                  Beneficial conversion features                                                 718,714
                                                                                              ----------
          Other                                                                                  255,151
                  Total                                                                       $2,459,400
                                                                                              ==========

         In conjunction with a loan receivable the Company had interest income for the year ended December 31, 2003, of 12,378

         The table below outlines the interest expense for the year ended December 31, 2003

                  Notes Payable - $725,000
                           Amortization of discount on notes payable                          $  190,987
                           Contractual interest                                                   76,156
                           Beneficial conversion features                                         38,006

                  Notes Payable - $3,500,000
                           Contractual interest and discount on notes payable                     50,646
                           Beneficial conversion features                                         85,294

                  Other                                                                            6,674
                                                                                              ----------
                           Total                                                              $  447,763
                                                                                              ==========

NOTE 8.  Stock-compensation expense


         During 2004, the company issued 1,181,000 shares of stock to various parties who had or would provide services to 360 Global Wine Group. These shares were valued based on the market price for shares of our common stock at the time of issuance. In August 2004, the Company terminated the contract of a consultant and canceled the 250,000 shares that were originally granted on June 18, 2004. As a result, these transactions resulted in the Company recording stock compensation expense of $1,938,846 as of December 31, 2004.

         In July 2003, Knightsbridge issued 3,313,250 shares of stock to various parties, who had or would provide services to Knightsbridge, through a stock subscription agreement for $0.001 per share. Subsequently in August 2003, Knightsbridge was acquired by the Company pursuant to a share exchange. As a result of the share exchange between the parties, Knightsbridge used the difference between the average first day trading price split adjusted and the issuance price of the stock issued by Knightsbridge in the stock subscription agreement as the estimate of the value given. Knightsbridge believes that use of an amount based on the initial public trading value of the stock, immediately following announcement of the reverse merger, was reasonably indicative of the value of the shares as a private Company shortly before the finalization of its plans to effectuate a recapitalization as a public company. In addition, Paul Gardner received 986,700 shares. Also, in the fourth quarter of 2003 Company directors received 575,000 unvested shares and in the third quarter, consultants received 130,000 shares and 100,000 warrants. These shares and warrants were valued were based on the quoted market price of the shares on the grant dates. The consultant shares are earned on a monthly basis. These transactions resulted in the recording of additional stock compensation expense of $2,973,662 on the statement of operations and prepaid stock compensation expense in stockholders' equity at December 31, 2003 totaling $928,325.

NOTE 9.  ACQUISITION OF INTEREST IN KIRKLAND KNIGHTSBRIDGE LLC

         On April 21, 2004 the Company acquired a 50% membership interest in Kirkland Knightsbridge, LLC, a California limited liability company pursuant to that certain Capital Stock Contribution Agreement, dated as of April 21, 2004 (the "Contribution Agreement"), by and among Kirkland Ranch, LLC, a California limited liability company ("Kirkland Ranch"), Kirkland Knightsbridge, LLC, the Company and Mr. Larry Kirkland. In exchange for its 50% membership interest, the Company made an initial capital contribution equal in value of $10 million through the initial issuance of 4,255,320 shares ("Initial Shares") of its common stock, par value $.001 per share, at an initial valuation of $2.35 per share. On April 21, 2007 (the "Valuation Date"), if the Initial Shares have a Market Value less than the amount of ten million dollars ($10,000,000), 360 Global Wine shall, as an additional capital contribution, contribute to Kirkland Knightsbridge, LLC(to be immediately withdrawn by Kirkland Ranch), in cash or such additional number of shares of Common Stock, which can be immediately converted to cash on the Valuation Date, when added to the Market Value of the Initial Shares, equals the sum of ten million dollars ($10,000,000). As of September 30, 2004, if the price of the Company's Stock remains unchanged from the $0.90 closing price on the Over-the-Counter Bulletin Board, the Company would have to issue an additional 6,855,791 shares of common stock on the Valuation Date. Because the governing document of Kirkland Knightsbridge, LLC specifies that gains or losses on the value of Kirkland Knightsbridge, LLC's assets, which would include the 4,255,320 shares of Company stock, are allocated 50% each to the Company and Kirkland Ranch, one half of the shares issued were recorded at $5,000,000, representing their $2.35 per share guaranteed value pursuant to the Contribution Agreement and one-half of the shares were recorded at $3,829,788, representing the average price between the high and low price per share on the Over-the Counter Bulletin Board of $1.80.

         As part of the financing for the joint venture transaction, the Company provided loans to Kirkland Knightsbridge, LLC in the aggregate amount of $2.4 million to be paid with other debt from any initial profits of Kirkland Knightsbridge, LLC. The loans have been eliminated in consolidation and included in the acquisition cost of the Company's controlling financial interest in Kirkland Knightsbridge, LLC.

         In connection with the closing under the Contribution Agreement and to finance the joint venture transaction, the Company entered into a guaranty, dated as of April 21, 2004, in favor of The Travelers Insurance Company ("Travelers"), pursuant to which the Company guaranteed the obligations under that certain promissory note in the amount of $20 million (the "Travelers Note") issued by Travelers to Kirkland Cattle Co., a California general partnership, Kirkland Ranch, and Mr. Larry Kirkland, as co-borrowers. The obligations under the Travelers Note is collateralized by, among other things, a mortgage on certain land and a lien on certain assets, excluding inventory, owned by Kirkland Knightsbridge, LLC.

         Pursuant to the Contribution Agreement, Kirkland Ranch contributed all of its assets and certain of its liabilities to the Joint Venture , including all of the assets of the Kirkland Ranch Winery located in Napa Valley, California. Kirkland Knightsbridge, LLC has title and ownership to all of the Kirkland Ranch assets including, without limitation, sixty-nine (69) acres of vineyard land, a 57,000 square foot winemaking facility, wine labels including Kirkland Ranch Winery and Jamieson Canyon, inventory, accounts receivable, intellectual property and general intangibles. In connection with the transaction, the Company entered into an exclusive distribution and marketing agreement with Kirkland Knightsbridge, LLC to sell wine and wine related products under its labels with an initial annual minimum purchase requirement equal to $3 million. Under a separate bottling agreement, the Joint Venture will serve as the exclusive bottler of the Company's products in California.

         In connection with the operations of the Joint Venture and subject to the occurrence of certain events, the Company is required to make additional cash capital contributions in accordance with the budget to Kirkland Knightsbridge, LLC for certain business purposes. Such cash contributions include, solely to the extent not previously paid from cash provided at closing, certain principal and interest payments owed under the Travelers Note through April 21, 2007. The Company agreed, solely upon the occurrence of non-payment of principal and interest payments owed under the Travelers Note, to risk of forfeiture of its membership interest.

         Voting control of Kirkland Knightsbridge, LLC is formally split between the Company and Kirkland Ranch. Pursuant to the Operating Agreement, however, the Company has disproportionate control over certain budgetary and expenditure matters while Kirkland Ranch has disproportionate control over certain operating matters. The Company has concluded that Kirkland Knightsbridge, LLC is a Variable Interest Entity under Financial Interpretation No. 46 (Revised) - Consolidation of Variable Interest Entities ("FIN 46(R)"). Because of the requirement for 360 Global Wine to make additional capital contributions to fund certain operating expenses and debt payments, and the requirement to make additional capital contributions should the Company stock owned by Kirkland Knightsbridge, LLC be worth less than $10,000,000 on April 21, 2007, 360 Global Wine would incur the majority of Kirkland Knightsbridge, LLC's "expected losses" as defined by FIN 46(R). The Company believes this is true despite the basic sharing of income and losses between the Company and Kirkland Ranch on an equal basis. This basic equal sharing of income and loss results in "expected income" and any relatively small overall losses being shared equally. The equal allocation of losses is, however, limited by each partner's capital account which means that in all reasonable scenarios involving relatively large losses Knightsbridge would incur more than 50% of the loss.

         The Company recorded the assets and liabilities of Kirkland Knightsbridge, LLC, including the "minority interest" (joint venture partner's) share based on their preliminary estimated fair values. Pursuant to the capital account maintenance provisions of the Limited Liability Company Agreement the minority interest was credited with the full net value of assets and liabilities less the $5,000,000 agreed-upon value of one-half of the Company shares contributed to Kirkland Knightsbridge, LLC which are eliminated in consolidation. This resulted in an increase in the Company's net assets of $5,000,000. The preliminary estimate of the fair values of Kirkland Knightsbridge, LLC's assets and liabilities was based on a June 3, 2002 independent appraisal of the land, buildings and fixtures and on management estimates of other assets and liabilities. Management is arranging for current independent appraisals of values as of April 21, 2004. Kirkland Knightsbridge, LLC's asset and liability values will be adjusted when the current appraisals are obtained.

         The Company also incurred $28,588 of transaction costs in acquiring its joint venture interest. Because the fair value of Kirkland Knightsbridge, LLC's identified assets and liabilities above the $5,000,000 of stock credited to the minority interest was allocated to the minority interest, an amount equal to the transaction cost was recorded as goodwill. The Company believes that paying this relatively small amount in excess of the identified assets and liabilities was worthwhile to acquire Kirkland Knightsbridge, LLC to use as an initial United States base for its plan to establish a diversified international wine company.

         The allocation of the acquisition costs follow:

         Cash                                              $    316,503
         Accounts Receivable                                    130,483
         Inventory                                            4,424,373
         Other current assets                                   693,119
                                                           ------------

         Total current assets                                 5,564,478
                                                           ------------

         Property, Plant and Equipment                       39,402,080
         Goodwill                                                28,588
                                                           ------------

         Total Assets                                        44,995,146

         Liabilities assumed                                (23,169,684)

         Minority Interest                                  (16,796,874)
                                                           ------------
         Total Allocation of Acquisition Cost              $  5,028,588
                                                           ============

         The following unaudited pro forma financial information reflects the consolidated results of operations of the Company as if the acquisitions had taken place on January 1, 2002. The pro forma information includes primarily adjustments for the depreciation of the tangible property acquired. The pro forma information is not necessarily indicative of the results of the operations as it would have been had the transactions been effected on the assumed date.

                                                2003 Pro Forma    2002 Pro Forma
                                                --------------    --------------
Revenue                                          $ 3,032,103       $ 3,211,608
Net loss                                         $(6,496,181)      $(2,055,339)
Basic and diluted loss per common share          $     (0.21)      $     (0.12)

NOTE 10.  COMMITMENTS AND CONTINGENCIES

Corporate Offices


         For the fiscal year ended December 31, 2003, the U.S. corporate office was located at 65 Shrewsbury Road, Livingston, NJ 07039. This space was provided on a rent free basis by our majority stockholder. As a result, the Company did not recognize rental expense in the previous fiscal year.

         Commencing April 2004, the principal corporate office is located at One Kirkland Ranch Road, Napa, California 94558. The property is owned by Kirkland Knightsbridge, LLC. Since relocation, our office in Livingston, NJ has been closed. The company now has a satellite U.S. office in New Canaan, CT.


Employment Agreements


         On September 24, 2004 360 Global Wine amended the employment agreement entered on June 1, 2003 with Mr. Joe Carr. Mr. Carr was promoted to the position of Executive President of 360 Global Wine effective September 24, 2004,. Mr. Carr will serve at the pleasure of the Board of Director's. Mr. Carr's compensation will be $155,000 per annum along with other similar employee benefits as offered to employees of the Company. Mr. Carr also received 100,000 shares of common stock of the Company.

         On August 3, 2004 360 Global Wine entered into an employment agreement with Mr. Jay Essa as an Executive Vice President effective September 24, 2004. Mr. Essa will serve at the pleasure of the Board of Director's. Mr. Essa's Compensation with be $130,000 per annum along with other similar employee benefits as offered to employees of the Company. Mr. Essa also received 100,000 shares of common stock of the Company.

         On October 8, 2004 360 Global Wine entered into an employment agreement with Mr. Charles Marin as an Executive Vice President effective November 1, 2004. Mr. Marin will serve at the pleasure of the Board of Director's. Mr. Marin's Compensation with be $100,000 per annum along with other similar employee benefits as offered to employees of the Company. Mr. Marin also received 75,000 shares of common stock of the Company.


Sales and Marketing Agreements


         There were no new Sales and Marketing Agreements entered into during Fiscal 2004.


Licensing Agreements


         During the third quarter of 2003, the Company entered into two licensing agreements with noted artists in its effort to launch an Artist series brand to be built around leading artists around the world.


         On October 6, 2004, the Company entered into a licensing agreement with Consuelo Vanderbilt Costin in an effort to launch a brand built around the image of American aristocracy.

Litigation


         On April 14, 2004, a complaint was filed by California Wine Company, as plaintiff, against the Company in Napa County Superior Court of the State of California. The complaint alleges breach of contract, anticipatory breach of contract, breach of an interim sales agent agreement and breach of the implied covenant of good faith and fair dealing. Plaintiff seeks damage in excess of $2.5 million. The plaintiff alleges, among other things, the failure of the Company to perform its obligations to purchase grapes under a certain grape purchase agreement, and costs incurred for moving and storing bulk wines. Although a trial date of January 30, 2006 has been set on this matter, the plaintiff and the Company are currently in settlement negotiations.

         In September 2004, we received correspondence from counsel to an entity purportedly known as Knightsbridge Wine Shoppe, which alleged that we were infringing upon its use of the trademark "Knightsbridge Wine." Due to the high cost of litigating this type of claim and the Company's pre-existing plan to re-brand its products, management believed that it was in the best interest of the Company to settle the case. We signed a settlement agreement with Knightsbridge Wine Shoppe in November 2004. Pursuant to the settlement agreement, we agreed to change our name on or before February 15, 2005. Effective as of February 15, 2005, our name was changed from Knightsbridge Fine Wines, Inc. to 360 Global Wine Company.

         Management has been informed that five former stockholders of the Company filed a suit against the Company. Management has not yet reviewed the claim, but believes that the suit was filed because the Company cancelled stock owned by the plaintiff stockholders for non-payment. Management does not believe that this will have a material adverse impact on the Company and intends to defend the claim vigorously.

         On March 11, 2005 the Company received correspondence from counsel to seven former employees of the Company, which alleges that the Company has outstanding debts due to the former employees. The Company is currently in negotiations to settle this dispute.

         On February 10, 2005, Larry Kirkland, purportedly on behalf of Kirkland Knightsbridge, LLC, filed a corrective statement with the California Secretary of State alleging that the financing statement filed by Gryphon Master Fund in connection with its April 2004 financing of 360 Global Wine Company was wrongfully filed and that no financing statement was agreed to by Kirkland Knightsbridge. 360 Global Wine Company has taken the position that the financing statement was properly authorized by Kirkland Knightsbridge, LLC, and believes further that Mr. Kirkland had no authority pursuant to the operating agreement of Kirkland Knightsbridge to file the corrective statement. Accordingly, we are cooperating with Gryphon in a lawsuit filed in the U.S. District Court for the Northern District of Texas, Dallas Division, by Gryphon seeking a declaration that a valid and enforceable security agreement exists between Gryphon and Kirkland Knightsbridge and that Kirkland Knightsbridge had no authority to file the corrective statement with the California Secretary of State.

         The Company is involved in lawsuits, claims, and proceedings, including those identified above, which arise in the ordinary course of business. In accordance with SFAS No. 5, "Accounting for Contingencies," The Company makes a provision for a liability when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. The Company believes it has adequate provisions for any such matters. The Company reviews these provisions at least quarterly and adjusts these provisions to reflect the impacts of negotiations, settlements, rulings, advice of legal counsel, and other information and events pertaining to a particular case. Litigation is inherently unpredictable. However, The Company believes that it has valid defenses with respect to legal matters pending against it. Nevertheless, it is possible that cash flows or results of operations could be materially affected in any particular period by the unfavorable resolution of one or more of these contingencies.

NOTE 11.  WARRANTS

Warrants outstanding consist of the following:

Transaction                                      No. of
                                                Warrants     Exercise Price      Term
                                                --------     --------------      ----
Consultants and Issuance of short-term debt      550,000      $1.50-$2.70       5 Years
Issuance of long-term debt                     1,612,778      $0.70-$1.80       3 Years

NOTE 12.  DIVESTITURE IN SUBSIDIARY

         360 Global Wine Company has entered into an agreement to divest itself of its ownership interest in Bodegas Y Vinedos Anguinan S.A, an Argentine wine company in which it acquired an interest in November 2003. Pursuant to the Termination, Settlement & Release of Claims Agreement signed between the Company, its wholly owned subsidiary, KFWBA Acquisition Corp., and Bodegas and its former principals, both parties agreed to return any equity in the other party and to terminate any further obligations between them, including, but not limited to the put options granted by the Company as part of the acquisition and any employment agreements between the Company and the principals of Bodegas.

NOTE 13.  CANCELLATION OF SHARES


         In July 2004, 360 Global Wine Company cancelled 2,594,000 shares of common stock which were offered with the Company's initial stock subscription for failure to pay the purchase price for the shares and/or provide other services for consideration. These shares were originally issued to ten individuals. The Shares are null and void and may not be sold or otherwise transferred to any third party. Management has been informed that four of former stockholders intend to file a suit against the Company.

         One of the former stockholders has filed suit against the company for cancellation of his shares. Management has not yet reviewed the claim, but believes that the suit was filed because the Company cancelled stock owned by the plaintiff stockholders for non-payment. Management does not believe that this will have a material adverse impact on the Company and intends to defend the claim vigorously.

NOTE 14.  STOCKHOLDERS' EQUITY


Common Stock


We periodically issue common stock for services rendered. Common stock issued is valued at fair market value, which is the quoted market price. During the years ended December 31, 2004 and 2003, 360 Global Wine Company issued 1,181,000 and 5,011,200 shares of common stock and warrants for services valued at $2,021,050 and $2,393,764, respectively.

On June 16, 2004, the Board authorized 60,000 shares of restricted common shares to Michael McIntyre. pursuant to an investor relations agreement dated August 2003. The shares were release in full per the terms of the agreement. Pursuant to the agreement, Michael McIntyre supplied investor relations related services and assisted the Company with broker relations for our stock. The shares were valued at $1.01 per share, the market price per share at the time of issuance. The total value of the consideration paid to Michael McIntyre was $60,600.

On June 18, 2004, the Board authorized the issue of 30,000 shares of restricted common to Raul Marozof pursuant to a consulting agreement. The shares were valued using the closing stock price on the date of issue, pursuant to which the shares were valued at $1.20 at the time of issuance. Therefore, the total aggregate value of the consideration paid to Mr. Marozof was valued at $36,000.

On June 18, 2004, the Board authorized the issue of 12,000 shares of restricted common to Nan Miller pursuant to a consulting agreement. The shares were valued using the closing stock price on the date of issue, pursuant to which the shares were valued at $1.20 at the time of issuance. Therefore, the total aggregate value of the consideration paid to Ms. Miller was valued at $14,400.

On June 18, 2004, the Board authorized the issue of 12,000 shares of restricted common to Romero Britto pursuant to a licensing agreement. The shares were valued using the closing stock price on the date of issue, pursuant to which the shares were valued at $1.20 at the time of issuance. Therefore, the total aggregate value of the consideration paid to Mr. Britto was valued at $36,000.

On June 18, 2004, the Board authorized the issue of 15,000 shares of restricted common to Guy Buffet pursuant to a licensing agreement. The shares were valued using the closing stock price on the date of issue, pursuant to which the shares were valued at $1.20 at the time of issuance. Therefore, the total aggregate value of the consideration paid to Mr. Buffet was valued at $186,000.

On June 18, 2004, the Board authorized the issue of 7,500 shares of restricted common to Lydia Carriera pursuant to a consulting agreement. The shares were valued using the closing stock price on the date of issue, pursuant to which the shares were valued at $1.20 at the time of issuance. Therefore, the total aggregate value of the consideration paid to Ms. Carriera was valued at $9,000.

On June 18, 2004, the Board authorized the issue of 2,500 shares of restricted common to Geoff Howes pursuant to a consulting agreement. The shares were valued using the closing stock price on the date of issue, pursuant to which the shares were valued at $1.20 at the time of issuance. Therefore, the total aggregate value of the consideration paid to Mr. Howes was valued at $3,000.

On June 18, 2004, the Board authorized the issue of 1,500 shares of restricted common to Jerry Burns pursuant to a broker agreement. The shares were valued using the closing stock price on the date of issue, pursuant to which the shares were valued at $1.20 at the time of issuance. Therefore, the total aggregate value of the consideration paid to Mr. Burns was valued at $1,800.

On June 18, 2004, the Board authorized the issue of 20,000 shares of restricted common to Joseph Carr Executive President of the Company. The shares were valued using the closing stock price on the date of issue, pursuant to which the shares were valued at $1.20 at the time of issuance. Therefore, the total aggregate value of the consideration paid to Mr. Carr was valued at $24,000.

On June 18, 2004, the Board authorized the issue of 20,000 shares of restricted common to Jay Essa Executive Vice President of the Company. The shares were valued using the closing stock price on the date of issue, pursuant to which the shares were valued at $1.20 at the time of issuance. Therefore, the total aggregate value of the consideration paid to Mr. Essa was valued at $24,000.

On June 18, 2004, the Board authorized the issue of 10,000 shares of restricted common to Charles Marin, Executive Vice President of the Company. The shares were valued using the closing stock price on the date of issue, pursuant to which the shares were valued at $1.20 at the time of issuance. Therefore, the total aggregate value of the consideration paid to Mr. Marin was valued at $12,000.

On June 18, 2004, the Board authorized the issue of 5,000 shares of restricted common to William Callahan Sales Regional Manager of the Company. The shares were valued using the closing stock price on the date of issue, pursuant to which the shares were valued at $1.20 at the time of issuance. Therefore, the total aggregate value of the consideration paid to Mr. Callahan was valued at $6,000.

On June 18, 2004, the Board authorized the issue of 5,000 shares of restricted common to Michael Gallo Regional Sales Manager of the Company. The shares were valued using the closing stock price on the date of issue, pursuant to which the shares were valued at $1.20 at the time of issuance. Therefore, the total aggregate value of the consideration paid to Mr. Gallo was valued at $6,000.

On June 18, 2004, the Board authorized the issue of 5,000 shares of restricted common to Daniel Nelson Regional Sales Manager of the Company. The shares were valued using the closing stock price on the date of issue, pursuant to which the shares were valued at $1.20 at the time of issuance. Therefore, the total aggregate value of the consideration paid to Mr. Nelson was valued at $6,000.

On June 18, 2004, the Board authorized the issue of 5,000 shares of restricted common to Casey Squire Regional Sales Manager of the Company. The shares were valued using the closing stock price on the date of issue, pursuant to which the shares were valued at $1.20 at the time of issuance. Therefore, the total aggregate value of the consideration paid to Mr. Squire was valued at $6,000.

On June 18, 2004, the Board authorized the issue of 3,500 shares of restricted common to Sean Lynch Sales Manager of the Company. The shares were valued using the closing stock price on the date of issue, pursuant to which the shares were valued at $1.20 at the time of issuance. Therefore, the total aggregate value of the consideration paid to Mr. Lynch was valued at $4,200.

On June 18, 2004, the Board authorized the issue of 3,500 shares of restricted common to Martin Cotton Sales Manager of the Company. The shares were valued using the closing stock price on the date of issue, pursuant to which the shares were valued at $1.20 at the time of issuance. Therefore, the total aggregate value of the consideration paid to Mr. Cotton was valued at $4,200.

On June 18, 2004, the Board authorized the issue of 3,500 shares of restricted common to Paul Carey Sales Manager of the Company. The shares were valued using the closing stock price on the date of issue, pursuant to which the shares were valued at $1.20 at the time of issuance. Therefore, the total aggregate value of the consideration paid to Mr. Carey was valued at $4,200.

On June 18, 2004, the Board authorized the issue of 3,500 shares of restricted common to Raymond Abramoski Sales Manager of the Company. The shares were valued using the closing stock price on the date of issue, pursuant to which the shares were valued at $1.20 at the time of issuance. Therefore, the total aggregate value of the consideration paid to Mr. Abramoski was valued at $4,200.

On June 18, 2004, the Board authorized the issue of 1,500 shares of restricted common to Nicole Shiflet Employee of the Company. The shares were valued using the closing stock price on the date of issue, pursuant to which the shares were valued at $1.20 at the time of issuance. Therefore, the total aggregate value of the consideration paid to Ms. Shiflet was valued at $1,800.

On June 18, 2004, the Board authorized the issue of 100,000 shares of restricted common to Galatin Consulting, Inc. pursuant to a consulting agreement. The services to be provided under the consulting agreement were investor and public relations. The shares were valued using the closing stock price on the date of issue, pursuant to which the shares were valued at $1.20 at the time of issuance. Therefore, the total aggregate value of the consideration paid to Galatin Consulting, Inc. was $120,000.

On November 22, 2004, the Board authorized the issue of 275,000 shares of restricted common to Anthony J. Bryan, Chairman of the Board of the Company. The shares were valued using the closing stock price on the date of issue, pursuant to which the shares were valued at $0.48 at the time of issuance. Therefore, the total aggregate value of the consideration paid to Mr. Bryan was valued at $132,000.

On November 22, 2004, the Board authorized the issue of 350,000 shares of restricted common to Phil E. Pearce, Board Member of the Company. The shares were valued using the closing stock price on the date of issue, pursuant to which the shares were valued at $0.48 at the time of issuance. Therefore, the total aggregate value of the consideration paid to Mr. Pearce was valued at $168,000.

On November 22, 2004, the Board authorized the issue of 33,334 shares of restricted common to Scott R. Griffith, pursuant to a consulting agreement. The shares were valued using the closing stock price on the date of issue, pursuant to which the shares were valued at $0.48 at the time of issuance. Therefore, the total aggregate value of the consideration paid to Mr. Griffith was valued at $16,000.

On November 22, 2004, the Board authorized the issue of 33,333 shares of restricted common to Jesse B. Shelmire IV, pursuant to a consulting agreement. The shares were valued using the closing stock price on the date of issue, pursuant to which the shares were valued at $0.48 at the time of issuance. Therefore, the total aggregate value of the consideration paid to Mr. Shelmire was valued at $16,000.

On November 22, 2004, the Board authorized the issue of 33,333 shares of restricted common Robert R. Blakely Jr., pursuant to a consulting agreement. The shares were valued using the closing stock price on the date of issue, pursuant to which the shares were valued at $0.48 at the time of issuance. Therefore, the total aggregate value of the consideration paid to Mr. Blakely was valued at $16,000.

NOTE 15.  GOING CONCERN

         As of December 31, 2004, the Company's working capital has been primarily financed with various forms of debt and convertible debt. The Company has suffered significant operating losses since its inception in its efforts to establish and execute its business strategy. The Company anticipates that it will continue to require additional working capital to fund its ongoing operations, repay certain debts in default and execute its business strategy. In the event that the Company does not continue to raise such required capital it would raise substantial doubt about the Company's ability to continue as a going concern.

         The Financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's ability to continue as a going concern is dependent upon its ability to generate sufficient cash flows to meet its obligations on a timely basis and ultimately to attain profitability. The Company's management intends to obtain working capital through operations and to seek additional funding through debt and equity offerings to help fund the Company's operations as it expands. There is no assurance that the Company will be successful in its efforts to raise additional working capital or achieve profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 16 - Restatement of Prior Year Financials

         The original financial statements for year ending December 31, 2003 were filed on May 11, 2004 amended financial statements for the year ending December 31, 2003 were filed. These financial statements have been prepared using 2003 numbers that were restated from the version originally filed. The restatement principally involved the accounting for the acquisition of the Bodegas, particularly the put option granted to the sellers.

         On November 6, 2003, the company's wholly-owned subsidiary, KFWBA Acquisition Corp., a Nevada corporation (KFWBA) acquired 100% of Bodegas y Venedos Anguinan S.A. (Bodegas). The purchase price consisted of a combination of $357,407 (USD) (including $157,407 of transaction costs, one million shares of the company's restricted common stock and a put option (defined below). The purchase price was paid to the former stockholders' of Bodegas Anguinan Winery.

         Originally the Company valued the stock at $1,900,000 (USD) based on the quoted market price and separately valued the put option as a liability with an estimated value of $1,461,033 for a total of $3,718,440. This treatment was based on the conclusion that the put options were "freestanding financial instruments" as referred to in SFAS 150 - Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity ("SFAS 150") and consequently should be valued separately. This conclusion resulted from the put options being set-forth in a separate agreement that was appended to the agreement for the purchase of the Bodegas stock.

         After review of the terms of the agreement, the Company has now concluded that the put options are not "freestanding financial instruments" but instead are not separable from the Company's agreement to purchase the stock of Bodegas, principally because, in the event of default the option holders are required to offer to take back the Bodegas stock in satisfaction of the amount owed to them pursuant to the put option.

         As a consequence of this reevaluation, the Company considers the put options to be a security price based contingency as defined in SFAS 141 - Business Combinations ("SFAS 141"). The Company is hereby restating the financial statements for the year ended December 31, 2003 to reflect the cost of the Bodegas acquisition as the cash expended of $357,407 (USD), including $157,407 of transaction costs and one million shares of the company's restricted common stock valued at $2,500,000 ($2.50 per share) pursuant to the agreement. This results in the following changes to previously reported amounts - removal of the put option liability shown as $1,534,825 ($167,886 current, $1,366,939 non-current) at December 31, 2003. The initial recorded valuation of property and equipment acquired in the transaction has been restated at an amount $861,033 lower than originally reported, additional paid-in-capital has been increased by $600,000, interest expense and depreciation expense has been reduced by $73,792 and $6,747 respectively for the year-ended December 31, 2003. This results in the following changes to stockholders' equity at December 31, 2003 and to net loss for the year then ended:

                                                            December 31, 2003

Stockholders' equity - as originally reported                   3,169,867
           - increase                                             680,539
                                                               ----------
           - as restated                                        3,850,406

Net loss - as originally reported                              (5,123,324)
           - decrease                                              80,539
                                                               ----------
           - as restated                                       (5,042,785)

Loss per share - as originally reported                             (0.21)
           - increase                                               -----
           - as restated                                            (0.21)

         Pursuant to the Agreement, KFWBA entered into Put Options Agreements with the former stockholders of Bodegas (hereinafter the "Puts"), which provides that those former stockholders can compel KFWBA to purchase a specific portion of the Company's shares delivered as a part of the purchase price according to a schedule attached to each of the Puts. The Company has provided its Guarantee to each of such former stockholders of the performance of KFWBA under the Puts. The Company's shares subject to the Puts are required to be purchased by KFWBA, if exercised, at $2.50 per share. In order to secure the performance of KFWBA under the Puts (and of the Company, under its guarantee of KFWBA's performance under the Puts), the shares of Bodegas Anguinan Estate Winery acquired in this transaction are subject to the terms of a Stock Pledge Agreement.

         During the term of the Pledge Agreement Bodegas Anguinan Estate Winery, among other things, cannot issue additional shares, amend its charter or by-laws in a way that might affect the security under the Pledge Agreement, is subject to limits on the sale, financing, liening or mortgaging of assets of Bodegas Anguinan Estate Winery at the time of the acquisition.

         Bodegas Anguinan Estate Winery encompasses approximately 900 acres in the Andes Mountains of Argentina. An independent appraisal of Bodegas estimates the value of net assets acquired to exceed the $3,718,440 purchase price. The result of operations of Bodegas is included in the consolidated statement of operations from the date of acquisition. The acquisition of Bodegas Anguinan Estate Winery is part of Knightsbridge's strategy to build a diversified international wine company.

         The allocation of the acquisition costs of the acquired subsidiaries follow:


                        Bodegas y Venedos Dominion Wines
                             Anguinan International
                       November 6, 2003 February 17, 2003


         Cash                                           $--    $     7,378
         Accounts receivable                         37,583         26,688
         Inventory                                  400,999
         Other current assets                        20,709          7,040
                                                -----------    -----------
         Total current assets                       459,291         41,106
         Property, plant and equipment            2,540,795             --
         Other assets                                 3,570             --
                                                -----------    -----------
         Total assets                             3,003,656         41,106
         Liabilities assumed                       (146,249)        (9,855)
         Minority Interest                               --        (13,750)
                                                -----------    -----------
         Total allocation of acquisition cost   $ 2,857,407    $    17,501
                                                ===========    ===========

         The following unaudited pro forma financial information reflects the consolidated results of operations of the Company as if the acquisitions had taken place on January 1, 2002. The pro forma information includes primarily adjustments for the depreciation of the tangible property acquired. The pro forma information is not necessarily indicative of the results of the operations as it would have been had the transactions been effected on the assumed date.

                                                                                2003 Pro Forma  2002 Pro Forma
                                                                                --------------  --------------
Revenue                                                                           $   850,677    $   358,196
Net loss                                                                          $(5,341,365)   $  (260,551)
Basic and diluted loss per common share                                           $     (0.21)   $     (0.04)

NOTE 17.  SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

         Purchase of assets in subsidiaries in exchange for:

                                                                                      2004           2003
                                                                                  -----------    -----------
Stock (subject to put option)                                                     $ 4,751,000    $ 2,500,000
                                                                                                 ===========
Stock Issued for Prepaid Compensation                                                       0    $   928,325
                                                                                  ===========    ===========
Warrants issued as deferred financing costs                                                 0    $   206,400
                                                                                  ===========    ===========

                             360 GLOBAL WINE COMPANY
                           CONSOLIDATED BALANCE SHEET
                         (UNAUDITED) September 30, 2005


                                          ASSETS
Current assets:
          Cash                                                                       $    190,707
          Accounts receivable, net of allowance of $87,729                              1,364,879
          Inventory                                                                    21,810,557
          Prepaid interest                                                                118,349
          Other Prepaid expenses                                                          638,963
          Other current assets                                                            100,722
                                                                                     ------------
                                                                                       24,224,177
Property and equipment, net of accumulated depreciation                                54,227,601
Goodwill                                                                                   28,588
Investments1                                                                               57,598
Other assets                                                                            2,952,144
Deferred financing costs                                                                  839,263
                                                                                     ------------
          Total assets                                                               $ 82,429,371
                                                                                     ============
                           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
          Accounts payable - Trade                                                   $  2,829,270
          Accounts payable - Affiliated entity                                            348,170
          Accrued interest expense                                                      1,100,826
          Other Accrued expenses                                                          580,966
          Notes payable                                                                 1,643,555
          Notes payable - Affiliated entity                                             2,250,000
                                                                                     ------------
          Total current liabilities                                                     8,752,787

Long-term debt, net of unamortized discount of $2,184,190 face amount $69,500,000      67,315,810
                                                                                     ------------
          Total liabilities                                                            76,068,597
                                                                                     ------------
Minority interest                                                                      15,152,630
                                                                                     ------------
Stockholders' equity
          Common stock, $0.001 par value, 100,000,000 shares authorized 59,116,273         59,116
              outstanding as of September 30, 2005
          Subscription receivable                                                         (18,972)
          Additional paid in capital                                                   20,511,914
          Accumulated other comprehensive income - foreign exchange adjustment             (6,051)
          Deficit accumulated                                                         (29,337,863)
                                                                                     ------------
          Total stockholders' equity                                                   (8,791,856)
                                                                                     ------------
          Total liabilities and stockholders' equity                                 $ 82,429,371
                                                                                     ============

                             360 GLOBAL WINE COMPANY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)

                                         3 MONTHS ENDED  3 MONTHS ENDED  9 MONTHS ENDED  9 MONTHS ENDED
                                         SEPTEMBER 30    SEPTEMBER 30    SEPTEMBER 30    SEPTEMBER 30
                                             2005            2004            2005            2004
                                         ------------    ------------    ------------    ------------
Revenues:
Sales                                    $  4,152,108    $    641,607    $  4,964,780    $  1,931,003
Commissions                                        --              --              --          20,780
Custom services and events                    830,244         137,297       1,006,922         167,150

Total                                       4,982,352         778,904       5,971,702       2,118,933
                                         ------------    ------------    ------------    ------------

Operating expenses:
Cost of goods sold                          2,736,231         180,770       3,339,542       1,184,333
Sales and marketing                         1,403,173         499,320       1,813,562       1,703,687
General and administrative                  3,542,254         930,297       5,286,420       2,812,310
Stock compensation expense                  2,742,100         (79,775)      3,737,375         722,475
                                         ------------    ------------    ------------    ------------
Total                                      10,423,758       1,530,612      14,176,899       6,422,805
                                         ------------    ------------    ------------    ------------
Loss from operations                       (5,441,406)       (751,708)     (8,205,197)     (4,303,872)
                                         ------------    ------------    ------------    ------------
Other income (expense):
Interest income                                    --              --              --          12,323
Interest expense                           (1,883,674)     (1,059,009)     (3,754,126)     (2,443,237)
Other expense                                (395,415)             --        (555,443)             --
Gain (loss) on currency transactions           (1,511)         (1,209)         (7,824)        (22,411)
                                         ------------    ------------    ------------    ------------
Other income (expense), net                (2,280,600)     (1,060,218)     (4,317,393)     (2,453,325)
                                         ------------    ------------    ------------    ------------
Loss before minority interest              (7,772,006)     (1,811,926)    (12,522,590)     (6,757,197)
Minority interest in consolidated loss        528,946          14,770       1,465,708         472,330
                                         ------------    ------------    ------------    ------------
Net loss                                 $ (7,193,060)   $ (1,797,156)   $(11,056,882)   $ (6,284,867)
                                         ============    ============    ============    ============

Net loss per share:
Basic and diluted                        $      (0.16)   $      (0.04)   $      (0.26)   $      (0.18)
Weighted average shares outstanding:
Basic and diluted                          43,901,830      40,537,710      42,573,678      35,723,090

                             360 GLOBAL WINE COMPANY
                  CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
                         NINE MONTHS ENDED SEPTEMBER 30,
                                   (unaudited)

                                                      2005              2004
                                                 ------------      ------------
Net loss                                         $(11,056,882)     $ (6,284,867)
Foreign currency translation adjustment                 5,075                --
                                                 ------------      ------------
Comprehensive loss                               $(11,051,807)     $ (6,284,867)
                                                 ============      ============

                             360 GLOBAL WINE COMPANY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (unaudited)

                                                           NINE MONTHS ENDED   NINE MONTHS ENDED
                                                             SEPTEMBER 30        SEPTEMBER 30
                                                                 2005                2004
                                                             ------------        ------------
Cash flows from operating activities:
Net loss                                                     $(11,056,882)       $ (6,284,867)
Adjustment to reconcile net loss to cash provided (used)
in operating activities:
Foreign currency transaction loss                                      --             (22,411)
Depreciation and amortization - property and equipment          6,983,135             738,502
Bad Debt expense                                                       --              93,166
Non-cash interest expense                                         769,852             856,972
Repayment of notes payable representing amortized discount             --             412,743
Stock compensation                                              3,735,311             722,475
Minority interest in loss                                      (1,465,708)           (472,330)
Changes in current assets and liabilities:
Interest receivable                                                    --                  --
Accounts receivable                                            (1,209,855)         (1,049,512)
Inventories                                                   (16,203,687)         (1,094,674)
Prepaid expenses                                                  762,731             374,985
Other current assets                                                   --             (25,000)
Accounts payable                                                  740,550           1,547,786
Accrued expenses                                                1,344,322             883,358
Other                                                                  --            (128,315)
                                                             ------------        ------------
Net cash provided (used) in operating activities              (15,600,231)         (3,447,122)
                                                             ------------        ------------
Cash flows from investing activities:
Acquisition of KKLLC                                              226,754                  --
Acquisition of Viansa                                          12,172,090                  --
Acquisition of property and equipment                          (6,004,364)            (26,711)
Notes receivable                                                       --             (23,294)
Deposits                                                               --              (7,500)
Other assets                                                     (157,598)                 --
                                                             ------------        ------------
Cash provided (used) in investing activities                    6,236,882             (57,505)
                                                             ------------        ------------
Cash flows from financing activities:
Issuance of common stock                                               --                  --
Proceeds from notes payable                                    10,755,853           3,089,361
Proceeds from issuance of warrants                                     --                  --
Repayment of note payable not representing unamortized         (1,286,764)           (107,312)
discount
Deferred Financing costs                                               --            (313,671)
                                                             ------------        ------------
Cash provided by financing activities                           9,469,089           2,668,378
                                                             ------------        ------------
Foreign currency translation effect                                 5,075             (41,692)
                                                             ------------        ------------
Net increase (decrease) in cash                                   110,815            (877,941)
Cash, beginning of period                                          79,892           1,325,373
                                                             ------------        ------------
Cash, end of period                                          $    190,707        $    447,432
                                                             ============        ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Income taxes paid                                            $         --        $      1,287
Interest paid                                                $    333,765        $     19,737

                             360 GLOBAL WINE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

NOTE 1.  Basis of Presentation, Organization and Nature of Operations

         360 Global Wine Company (the "Company") was incorporated in the State of Nevada, on October 8, 2002 with a vision and objective to establish and build a diversified international wine company. The Company believed that there existed an oversupply of small and mid-sized wineries lacking effective sales, marketing and branding strength, creating an opportunity to consolidate and build an efficient operation that could maximize economies of scale, increase utilization of production assets and provide a more streamlined and effective sales, marketing and distribution group. The Company further believed that by adopting and applying consumer beverage marketing principles within the wine industry, it could further enhance operating results beyond what was currently achieved by many small and mid-sized wineries creating a comparative advantage for the Company.

         On August 1, 2003, the Company completed a reverse acquisition of Tech-net Communications, Inc., a Nevada corporation, incorporated on May 15, 2000. Following the reverse acquisition, the Company changed the name of Tech-net Communications, Inc. to "Knightsbridge Fine Wines, Inc." Effective February 15, 2005, the Company changed its name from Knightsbridge Fine Wines, Inc. to 360 Global Wine Company. Although Tech-net was the "legal acquiror," the share exchange was treated as a recapitalization of the Company, such that the Company is the continuing entity for financial reporting purposes. The financial statements have been prepared as if the Company had always been the reporting company and, on the share exchange date, had changed its name and reorganized its capital stock. In addition, the transaction resulted in severe limitations on the future use of the Company's net operating loss carryovers. The Company is now the parent company to its operating subsidiaries.

         On April 21, 2004 the Company acquired 50% of Kirkland Knightsbridge, LLC, a California limited liability company ("KKLLC"), pursuant to a Capital Stock Contribution Agreement, dated as of April 21, 2004, by and among Kirkland Ranch, LLC, a California limited liability company, KKLLC, the Company and Mr. Larry Kirkland.

         On July 7, 2005, the Company completed its purchase of Viansa Winery, a California Limited Partnership and La Fontana di Viansa, LLC, a California limited liability company, and thereby acquired Viansa Winery and Italian Marketplace, located in the Sonoma Valley of California. Upon the transaction's completion, effective at the close of business on July 7, 2005, the Company changed the name of the acquired entities to 360 Viansa, LLC ("Viansa"). Viansa currently produces over 50,000 cases annually, with a selection that includes 12 different Italian varietals and 11 California varietals. Currently, Viansa sells its wine directly to the consumer. Viansa is a major competitor in the Direct to Consumer lifestyle business, and engages in the catalog, e-commerce and wine club business, primarily building its database through customer purchases at its winery and via its web-site. The Company's strategy is to continue to expand its wine producing capacity of estate-bottled products and to expand its domestic and international sales and growth prospects of those goods through potential strategic alliances.

NOTE 2.  Significant Accounting Policies

Basis of Presentation

         The unaudited consolidated financial statements of the Company are prepared in conformity with accounting principles generally accepted in the United States of America for reporting interim financial information and the rules and regulations of the Securities and Exchange Commission. In the opinion of management, all adjustments necessary for a fair presentation of the financial position and results of operations for the periods presented have been included. All such adjustments are of a normal recurring nature. These unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004, as well as the Company's Current Reports on Form 8-K/A reporting on events as of April 21, 2004 and July 7, 2005. Results of operations for the three and nine months ended September 30, 2005 are not necessarily indicative of the operating results for the full accounting year or any future period.

Principles of Consolidation


         The accompanying consolidated financial statements include the accounts of the acquired entities since their respective dates of acquisition. All significant inter-company amounts have been eliminated. This includes KKLLC. The Company does not have voting control of KKLLC. Voting control of KKLLC is formally split between the Company and Kirkland Ranch. Pursuant to the Operating Agreement of KKLLC, the Company has disproportionate control over certain budgetary and expenditure matters while Kirkland Ranch has disproportionate control over certain operating matters. Although the Company does not have voting control, management has concluded that it must be consolidated under the principles set-forth in FASB Interpretation No. 46 (Revised) - Consolidation of Variable Interest Entities ("FIN 46(R)").

         The reasons for consolidation, which are further explained below, however, are that the Company is responsible for maintaining the value of its initial capital contribution to KKLLC, which was made in the form of restricted common stock, and that substantially all of KKLLC's activities involve or are conducted on behalf of the Company, whose obligations to absorb the expected losses of KKLLC exceed those of Kirkland Ranch.

         Ownership interests in KKLLC are based on the maintenance of capital accounts rather than shares, as would be the case with a corporation. The minority interest in KKLLC as shown on the balance sheet represents the Company's share of KKLLC's net assets based on KKLLC's aggregate capital accounts. As described in EITF Issue No. 98-2 - Accounting by a Subsidiary or Joint Venture for an Investment in the Stock of Its Parent Company of Joint Venture Partner, there is no consensus as to the methodology under generally accepted accounting principles for eliminating parent company stock owned by a consolidated, partly-owned subsidiary. Because KKLLC owns a material amount of the Company's stock, any policy adopted by the Company in this unsettled area is a particularly significant accounting policy.

         As of the date of this filing, almost all of KKLLC's activities involve and are conducted on behalf of the Company. KKLLC maintains the right to conduct independent bottling and storage of third-party wines, but it has been conducting minimal third-party work since its creation as a joint venture, partially owned by the Company. In addition, KKLLC is the production facility which produces Napa Valley, Central Coast and California Appellation products that are sold solely by the Company. The brands owned by KKLLC are sold through channels which are developed by the Company. KKLLC exists to fill the needs of the distribution channels opened by the Company.

         Under the terms of the KKLLC governing document, the Company and Kirkland Ranch share equally in all gains and losses of KKLLC's ownership of shares of the Company's stock. The Company has guaranteed a minimum value to the stock, which will eventually be distributed to KKLLC. Because the Company will receive full credit in its capital account for any payment of the guarantee, and KKLLC will be charged with the full fair value of the stock withdrawn, the Company has effectively extended half the guarantee to itself. Considering these facts, the Company's policy is to eliminate half of the Company's stock owned by KKLLC as treasury stock, valued at the quoted market price on the date of the acquisition ($3,861,237 total), and to eliminate the other half against minority interest, valued at the $2.35 per share guaranteed in the agreement ($5,000,000 total).

         In connection with the operations of KKLLC and subject to the occurrence of certain events, the Company is required to make additional cash capital contributions in order to fund the budget of KKLLC for certain business purposes. Such cash contributions include, but are not limited to, certain principal and interest payments owed under the Metropolitan Life Insurance Company ("MetLife") Note through April 21, 2007, to the extent not previously paid from cash at closing. The Company also agreed, solely upon occurrence of non-payment of principal and interest payments owed under the MetLife Note, to risk forfeiture of its membership interest.

         Because of the requirement for the Company to make additional capital contributions to fund certain operating expenses and debt payments, and the requirement to make additional capital contributions should the Company's stock owned by KKLLC be worth less than $10,000,000 on April 27, 2007, the Company would incur the majority of KKLLC's "expected losses" as defined by FIN 46(R). The Company believes this is true despite sharing of income and losses between the Company and Kirkland Ranch on an equal basis. This basic equal sharing of income and loss results in "expected losses" and any relatively small overall losses being shared equally. The equal allocation of losses is, however, limited by each joint venture partner's capital account which means that in all reasonable scenarios involving relatively large losses the Company would incur more than 50% of the loss.

         Since substantially all of KKLLC's activities involve or are conducted on behalf of the Company whose obligations to absorb the expected losses of KKLLC exceed those of Kirkland Ranch, the Company has concluded that KKLLC is a Variable Interest Entity under FIN 46R and must be consolidated.


Use of Estimates


         The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Cash and Cash Equivalents


         Cash and cash equivalents include cash and all highly liquid financial instruments with purchased maturities of three months or less. Cash as of September 30, 2005 was approximately $190,707.

Accounts Receivable

         Credit is extended based on evaluation of customers' financial condition and, generally, collateral is not required. Accounts receivable are due within 30 to 45 days and are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance for doubtful accounts by considering a number of factors, including the length of time trade accounts receivable are past due, the Company's previous loss history, the customer's current ability to pay its obligation to the Company and the condition of the general economy and the industry as a whole. The Company writes off accounts receivables when they are deemed uncollectible and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. The allowance for doubtful accounts and sales discounts are $87,729 at September 30, 2005.


Inventory


         Bulk wine and case goods are stated at the lower of average cost or net realizable value. Inventories of supplies are stated at the lower of first-in, first-out (FIFO) cost or replacement cost. Costs associated with the current year's unharvested grape crop are deferred and recognized in the subsequent year when the grapes are harvested. Wine and stone inventories are classified as current assets in accordance with recognized trade practice although some products will not be sold in the following year.

         The Company has initiated production of an Artist Series brand in which the Company is building inventory through contract producers and the procurement of goods. The Company has adopted the FIFO method of accounting for this inventory.

         At December 31, 2004 the Company set up a reserve for slow-moving inventory. Wine products have a longer shelf life in comparison to most other "perishable" products; however, the market dictates the longevity of wine products and due to the levels of inventory on hand, and the volume of sales produced through September 30, 2005, a reserve for certain brands remains.

         At September 30, 2005, Inventory consisted of the following

         Winemaking, packaging materials                  $     96,513
         Grapes in process                                     391,065
         Retail merchandise                                    436,077
         Finished goods                                      6,995,213
         Bulk wines                                          7,744,016
         Reserve for slow moving inventory                    (352,327)
         Granite inventory                                   6,500,000
                                                          ------------
         Total                                            $ 21,810,557
                                                          ============

Property, Plant and Equipment


         Property, plant and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated lives of the related assets, as follows:

                                                                    Years
                                                                    -----
         Land Improvements                                           25
         Vineyards                                                   25
         Buildings                                                   40
         Cooperage                                                   40
         Equipment                                                    7

         Costs incurred in developing vineyards, including related interest costs, are capitalized until the vineyards become commercially productive. Maintenance and repairs are charged to operating costs as incurred. The cost of improvements is capitalized. Gains or losses on the disposition of assets are included in income.

Deferred Financing Costs

         Costs incurred in connection with the issuance of debt are deferred and amortized on the interest rate method over the term of the related debt. Amortization is included in interest expense.


Fair Value of Financial Instruments


         The Company's financial instruments consist of cash, accounts receivable, loans receivable, accounts payable, notes payable, long-term debt and accrued expenses. Except for notes payable and long-term debt, the fair value of these financial instruments approximates their carrying value as of September 30, 2005 due to their short-term nature or their recent creation. Long-term debt is carried on the balance sheet as $69,500,000. The fair value of the long-term debt payable to various creditors approximates its $67,315,810 carrying value because of its recent issuance. The fair value of the remaining debt, if all convertible debt were valued based on the number of shares that would be received on conversion at September 30, 2005 multiplied by $0.07 closing price on the Over-the-Counter Bulletin Board would be approximately $400,970. When added to the above long-term debt fair value, the total fair value is $67,716,780.

Foreign Currency Translation

         The functional currency of the Company's foreign subsidiaries is the local foreign currency. All assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the exchange rate prevailing on the balance sheet date. Revenues, costs and expenses are translated at average rates of exchange prevailing during the period. Translation adjustments, resulting from translation of the subsidiaries' accounts, are accumulated as a separate component of stockholders' equity. Gains and losses resulting from foreign currency transactions are included in the consolidated statements of operations and have not been significant.


Revenue Recognition


         Revenue is recognized when product is shipped FOB winery. The cost of price promotions, rebates and coupon programs are treated as reductions of revenues. Revenue from items sold through the Company's retail locations is recognized at the time of sale. No products are sold on consignment.

Long-Lived Asset Impairment


         Long-lived assets and certain identifiable intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of any impairment loss for long-lived assets and certain identifiable intangible assets that management expects to hold and use is based on the amount the carrying value exceeds the fair value of the asset.


Income Taxes


         The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Under SFAS No.109, deferred tax assets and liabilities are computed based on the difference between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate. SFAS No. 109 requires that the net deferred tax asset be reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the net deferred tax asset will not be realized. The Company continues to reduce its net deferred tax assets by a 100% valuation allowance.


Stock-based Compensation


         The Company accounts for stock-based employee compensation arrangements using the intrinsic value method in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS No. 123 "Accounting for Stock-Based Compensation," as amended by SFAS No. 148. Under APB Opinion No. 25, compensation cost is generally recognized based on the difference, if any, on the date of grant between the fair value of the Company's restricted common stock and the amount an employee must pay to acquire the stock.

         The Company periodically issues restricted common stock for acquisitions and services rendered. Restricted common stock issued is valued at the estimated fair market value, as determined by management and the board of directors of the Company. Management and the board of directors consider market price quotations, recent stock offering prices and other factors in determining fair market value for purposes of valuing the restricted common stock.


Basic and Diluted Net Loss per Share


         Basic income or loss per share includes no dilution and is computed by dividing net income or loss by the weighted-average number of common shares outstanding for the period. Diluted income or loss per share includes the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. For all periods presented, diluted loss per share equaled the basic loss per share as all convertible instruments were anti-dilutive.


New accounting pronouncements


         In January 2003, the FASB issued FIN 46, "Consolidation of Variable Interest Entities" ("VIEs"), which addresses consolidation by business enterprises of VIEs that either: (1) do not have sufficient equity investment at risk to permit the entity to finance its activities without additional subordinated financial support, or (2) have equity investors that lack an essential characteristic of a controlling financial interest. FIN 46 required consolidation of a VIE by the primary beneficiary of the assets, liabilities and results of activities effective in 2003. FIN 46 also required certain disclosures by all holders of a significant variable interest in a VIE that are not the primary beneficiary. In December 2003, the FASB issued Interpretation No. 46 (FIN 46-R), which replaces FIN 46 upon its effective date. FIN 46-R retains many of the basic concepts introduced in FIN 46; however, it also introduces a new scope exception for certain types of entities that qualify as a "business" as defined in FIN 46-R, revises the method of calculating expected losses and residual returns for determination of the primary beneficiary, includes new guidance for assessing variable interests, and codifies certain FASB Staff Positions on FIN 46. The Company has adopted FIN 46-R for any actions initiated after March 3, 2005, and any future investment in variable interest entities will be subject to this statement.

         In 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure", which amends SFAS No. 123, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method used on reported results. The disclosure provisions of SFAS No. 148 are effective for fiscal years ending after December 15, 2002.

         Pursuant to SFAS No. 148, the Company has elected to account for employee stock-based compensation under APB Opinion No. 25, "Accounting for Stock Issued to Employees," using an intrinsic value approach to measure compensation expense. Accordingly, no compensation expense has been recognized for options granted to employees under such a plan since the Company at this time does not have an option plan in place.

         In 2003, the FASB issued SFAS 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", which amends SFAS 133 for certain decisions made by the FASB Derivatives Implementation Group. In particular, SFAS 149: (1) clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative; (2) clarifies when a derivative contains a financing component; (3) amends the definition of an underlying derivative instrument to conform it to language used in FASB Interpretation No. 45 "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others"; and (4) amends certain other existing pronouncements. This Statement is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. In addition, most provisions of SFAS 149 are to be applied prospectively. The adoption of SFAS 149 did not have a material impact on the Company's financial position, cash flows or results of operations.

         In December 2004, the Financial Accounting Standards Board issued Statement 123 (revised 2004), Share-Based Payment (Statement 123(R)). This Statement requires that the costs of employee share-based payments be measured at fair value on the awards' grant date using an option-pricing model and recognized in the financial statements over the requisite service period. This Statement does not change the accounting for stock ownership plans, which are subject to American Institute of Certified Public Accountants SOP 93-6, "Employer's Accounting for Employee Stock Ownership Plans." Statement 123(R) supersedes Opinion 25, Accounting for Stock Issued to Employees and its related interpretations, and eliminates the alternative to use Opinion 25's intrinsic value method of accounting, which the Company is currently using.

         Statement 123(R) allows for two alternative transition methods. The first method is the modified prospective application whereby compensation cost for the portion of awards for which the requisite service has not yet been rendered that are outstanding as of the adoption date will be recognized over the remaining service period. The compensation cost for that portion of awards will be based on the grant-date fair value of those awards as calculated for pro forma disclosures under Statement 123, as originally issued. All new awards and awards that are modified, repurchased, or cancelled after the adoption date will be accounted for under the provisions of Statement 123(R). The second method is the modified retrospective application, which requires that the Company restates prior period financial statements. The modified retrospective application may be applied either to all prior periods or only to prior interim periods in the year of adoption of this statement. The Company is currently determining which transition method it will adopt and is evaluating the impact Statement 123(R) will have on its financial position, results of operations, EPS and cash flows when the Statement is adopted. Upon making its determination of the transition method, and before the beginning of the first interim or annual reporting period that begins after December 15, 2005, as required by the Financial Accounting Standards Board pronouncement, the Company will adopt Statement 123(R).

NOTE 3: Property and Equipment

         Property and equipment at September 30, 2005 consisted of the following:

         Land                                               $ 6,158,516
         Cultivated land                                      1,047,225
         Buildings, improvements and equipment               25,050,683
         Goodwill                                            29,128,011
                                                            -----------
                                                             61,384,435
         Less: accumulated depreciation and amortization      7,156,835
                                                            -----------
                                                            $54,227,600
                                                            ===========

         Depreciation expense was $1,160,639 for the three quarters ended September 30, 2005.

NOTE 4.  Short-Term Notes Payable

         Short-term notes payable at September 30, 2005 consisted of the following:

                                                                                      Term
Issue Dates                   Face Amount   Standard Interest   Default Interest    (Months)     Status
05/15/03                      $  100,000              12%              19%               6      Default
09/23/03                      $   25,000              10%              19%               6      Default
12/17/03                      $  200,000              12%              19%               6      Default
03/16/04                      $   45,000              10%              10%               6      Default
03/22/04                      $  200,000              10%              10%               6      Default
03/26/04                      $2,250,000               0%               0%      Indefinite      Current
04/22/04                      $  112,115              10%              10%               6      Default
04/30/04                      $  137,885              10%              10%               6      Default
05/28/04                      $  266,804               6%              18%               6      Default
05/28/04                      $  213,443               6%              18%               6      Default
05/28/04                      $   53,360               6%              18%               6      Default
02/09/05                      $  125,000              10%              18%               6      Default
04/11/05                      $   50,000              10%              18%               6      Current
05/10/05                      $   50,000              10%              18%               6      Current
Various (Capital leases)      $   64,945           Prime            Prime                6      Current
                              ----------
TOTAL                         $3,893,552
                              ----------

         At September 30, 2005, the Company had $3,893,555 of short-term debt.

NOTE 5: Long-Term Debt

         On April 21, 2004, as part of the financing of the Company's purchase of its 50% membership interest in KKLLC, the Company completed a senior secured convertible note financing with gross proceeds to the Company of $2 million. Net proceeds from the note offering, after estimated costs and expenses, were approximately $1,950,000 and were utilized to pay certain debts of KKLLC and for working capital to KKLLC. In connection with the offering, the Company entered into a Securities Exchange Agreement with Gryphon pursuant to which, among other things, the Company issued a 7.5% Senior Secured Convertible Note due April 21, 2006 in the principal amount of $5,500,000 (the "Gryphon Note"), $3,500,000 of which principal amount was previously outstanding and payable to Gryphon. The Company also issued to Gryphon: (i) a warrant to purchase up to 3,055,556 shares of the Company's restricted common stock exercisable for a period of five years from the date of issuance at an exercise price of $0.70 per share, of which warrants to purchase up to 1,527,778 shares had previously been issued to Gryphon with exercise prices of between $0.70 and $2.40, and (ii) a warrant to purchase up to 5,000,000 shares of the Company's restricted common stock exercisable for a period of five years from the date of issuance at an exercise price of $0.01 per share. The holder of the Gryphon Note has the option, during the term of the Gryphon Note, to convert the outstanding principal amount of the Gryphon Note into the Company's restricted common stock at a conversion price of $1.80 per share, subject to certain anti-dilution adjustments. Pursuant to the Amended and Restated Security Agreement, dated April 21, 2004, by and between the Company and Gryphon, the Gryphon Note is secured by a lien and pledge of all of the assets of the Company. The incorporation of the previously outstanding $3,500,000 obligation has been accounted for as a modification of the terms of the Gryphon Note under EITF 96-19 Debtor's Accounting for a Modification or Exchange of Debt Instruments.

         Using the Black-Scholes model the Company estimated the fair value of the additional warrants and the modification of the terms of the previously issued warrants and allocated $1,702,001 of the proceeds from the April 21, 2004 financing with Gryphon to the warrants which were recorded as deferred interest and were presented as a discount on the convertible debenture, net of amortization, recorded as interest expense to be taken over the three-year term of the Gryphon Note on the interest rate method. On the date of the issuance of the Gryphon Note, the Company's common stock had an average price between the high and low price per share on the Over-the-Counter Bulletin Board of $1.80. Based on the terms of the conversion associated with the Gryphon Note, there was an intrinsic value associated with the beneficial conversion feature estimated at $297,299, the entire additional proceeds of the Gryphon Note after allocation to the warrants issued, which was recorded as deferred interest and presented as a discount on the convertible debenture, net of amortization, which is being recorded as interest expense over the three-year term of the Gryphon Note. At December 31, 2004, the $5,500,000 face value of the Gryphon Note was shown as $1,891,641 on the balance sheet, which was net of unamortized discounts. Based on the $1,891,641 carrying value at December 31, 2004 and the future contractual cash payments under the debt, if not converted, the prospective effective interest rate on the Gryphon Note is approximately 77.7% per annum. At the close of escrow for the Viansa purchase on July 7, 2005, a payment of $706,250 was made on the Gryphon Note, representing $500,000 of principal and $206,250 of interest, bringing the outstanding principal balance to $5,000,000. Total interest expense for the Gryphon Note, not including any liquidated damages, as discussed two paragraphs below, was $96,560 for the three months ended September 30, 2005.

         The terms of the Gryphon Note required that the shares underlying the warrants and conversion rights be subject to a registration statement to be filed by April 30, 2004 and declared effective by June 15, 2004. Failure to meet these requirements puts the Gryphon Note in default and gives Gryphon the right to demand immediate payment of the $5,000,000 principal, any accrued interest and liquidated damages equal to 25% of outstanding principal ($1,375,000). Gryphon has agreed for the present time, as referenced in the following paragraph, to waive this default so neither acceleration of the discount amortization, nor liquidated damages have been recorded and the liability on the balance sheet continues to be shown as a non-current liability.

         On September 24, 2004, the Company and Gryphon entered a Debt Restructuring Agreement. Pursuant to such Agreement, Gryphon agreed to cancel certain penalties due to it under the Gryphon Note dated April 21, 2004, and to freeze remaining penalties that may come due pursuant to the terms of the Registration Rights Agreement dated April 21, 2004. Gryphon also agreed to cancel certain interest payments then due and to become due pursuant to the terms of the Gryphon Note dated April 21, 2004. In consideration for the foregoing agreements by Gryphon, a new $700,000 promissory note was issued that was paid in full through close of escrow of the Viansa purchase agreement on July 7, 2005.

         The consolidated financial statements herein include KKLLC's mortgage note to MetLife, which is guaranteed by the Company (see Note 8). The principal amount of the debt is $20,000,000, of which $1,950,000 was withheld at closing for prepaid interest through October 31, 2005. The $1,950,000 was recorded as a discount on the debt and is being amortized as interest expense on the interest rate method over the term of the debt. The debt requires payments, including principal and interest at an annual interest rate of 6.5%, of $149,115 monthly, beginning December 1, 2005 with a balloon payment due March 1, 2009. The effective interest rate, considering the discount, is 6.724%. The Company's joint venture partner in KKLLC and parties related to the joint venture partner are listed as co-borrowers and have pledged certain land as collateral for the debt. The agreement among the Company, KKLLC and the joint venture partner is that KKLLC is the true borrower and that the legal co-borrowers are effectively guarantors. Consequently, the full amount of the debt has been recorded as that of KKLLC and, in consolidation, the Company's. The debt is also collateralized by the real property and other certain assets of KKLLC.

         On July 7, 2005, the Company entered into a Security and Purchase Agreement with Laurus Master Fund, Ltd. ("Laurus"), a Cayman Islands company. With the funds obtained through this Security and Purchase Agreement, the Company completed its purchase of Viansa Winery as well as 136 acres of property in Burnet, Texas. The acquisition consisted of Viansa Winery, a California Limited Partnership, La Fontana di Viansa, LLC, a California limited liability company and Viansa Winery and Italian Marketplace, located in the Sonoma Valley of California. Upon the transaction's completion at the close of business on July 7, 2005, the Company changed the name of the acquired entities to 360 Viansa, LLC ("Viansa"). Pursuant to the Security and Purchase Agreement, the Company issued to Laurus (i) a three-year Term Note in the principal amount of $34,500,000; and (ii) a three-year Revolving Note equal to up to $3,000,000, upon which the Company will be able to draw based on available accounts receivable. After the initial drawing, the Company is required to maintain a minimum outstanding balance of $500,000 under the Revolving Note, which will be evidenced by a Convertible Minimum Borrowing Note. If this Minimum Borrowing
Note is converted into the Company's common stock, a new Minimum Borrowing Note will be issued (all such notes, collectively, the "Laurus Notes").

         The Term Loan was issued on the Closing Date and monthly amortization payments of principal commence on November 1, 2005, subject to acceleration upon the occurrence of an Event of Default or termination of the Agreement. The Maturity Date of the Laurus Notes is July 7, 2008. The Monthly Amount to be paid to Laurus includes amortization payments of the aggregate principal amount of the Term Note, any accrued but unpaid interest on that portion of the principal plus any and all other unpaid amounts then owing under the Laurus Notes. Interest on the Laurus Notes began accruing on July 7, 2005 and monthly payments are payable at the end of each month, as described below.

         The Monthly Amount may be paid in cash or may be converted into shares of the Company's common stock. If paid in cash, the Company shall pay an amount equal to 103% of the Monthly Amount due and owing on that date. If the following conditions are met, the Company must pay the Monthly Amount in shares of its common stock: (i) the average closing price the Company's common stock for the five trading days immediately preceding the current Due Date is greater than or equal to 120% of the Fixed Conversion Price, which initially is $0.25 and is subject to adjustment for stock splits, reorganizations and other extraordinary events, and (ii) the amount of such conversion does not exceed 25% of the aggregate dollar trading volume of the Company's common stock for the period of 22 trading days immediately preceding such due date. The number of shares of the common stock to be so issued shall be the quotient of (i) the portion of the Monthly Amount converted into shares of common stock divided by (ii) the then applicable Fixed Conversion Price. The interest on the Laurus Notes accrues per annum at a Contract Rate equal to the "prime rate" published in The Wall Street Journal, plus two percent (2.0%). However, if the Company has registered the shares of the Common Stock underlying the conversion of the Laurus Notes, Warrants and Options, as described in the following paragraph, and the market price of the Company's Common Stock for the five trading days immediately preceding a Determination Date exceeds the then-applicable Fixed Conversion Price by at least 25%, the Contract Rate for the succeeding calendar month shall automatically be reduced by two percent. However, the Contract Rate shall not at any time be less than zero. Interest shall be (i) calculated on the basis of a 360-day year and (ii) payable monthly, in arrears, commencing on August 1, 2005 through and including the Maturity Date. Following the occurrence and during the continuance of an Event of Default, the Company is obligated to pay additional interest of 2% per month.

         The Company is in arrears with certain interest payments under the Laurus Notes. As of the date of this Quarterly Report, the Company owes Laurus $2,066,387, which represents two unpaid monthly interest payments plus default interest. Laurus has not formally declared an Event of Default.

         To secure repayment of the Laurus Notes, the Company granted to Laurus a continuing security interest in and lien upon the following collateral: all of the Company's and the Company's subsidiary's property and assets, whether real or personal, tangible or intangible, other than the Company's 50% membership interest in KKLLC and the "current assets" of KKLLC until such time as the Laurus Notes are repaid in full. The security provisions in the Laurus Notes are cross-collateralized by a Guaranty Agreement entered into by the Company's subsidiaries and a Stock Pledge Agreement covering all capital stock of the Company's subsidiaries, as well. The Company and Viansa also entered into a Lien Subordination Agreement with Laurus and Gryphon. To induce Gryphon to enter into the Subordination Agreement, Mr. Shapiro transferred 3,000,000 of his personally held Company shares of restricted common stock to Gryphon. The conversion price of the Gryphon Note and the exercise price of its 1,527,728 share Warrant were also reduced to $0.31 and $0.25, respectively. Pursuant to the Subordination Agreement, Laurus has a first-priority senior security interest. Gryphon subordinated all of its other security interests in the Company to Laurus, but the Company has agreed, with Laurus' consent, to grant Gryphon a "silent" second position security interest in all of the assets of Viansa and the Texas Property (see Other Information below), including a second-lien mortgage on all Viansa and Texas Property winery property, now owned or hereafter acquired.

         As a result, at September 30, 2005, the Company had $69,500,000 of long-term debt less unamortized discount and prepaid interest of $2,184,190 for a balance of $67,315,810.

NOTE 6: Related Party Transaction

         On March 10, 2004, the Company issued 800,000 shares of restricted common stock to Longview Fund, LP, 640,000 shares of restricted common stock to Longview Equity Fund, LP and 160,000 shares of restricted common stock to Longview International Equity Fund, LP, pursuant to a private debt financing restructuring agreement. The shares were paid on behalf of the Company by Mr. Shapiro in a private transfer. The shares were valued at $0.50 per share, the market price for shares of the Company's common stock at the time of transfer. Therefore, the total aggregate value of the transaction was $800,000.

NOTE 7: Stock-compensation expense

         During the first three quarters of 2005, the Company issued 2,852,500 shares of stock to various outside parties who had or would provide services to the Company. Additionally, in July and September of 2005, the Company issued a total of 15,190,476 shares of its restricted common stock to four of its employees based on each of their individual employment agreements. These shares were valued based on the market price for shares of the Company's common stock at the time of issuance. As a result, these transactions resulted in the Company recording stock compensation expense of $3,737,375 as of September 30, 2005.

NOTE 8: Acquisition of Interest in Kirkland Knightsbridge LLC

         On April 21, 2004 the Company acquired a 50% membership interest in KKLLC, a California limited liability company pursuant to that certain Capital Stock Contribution Agreement, dated as of April 21, 2004 (the "Contribution Agreement"), by and among Kirkland Ranch, LLC, a California limited liability company ("Kirkland Ranch"), KKLLC, the Company and Mr. Larry Kirkland. In exchange for its 50% membership interest, the Company made an initial capital contribution equal in value of $10 million through the initial issuance of 4,255,320 shares ("Initial Shares") of its restricted common stock, at an initial valuation of $2.35 per share. On April 21, 2007 (the "Valuation Date"), if the Initial Shares have a Market Value less than the amount of $10,000,000, the Company, as an additional capital contribution, must contribute to KKLLC (to be immediately withdrawn by Kirkland Ranch), in cash or such additional number of shares of restricted Common Stock, which can be immediately converted to cash on the Valuation Date, and when added to the Market Value of the Initial Shares, shall equal $10,000,000. The Contribution Agreement further stated that, if as of March 31, 2005, the price of the Company's Common Stock remained unchanged from the $0.48 closing price on the Over-the-Counter Bulletin Board, the Company would issue an additional 16,578,013 shares of restricted common stock on the Valuation Date. Because the governing document of KKLLC specifies that gains or losses on the value of KKLLC's assets, which would include the 4,255,320 shares of Common Stock, are allocated 50% each to the Company and Kirkland Ranch, one-half of the shares issued were recorded at $5,000,000, representing their $2.35 per share guaranteed value pursuant to the Contribution Agreement and one-half of the shares were recorded at $3,829,788, representing the average price between the high and low price per share on the Over-the-Counter Bulletin Board of $1.80.

         As part of the financing for the joint venture transaction, the Company provided loans to KKLLC in the aggregate amount of $2.4 million to be paid with other debt from any initial profits of KKLLC. The loans have been eliminated in consolidation and included in the acquisition cost of the Company's controlling financial interest in KKLLC.

         In connection with the closing under the Contribution Agreement and to finance the KKLLC joint venture transaction, the Company entered into a guaranty, dated as of April 21, 2004, in favor of MetLife, pursuant to which the Company guaranteed the obligations under that certain promissory note in the amount of $20 million (the "MetLife Note") issued by MetLife to Kirkland Cattle Co., Kirkland Ranch, and Mr. Kirkland, as co-borrowers. The obligation under the MetLife Note is collateralized by, among other things, a mortgage on certain land and a lien on certain assets, excluding inventory, owned by KKLLC.

         Pursuant to the Contribution Agreement, Kirkland Ranch contributed all of its assets and certain of its liabilities to KKLLC, including all of the assets of the Kirkland Ranch Winery located in Napa Valley, California. KKLLC has title and ownership to all of the Kirkland Ranch assets including, without limitation, 69 acres of vineyard land, a 57,000 square foot winemaking facility, wine labels including Kirkland Ranch Winery and Jamieson Canyon, inventory, accounts receivable, intellectual property and general intangibles. In connection with the transaction, the Company entered into an exclusive distribution and marketing agreement with KKLLC to sell wine and wine-related products under its labels with an initial annual minimum purchase requirement equal to $3 million. Under a separate bottling agreement, KKLLC will serve as the exclusive bottler of the Company's products in California.

         In connection with the operations of KKLLC and subject to the occurrence of certain events, the Company is required to make additional cash capital contributions in accordance with the budget to KKLLC for certain business purposes. Such cash contributions include, solely to the extent not previously paid from cash provided at closing, certain principal and interest payments owed under the MetLife Note through April 21, 2007. The Company agreed, solely upon the occurrence of non-payment of principal and interest payments owed under the MetLife Note, to risk of forfeiture of its membership interest in KKLLC.

         Voting control of KKLLC is formally split between the Company and Kirkland Ranch. Pursuant to the Operating Agreement, however, the Company has disproportionate control over certain budgetary and expenditure matters while Kirkland Ranch has disproportionate control over certain operating matters. The Company has concluded that KKLLC is a Variable Interest Entity under Financial Interpretation No. 46 (Revised) - Consolidation of Variable Interest Entities ("FIN 46(R)"). Because of the requirement for the Company to make additional capital contributions to fund certain operating expenses and debt payments, and the requirement to make additional capital contributions should the Company Common Stock owned by KKLLC be worth less than $10,000,000 on April 21, 2007, the Company would incur the majority of KKLLC's "expected losses" as defined by FIN 46(R). The Company believes this is true despite the basic sharing of income and losses between the Company and Kirkland Ranch on an equal basis. This basic equal sharing of income and loss results in "expected income" and any relatively small overall losses being shared equally. The equal allocation of losses is, however, limited by each partner's capital account which means that in all reasonable scenarios involving relatively large losses KKLLC would incur more than 50% of the loss.

         The Company recorded the assets and liabilities of KKLLC, including the "minority interest" (joint venture partner's) share based on their preliminary estimated fair values. Pursuant to the capital account maintenance provisions of the Limited Liability Company Agreement the minority interest was credited with the full net value of assets and liabilities less the $5,000,000 agreed-upon value of one-half of the Company shares contributed to KKLLC which are eliminated in consolidation. This resulted in an increase in the Company's net assets of $5,000,000. The preliminary estimate of the fair values of KKLLC's assets and liabilities was based on a June 3, 2002 independent appraisal of the land, buildings and fixtures and on management's estimates of other assets and liabilities. Management is arranging for current independent appraisals of values as of April 21, 2004. KKLLC's asset and liability values will be adjusted when the current appraisals are obtained.

NOTE 9: Acquisition of Viansa Winery

         On July 7, 2005, the Company entered into a Security and Purchase Agreement with Laurus Master Fund, Ltd. ("Laurus"), a Cayman Islands company. With the funds obtained through this Security and Purchase Agreement, the Company completed its purchase of Viansa Winery as well as 136 acres of property in Burnet, Texas. The acquisition consisted of Viansa Winery, a California Limited Partnership, La Fontana di Viansa, LLC, a California limited liability company and Viansa Winery and Italian Marketplace, located in the Sonoma Valley of California. Upon the transaction's completion, effective July 7, 2005, the Company changed the name of the acquired entities to 360 Viansa, LLC ("Viansa"). Pursuant to the Security and Purchase Agreement, the Company issued to Laurus
(i) a three-year Term Note in the principal amount of $34,500,000; and (ii) a three-year Revolving Note equal to up to $3,000,000, upon which the Company will be able to draw based on available accounts receivable. After the initial drawing, the Company is required to maintain a minimum outstanding balance of $500,000 under the Revolving Note, which will be evidenced by a Convertible Minimum Borrowing Note. If this Minimum Borrowing Note is converted into the Company's common stock, a new Minimum Borrowing Note will be issued (all such notes, collectively, the "Laurus Notes").

         The Term Loan was issued on the Closing Date and monthly amortization payments of principal commence on November 1, 2005, subject to acceleration upon the occurrence of an Event of Default or termination of the Agreement. The Maturity Date of the Laurus Notes is July 7, 2008. The Monthly Amount to be paid to Laurus includes amortization payments of the aggregate principal amount of the Term Note, any accrued but unpaid interest on that portion of the principal plus any and all other unpaid amounts then owing under the Laurus Notes. Interest on the Laurus Notes began accruing on July 7, 2005 and monthly payments are payable at the end of each month, as described below.

         The Monthly Amount may be paid in cash or may be converted into shares of the Company's common stock. If paid in cash, the Company shall pay an amount equal to 103% of the Monthly Amount due and owing on that date. If the following conditions are met, the Company must pay the Monthly Amount in shares of its common stock: (i) the average closing price the Company's common stock for the five trading days immediately preceding the current Due Date is greater than or equal to 120% of the Fixed Conversion Price, which initially is $0.25 and is subject to adjustment for stock splits, reorganizations and other extraordinary events, and (ii) the amount of such conversion does not exceed 25% of the aggregate dollar trading volume of the Company's common stock for the period of 22 trading days immediately preceding such due date. The number of shares of the common stock to be so issued shall be the quotient of (i) the portion of the Monthly Amount converted into shares of common stock divided by (ii) the then applicable Fixed Conversion Price. The interest on the Laurus Notes accrues per annum at a Contract Rate equal to the "prime rate" published in The Wall Street Journal, plus two percent (2.0%). However, if the Company has registered the shares of the Common Stock underlying the conversion of the Laurus Notes, Warrants and Options, as described in the following paragraph, and the market price of the Company's Common Stock for the five trading days immediately preceding a Determination Date exceeds the then-applicable Fixed Conversion Price by at least 25%, the Contract Rate for the succeeding calendar month shall automatically be reduced by two percent. However, the Contract Rate shall not at any time be less than zero. Interest shall be (i) calculated on the basis of a 360-day year and (ii) payable monthly, in arrears, commencing on August 1, 2005 through and including the Maturity Date. Following the occurrence and during the continuance of an Event of Default, the Company is obligated to pay additional interest of 2% per month.

         To secure repayment of the Laurus Notes, the Company granted to Laurus a continuing security interest in and lien upon the following collateral: all of the Company's and the Company's subsidiary's property and assets, whether real or personal, tangible or intangible, other than the Company's 50% membership interest in KKLLC and the "current assets" of KKLLC until such time as the Laurus Notes are repaid in full. The security provisions in the Laurus Notes are cross-collateralized by a Guaranty Agreement entered into by the Company's subsidiaries and a Stock Pledge Agreement covering all capital stock of the Company's subsidiaries, as well. The Company and Viansa also entered into a Lien Subordination Agreement with Laurus and Gryphon. To induce Gryphon to enter into the Subordination Agreement, Mr. Shapiro transferred 3,000,000 of his personally held Company shares of common stock to Gryphon. The conversion price of the Gryphon Note and the exercise price of its 1,527,728 share Warrant were also reduced to $0.31 and $0.25, respectively. Pursuant to the Subordination Agreement, Laurus has a first-priority senior security interest. Gryphon subordinated all of its other security interests in the Company to Laurus, but the Company has agreed, with Laurus' consent, to grant Gryphon a "silent" second position security interest in all of the assets of Viansa and the Texas Property (see Other Information below), including a second-lien mortgage on all Viansa and Texas Property winery property, now owned or hereafter acquired.

NOTE 10: Commitments and Contingencies

         Future minimum lease payments (excluding the effect of future increases in payments based on indices which cannot be estimated at the present time) required under non-cancelable operating leases with terms in excess of one year are as follows:

         Calendar year:                                   (In thousands)
         2005 (three months remaining)                           $  153
         2006                                                       600
         2007                                                       368
         2008                                                       303
         Thereafter                                                 254
                                                                 ------
         Total                                                   $1,678
                                                                 ======

         The Company contracts with various growers and certain wineries to supply a large portion of its future grape requirements and a smaller portion of its future bulk wine requirements. The Company estimates that it has contracted to purchase approximately 950 to 1,400 tons of grapes per year over the next five years. While most of these contracts stipulate that prices will be determined by current market conditions at the time of purchase, several long-term contracts provide for minimum grape or bulk wine prices. Purchases under these contracts were $2,812,933 for the year ended December 31, 2004.

NOTE 11: Subsequent Events

         On October 11, 2005, the Company filed an amendment to its Current Report on Form 8-K/A, to include the financial statements of Viansa. The reports included the audited balance sheets and related statements of income and cash flows for Viansa Winery for the period ending February 29, 2005 and the unaudited balance sheets and related statements of income and cash flows for Viansa for the period ending May 31, 2005.

         The Company is currently delinquent on its monthly payments of interest on the Laurus Notes described in Note 5 above. Interest on the Laurus Notes began accruing on July 7, 2005 and monthly payments were scheduled to commence on August 1, 2005. The approximate aggregate amount of delinquent payments owed to Laurus, including interest and penalties, was $1,258,395 as of September 30, 2005.

NOTE 12: Going Concern

         As of September 30, 2005, the Company's working capital has been primarily financed with various forms of debt and convertible debt. The Company has suffered significant operating losses since its inception in its efforts to establish and execute its business strategy. The Company anticipates that it will continue to require additional working capital to fund its ongoing operations, repay certain debts in default and execute its business strategy. In the event that the Company does not continue to raise such required capital it would raise substantial doubt about the Company's ability to continue as a going concern.

         The Financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's ability to continue as a going concern is dependent upon its ability to generate sufficient cash flows to meet its obligations on a timely basis and ultimately to attain profitability. The Company's management intends to obtain working capital through operations and to seek additional funding through debt and equity offerings to help fund the Company's operations as it expands. There is no assurance that the Company will be successful in its efforts to raise additional working capital or achieve profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners and Management of Viansa Winery

Sonoma, California

We have audited the accompanying balance sheets of Viansa Winery (a California limited partnership) as of February 28, 2005 and February 29, 2004 and the related statements of income and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viansa Winery as of February 28, 2005 and February 29, 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The statements of partners' capital are presented for purposes of additional analysis and are not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ David S.  Hall, P.C.
------------------------
David S.  Hall, P.C.

Dallas, Texas
September 27, 2005

                                  VIANSA WINERY
                                 BALANCE SHEETS
                     FEBRUARY 28, 2005 AND FEBRUARY 29, 2004

                                                             (IN USD)
                                                     2005              2004
                                                 ------------      ------------
ASSETS

Current Assets:
       Cash and Cash Equivalents                 $    137,374      $    181,801
       Accounts Receivable-Net of Allowance         1,380,109         1,508,155
       Inventories                                 10,220,370        10,650,045
       Prepaid Expenses                               583,606           393,764
       Deferred Farming Costs                          53,505            90,371
                                                 ------------      ------------
                  Current Assets                   12,374,964        12,824,136
Fixed Assets
       Land, Buildings and Equipment               14,763,791        14,450,852
       Less: Accumulated Depreciation              (5,568,999)       (5,105,394)
                                                 ------------      ------------
                  Total Fixed Assets                9,194,792         9,345,458

Advances to Related Party                             265,262                --
Investment in Joint Venture                           917,694         1,001,903
Other Assets                                          162,076           126,491
                                                 ------------      ------------
TOTAL ASSETS                                     $ 22,914,788      $ 23,297,988
                                                 ============      ============
LIABILITIES AND PARTNERS' CAPITAL

Current Liabilities:
       Cash Overdrafts                           $  1,048,073      $    613,112
       Accounts Payable and Accruals                1,920,078         1,922,333
       Deferred Revenue                               494,632           466,300
       Short Term Line of Credit                    7,000,000         6,785,000
       Current Maturities of Long Term Debt           579,945           584,403
                                                 ------------      ------------
       Total Current Liabilities                   11,042,728        10,371,148

Long Term Debt and Capital Leases                   6,400,880         6,924,918
                                                 ------------      ------------
TOTAL LIABILITIES                                  17,443,608        17,296,066

Partners' Capital                                   5,471,180         6,001,922

TOTAL LIABILITIES AND PARTNERS' CAPITAL          $ 22,914,788      $ 23,297,988
                                                 ============      ============


The accompanying notes are an integral part of these statements.

                                  VIANSA WINERY
                              STATEMENTS OF INCOME
           FOR THE YEARS ENDED FEBRUARY 28, 2005 AND FEBRUARY 29, 2004

                                                          (IN USD)
                                                  2005                 2004
                                              ------------         ------------
         Sales                                $ 21,054,501         $ 20,260,524
         Cost of Goods Sold                     10,699,845            9,454,240
                                              ------------         ------------
Gross Margin                                    10,354,656           10,806,284
Operating Expenses
         Operations                              6,723,388            6,712,713
         Administrative Expenses                 2,986,475            3,533,847
                                              ------------         ------------
Total Operating Expenses                         9,709,863           10,246,560
                                              ------------         ------------
Operating Income                                   644,793              559,724

Other Income/(Expenses)
         Interest Expense                         (910,743)            (831,922)
         Wine Losses                                    --           (1,225,656)
         Loss on Investment                             --             (157,212)
         Other Expenses                           (264,736)             (94,907)
                                              ------------         ------------
Total Other Income(Expense)                     (1,175,479)          (2,309,697)
                                              ------------         ------------
Net Loss                                      $   (530,686)        $ (1,749,973)
                                              ============         ============

The accompanying notes are an integral part of these financial statements.

                                  VIANSA WINERY
                            STATEMENTS OF CASH FLOWS
           FOR THE YEARS ENDED FEBRUARY 28, 2005 AND FEBRUARY 29, 2004

                                                                                             (IN USD)
                                                                                      2005              2004
                                                                                   -----------       -----------
Cash Flows from Operating Activities:
Net (Loss)                                                                         $  (530,686)      $(1,749,973)
Adjustments to reconcile net earnings to net cash flows provided by operating activities:
       Depreciation                                                                    646,418           610,053
       Loss on Investment                                                                   --           157,212
       Decrease in Accounts Receivable                                                 128,046           120,523
       Decrease in Inventories                                                         429,675           147,508
       (Increase) in Other Current Assets                                             (153,031)          (28,837)
       (Decrease) in Accounts Payable and Accruals                                      (2,255)          (15,814)
       Increase in Deferred Revenue                                                     28,332            13,600
                                                                                   -----------       -----------
Net Cash Flows Provided/(Used) by Operating Activities                                 546,499          (745,728)

Cash Flows From Investing Activities:

Purchase of Fixed Assets                                                              (495,752)       (1,621,202)
Advances to Related Party                                                             (265,262)          321,924
Investment in Joint Venture                                                             84,209                --
Other, Net                                                                             (35,585)           (8,061)
                                                                                   -----------       -----------
Cash Flows (Used) in Investing Activities                                             (712,390)       (1,307,339)

Cash Flows from Financing Activities:

Increase (Decrease) in Cash Overdraft                                                  434,961          (383,655)
Advances from Line of Credit                                                           215,000         6,858,772
Payments on Line of Credit                                                                  --        (5,993,760)
Proceeds from Long-Term Debt                                                           119,045           860,000
Principal Payments on Long-Term Debt                                                  (647,542)         (581,463)
Partner Capital Contributions                                                               --         2,140,291

Partner Withdrawals                                                                         --          (672,106)
                                                                                   -----------       -----------
Net Cash Provided by Financing Activities                                              121,464         2,228,079
                                                                                   -----------       -----------
Net Increase (Decrease) in Cash and Cash Equivalents                                   (44,427)          175,012

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                     $   181,801       $     6,789
                                                                                   -----------       -----------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                           $   137,374       $   181,801
                                                                                   ===========       ===========
SUPPLEMENTAL DISCLOSURES

Cash Paid During the Year for Interest Expense                                     $   951,598       $   820,675
                                                                                   ===========       ===========
Non-Cash Investing and Financing Transactions:
       Property and Equipment, Net of Liabilities, Distributed to Partners         $        --       $ 2,216,226
                                                                                   ===========       ===========
       Note Receivable Distributed to Partners                                     $        --       $    73,300
                                                                                   ===========       ===========

The accompanying notes are an integral part of these financial statements.

                                  VIANSA WINERY
                          NOTES TO FINANCIAL STATEMENTS
                     FEBRUARY 28, 2005 AND FEBRUARY 29, 2004

NOTE 1: Basis of Presentation, Organization and Nature of Operations

         Viansa Winery a California Limited Partnership and La Fontana di Viansa, LLC, ("Viansa" or "the Company") was established in the county of Sonoma, in the State of California, on December 30, 1988 and was owned and operated by Sam and Vicki Sebastiani and other members of the Sebastiani family. Viansa consists of 175 acres including the hilltop winery and marketplace, 23 acres of producing vineyards, over 1,000 producing olive trees, and a 90-acre wetland preserve for wildfowl. The majority of Viansa's winemaking occurs in a 50,980 square foot warehouse production facility located at a separate facility in Sonoma. The winemaking (fermentation, stainless steel tank and barrel storage), bottling, bottled case storage (including bonded and tax-paid wine storage), and office improvements is all done in the warehouse, which houses Viansa's marketing and call center. Viansa produces over 55,000 cases of wine annually, with a selection that includes 12 different Italian varietals and 11 California varietals.

         Currently Viansa sells its wine directly to the consumer. Viansa is a major competitor in the Direct to Consumer lifestyle business, and successfully engages in the catalog, e-commerce and wine club business, primarily building its database through customer purchase at the winery and via its web-site. The Company's strategy is to continue to expand its wine producing capacity of estate bottled products and expand its domestic and international sales and growth prospects of those goods through potential strategic alliances.

NOTE 2: Significant Accounting Policies

Use of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents

         Cash and cash equivalents include cash and all highly liquid financial instruments with purchased maturities of three months or less. Cash as of February 28, 2005 and February 29, 2004 was at an overdrawn position of approximately $(910,699) and $(431,311), respectively.

Accounts Receivable

         Credit is extended based on evaluation of a customer's financial condition and, generally, collateral is not required. Accounts receivable are due within 30 to 45 days and are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company's previous loss history, the customer's current ability to pay its obligation to the Company and the condition of the general economy and the industry as a whole. The Company writes-off accounts receivables when they become uncollectible and any payments subsequently received on such receivables are credited to the allowance for doubtful accounts. The allowance for doubtful accounts and sales discounts are $0 and $0 at February 28, 2005 and February 29, 2004, respectively.

Inventory

         Bulk wine and case goods are stated at the lower of average cost or net realizable value. Inventories of supplies are stated at the lower of first-in, first-out (FIFO) cost or replacement cost. Wine inventories are classified as current assets in accordance with recognized trade practice although some products will not be sold in the following year.

         At February 28, 2005 and February 29, 2004, Inventory consisted of the following:

                                                         2005               2004
Wine making, packaging materials                  $   169,697        $   136,310
Deli and Kitchen                                       19,819             22,244
Retail Merchandise                                    818,738            946,041
Finished Goods                                      3,879,890          4,241,878
Bulk Wines                                          5,332,226          5,303,572
Total                                             $10,220,370        $10,650,045


Property, Plant and Equipment

         Property, plant and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated lives of the related assets, as follows:

                                                                     Years
         Land Improvements                                           10-40
         Vineyards                                                      20
         Buildings                                                      40
         Cooperage                                                       5
         Equipment                                                    5-25

         Costs incurred in developing vineyards, including related interest costs, are capitalized until the vineyards become commercially productive. Maintenance and repairs are charged to operating costs as incurred. The cost of improvements is capitalized. Gains or losses on the disposition of assets are included in income.

Fair Value of Financial Instruments

         The Company's financial instruments consist of cash, accounts receivable, accounts payable, notes payable, long-term debt, amounts payable to affiliates and accrued expenses. Except for notes payable and long-term debt, the fair value of these financial instruments approximates their carrying value as of February 28, 2005 and February 29, 2004, due to their short-term nature or their recent creation. Long-term debt is carried on the balance sheet as $6,400,880 and $6,924,918, respectively.

Revenue Recognition

         Revenue is recognized when product is shipped FOB winery. The cost of price promotions, rebates and coupon programs are treated as reductions of revenues. Revenue from items sold through the Company's retail locations is recognized at the time of sale. No products are sold on consignment.

Deferred Revenue

         Certain wines are sold on a futures basis. The obligation to deliver wine in the future is recorded when the Partnership receives a customer's deposit representing the total purchase price, and is reported as deferred revenue on the balance sheet. Revenue related to wine futures is recognized when the wine is shipped to the customer.

Long-Lived Asset Impairment

         Long-lived assets and certain identifiable intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of any impairment loss for long-lived assets and certain identifiable intangible assets that management expects to hold and use is based on the amount the carrying value exceeds the fair value of the asset.

Income Taxes

         The Company is structured as a limited partnership. As such, income taxes accrue to the individual partners and therefore, no accrual of taxes is made in these financial statements.

NOTE 3: Property and Equipment

         Property and equipment at February 28, 2005 and February 29, 2004 consisted of the following:

                                                             2005               2004
Land                                                 $  1,708,875       $  1,701,113
Vines and Vineyards                                       586,991            586,991
Buildings, Improvements and Equipment                  12,467,925         12,162,748
Total                                                  14,763,791         14,450,852
Less: Accumulated Depreciation and Amortization        (5,568,999)        (5,105,394)
Total                                                $  9,194,792       $  9,345,458

NOTE 4: Bank Line of Credit

         The partnership has a line of credit with a bank that expires on September 30, 2005. The credit limit is $7,000,000. Interest is due monthly at a variable rate, which is 8.5% at year end. Collateral consists of the partnership's inventory, real estate and investments posted by guarantors to cover the shortfall of inventory relative to the outstanding balance. The terms of the loan also require the Partnership to maintain certain minimum financial ratios and covenants.

NOTE 5: Long Term Debt

         These financial statements include Viansa's mortgage note to Silicon Valley Bank secured by real property. The principal amount of the debt was $5,722,787 and $6,072,787 as of February 28, 2005 and February 29, 2004,
respectively. The debt requires payment, including principal and interest at 7.32%, of $29,167 per month and is due July 2006. As of February 28, 2005 Viansa is current with this note.

         Viansa has an unsecured note to related parties of the company in the amount of $860,000 and $860,000 at February 28, 2005 and February 29, 2004. The debt requires interest-only payments due monthly at a variable rate. Principal is to be paid from 2009 through 2029.

         Viansa has several small notes secured by equipment and fixtures in the amount of $398,038 and 576,534 at February 28, 2005 and February 29, 2004, respectively. These notes have interest rates from 4.875% to 6.99%, and due December 2005 to August 2010.

         Maturities of long-term debt for each of the five years succeeding February 28, 2005 are as follows:

                           Year Ended
                           2006                     579,945
                           2007                   5,418,495
                           2008                      33,842
                           2009                      35,415
                           2010 and After           913,128
                                                 ----------
                           Total                 $6,980,825
                                                 ==========

NOTE 6: Amount Payable to Affiliates

         There are no amounts payable to affiliates.

NOTE 7: Related Party Transactions/Subsequent Events

         The Company has recognized a receivable from its founders/guarantors as a result of expenditures paid on their behalf after the sale of the Company to the current owners. The amount as of February 28, 2005 was $265,262.

         Subsequent to the balance sheet date (February 28, 2005), an unsecured $1,000,000 note payable to the founders/guarantors was issued at an interest rate of 6.5% payable at the earlier of the sale of the Company or one year from the date of the note.

NOTE 8: Commitments and Contingencies

Commitments

         The partnership has entered into long-term commitments to purchase grapes from outside parties. Estimated obligations under these commitments for each fiscal year are as follows:

                           Year Ended
                           2006                  $2,252,000
                           2007                   2,034,000
                           2008                   1,921,000
                           2009                   1,813,000
                           2010                   1,813,000
                                                 ----------
                           Totals                $9,833,000
                                                 ==========

Other Contingencies

         The Company has been working with Sonoma County's various departments to obtain the licenses and permits to construct a permanent hospitality building. During the process, the issuance of the permit became dependent upon the Company upgrading its capacity to process a greater volume of wastewater. The county granted the Company a temporary operating permit, allowing the Company to operate until a new system design was approved and installed. The permit is open-ended, is reviewed and renewed bi-annually by the County.

         The Company has postponed the construction of the new hospitality building indefinitely, and will continue to operate in a semi-temporary structure. However, conditions remain that will necessitate the construction of a new wastewater treatment facility. It is likely that the Company will need to perfect this permit and construct a new processing facility within the next 36 months at a cost of approximately $750,000, with annual operating costs of approximately $180,000.

Litigation

         There are no outstanding litigation issues.

NOTE 9: Investment in Limited Liability Company

         The Partnership is a 50% member of Santo Giordano Vineyards (SGV), a California Limited Liability Company (LLC) formed in 1997. The primary purpose of SGV is the development and cultivation of vineyards to supply grapes to the Partnership.

         The investment is accounted for using the equity method. A summary of the financial position and results of operations as of, and for the years ended December 31, 2004 and 2003 (the LLC uses a different fiscal year end) are as follows:

                                                             2004              2003
                                                         -----------       -----------
Current Assets                                           $   542,853       $   315,113
Fixed Assets, Net of Depreciation                          1,495,636         1,652,542
Other Assets                                                  72,431            72,432
                                                         -----------       -----------
         Total Assets                                      2,110,920         2,040,087

Less Current Liabilities                                           0              (748)
                                                         -----------       -----------
         Total Members' Equity                             2,110,920         2,039,339

Less Equity Interest of Other Members                     (1,073,235)       (1,037,436)
                                                         -----------       -----------
         Net Equity Interest Owned by Viansa Winery      $ 1,037,685       $ 1,001,903
                                                         ===========       ===========
Net Grape Sales                                          $   532,675       $   302,188
Operating Expenses                                           561,093           528,697
                                                         -----------       -----------
         Net (Loss)                                      $   (28,418)      $  (226,509)
                                                         ===========       ===========

         SGV leases a total of 85 acres of vineyard land, all of which are currently producing grapes.

         The Partnership had entered into an agreement to reimburse the other members of the SGV for one-half of the development costs of the original 18.6 acres, which were paid by the other member. This amount was fully paid in the current year.

NOTE 10: Wine Losses

Wine losses consisted of the following:                 2005             2004
                                                     ----------       ----------
Loss On Sales of Bulk Wine                           $  179,612       $   72,154
Bottled Wine Lowered to Market Value                          0          178,000
Excess Bulk Wine Lowered to Market Value                109,641          975,502
                                                     ----------       ----------
         Total                                       $  289,253       $1,225,656
                                                     ==========       ==========

         Wine losses are included in other income/expense on the income statement.

NOTE 11: Operating Leases

         The Partnership has entered into long-term operating leases for warehouse space, a restaurant building, event space, barrels, winemaking equipment, and office equipment. Minimum future rental payments under these leases for the next five years are as follows:

                           Year ended
                           ----------
                           2006                  $1,620,482
                           2007                   1,556,341
                           2008                   1,387,792
                           2009                     671,939
                           2010 and After           513,138
                                                 ----------
                           Totals                $5,749,692
                                                 ==========

         Rent expense was $1,649,071 and $1,484,702 for the years ended February 28, 2005 and February 29, 2004, respectively.

NOTE 12: Retirement Plan

         The Partnership has adopted a deferred compensation plan under Section 401k of the Internal Revenue Code that covers substantially all employees. The Partnership makes a matching contribution equal to on-half of the first 6% of each participant's voluntary withheld contributions. The Partnership's contributions to each participant vest cumulatively at 20% per year. Such contributions totaled $61,861 and $59,175 for the year ended February 28, 2005 and February 29, 2004, respectively.

NOTE 13: Ownership interest Change

         On January 1, 2004, the original partners sold their interests to their seven children. Each child now holds a one-seventh interest in the general partner (La Fontana di Viansa, LLC) and a one-seventh interest in the limited partnership shares. All of the general and limited partnership interests are exercised through one voting trustee. The trustee is an independent third party who represents the family in various legal matters.

ADDITIONAL INFORMATION
                                  VIANSA WINERY
                         STATEMENTS OF PARTNERS' CAPITAL
           FOR THE YEARS ENDED FEBRUARY 28, 2005 AND FEBRUARY 29, 2004

                                                   2005                 2004
                                               -----------          -----------
Beginning Partners' Capital                    $ 6,001,922          $ 9,232,937
Capital Contributions                                   --            2,140,291
Net Loss                                          (530,686)          (1,749,973)
Withdrawals                                             --           (3,621,333)
                                               -----------          -----------
Ending Partners' Capital                       $ 5,471,236          $ 6,001,922
                                               ===========          ===========

The accompanying notes are an integral part of these financial statements

                                  VIANSA WINERY
                                  BALANCE SHEET
                               THREE MONTHS ENDED
                                  May 31, 2005
                                   (Unaudited)


ASSETS


Current Assets
         Cash
         Accounts receivable                                         $ 1,350,601
         Inventory                                                     9,893,914
         Other current assets                                            465,838
                                                                     -----------
Total current assets                                                  11,710,353

Property and equipment, net                                            9,031,132
Investment in Joint Venture                                              917,694
Other assets                                                             430,752
                                                                     -----------
TOTAL ASSETS                                                          22,089,931
                                                                     ===========
LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
         Bank Overdraft                                                   96,289
         Accounts Payable                                                648,164
         Accrued Expenses                                                346,607
         Deferred Revenue                                                576,378
         Note Payable                                                  6,990,000
         Short term portion of Long term Debt                          1,571,643
                                                                     -----------
Total Current Liabilities                                             10,229,081

Long-term debt                                                         6,255,853

TOTAL LIABILITIES                                                     16,484,934
                                                                     -----------
PARTNERS' CAPITAL                                                      5,604,997
                                                                     -----------
TOTAL LIABILITIES AND PARTNERS' CAPITAL                               22,089,931
                                                                     ===========

                                  VIANSA WINERY
                              STATEMENTS OF INCOME
                           FOR THE THREE MONTHS ENDED
                                     May 31
                                   (Unaudited)

                                                    2005                2004
                                                -----------         -----------
Sales                                           $ 4,494,852         $ 5,101,824
Cost of Goods Sold                                2,083,884           2,504,310
                                                -----------         -----------
Gross Margin                                      2,410,968           2,597,514

Operating Expenses
         Sales & Marketing                        1,368,462           1,413,120
         General & Administrative                   616,644             786,309
                                                -----------         -----------
Total Operating Expenses                          1,985,106           2,199,429
                                                -----------         -----------
Income from Operations                              425,862             398,085

Other Income (Expenses)
         Interest Expense                          (292,824)           (226,148)
         Other Expense                                  780              21,988
                                                -----------         -----------
Other Income (Expense)                             (292,044)           (204,160)
                                                -----------         -----------
Net Income/(Loss)                               $   133,818         $   193,925
                                                ===========         ===========

                                  VIANSA WINERY
                            STATEMENTS OF CASH FLOWS
                           FOR THE THREE MONTHS ENDED
                                     MAY 31
                                   (UNAUDITED)

                                                                            2005            2004
                                                                         ---------       ---------
Cash Flows from Operating Activities:
Net Income                                                               $ 133,818       $ 193,925
Adjustments to reconcile net earnings to net cash flows provided by operating activities:
Depreciation                                                               167,533         149,103
Changes in operating net assets:
Decrease in Accounts Receivable                                             29,508          11,966
Decrease in Inventories                                                    441,588         524,095
(Increase) Decrease in Other Current Assets                                117,768         (30,929)
(Decrease) in Accounts Payable and Accruals                               (925,307)       (781,667)
Increase (Decrease) in Deferred Revenue                                     81,746         (88,465)
                                                                         ---------       ---------
Net Cash Flows Provided by/(Used) by Operating Activities                   46,654         (21,972)
Cash Flows From Investing Activities
Purchase of Fixed Assets                                                   (65,501)       (120,663)
Advances to Related Party                                                   (3,546)        (72,103)
Other, Net                                                                     132         (17,426)
                                                                         ---------       ---------
Cash flows (used) in investing activities                                  (68,915)       (210,192)
Cash Flows from Financing Activities:
Advances from Line of Credit                                                    --          89,573
Payments from Line of Credit                                               (10,000)             --
Additions to Long term Debt                                                846,671
Principal Payments on Long-Term Debt                                            --        (139,858)
                                                                         ---------       ---------
Net Cash Provided (Used) by Financing Activities                           836,671         (50,285)
                                                                         ---------       ---------
Net Increase/(Decrease) in Cash and Cash Equivalents                     $ 814,410       $(282,449)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                           $(910,699)      $(431,307)
                                                                         ---------       ---------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                 $ (96,289)      $(713,756)
                                                                         =========       =========

                                  VIANSA WINERY
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1: Basis of Presentation, Organization and Nature of Operations

         Viansa Winery a California Limited Partnership and La Fontana di Viansa, LLC, ("Viansa" or "the Company") was established in the county of Sonoma, in the State of California, on December 30, 1988 and was owned and operated by Sam and Vicki Sebastiani and other members of the Sebastiani family. Viansa consists of 175 acres including the hilltop winery and marketplace, 23 acres of producing vineyards, over 1,000 producing olive trees, and a 90-acre wetland preserve for wildfowl. The majority of Viansa's winemaking occurs in a 50,980 square feet warehouse production facility located at a separate facility in Sonoma. The winemaking (fermentation, stainless steel tank and barrel storage), bottling, bottled case storage (including bonded and tax-paid wine storage), and office improvements is all done in the warehouse, which houses Viansa's marketing and call center. Viansa produces over 55,000 cases of wine annually, with a selection that includes 12 different Italian varietals and 11 California varietals.

         Currently Viansa sells its wine directly to the consumer. Viansa is a major competitor in the Direct to Consumer lifestyle business, and successfully engages in the catalog, e-commerce and wine club business, primarily building its database through customer purchase at the winery and via its web-site. The Company's strategy is to continue to expand its wine producing capacity of estate bottled products and expand its domestic and international sales and growth prospects of those goods through potential strategic alliances. As described in the unaudited Note 1, on July 8, 2005, the Company effected part of this strategy by becoming a subsidiary of 360 Global Wine Company ("TGWC").

NOTE 2: Significant Accounting Policies

Use of Estimates

         The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents

         Cash and cash equivalents include cash and all highly liquid financial instruments with purchased maturities of three months or less. Cash as of May 31, 2005 and May 31, 2004 was at an overdrawn position of approximately ($96,289) and ($713,756), respectively.

Accounts Receivable

         Credit is extended based on evaluation of a customer's financial condition and, generally, collateral is not required. Accounts receivable are due within 30 to 45 days and are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company's previous loss history, the customer's current ability to pay its obligation to the Company and the condition of the general economy and the industry as a whole. The Company writes-off accounts receivables when they become uncollectible and any payments subsequently received on such receivables are credited to the allowance for doubtful accounts. The allowance for doubtful accounts and sales discounts are $0 at May 31, 2005 and May 31, 2004.

Inventory

         Bulk wine and case goods are stated at the lower of average cost or net realizable value. Inventories of supplies are stated at the lower of first-in, first-out (FIFO) cost or replacement cost. Wine inventories are classified as current assets in accordance with recognized trade practice although some products will not be sold in the following year.

         At May 31, 2005 and May 31, 2004, Inventory consisted of the following:

                                                         2005               2004
Wine making, packaging materials                  $   140,819        $    97,227
Deli and Kitchen                                       16,294             22,244
Retail Merchandise                                    767,788          1,012,692
Finished goods                                      3,809,512          3,793,852
Bulk Wines                                          5,159,501          5,371,142
Total                                             $ 9,893,914        $10,297,157

Property, Plant and Equipment

         Property, plant and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated lives of the related assets, as follows:

                                                         Years
                  Land Improvements                      10-40
                  Vineyards                                 20
                  Buildings                                 40
                  Cooperage                                  5
                  Equipment                               5-25


         Costs incurred in developing vineyards, including related interest costs, are capitalized until the vineyards become commercially productive. Maintenance and repairs are charged to operating costs as incurred. The cost of improvements is capitalized. Gains or losses on the disposition of assets are included in income.

Fair Value of Financial Instruments

         The Company's financial instruments consist of cash, accounts receivable, accounts payable, notes payable, long-term debt, amounts payable to affiliates and accrued expenses. Except for notes payable and long-term debt, the fair value of these financial instruments approximates their carrying value as of May 31, 2005 and May 31, 2004, due to their short-term nature or their recent creation. Long-term debt is carried on the balance sheet as $6,255,853 and $6,785,060 respectively.

Revenue Recognition

         Revenue is recognized when product is shipped FOB winery. The cost of price promotions, rebates and coupon programs are treated as reductions of revenues. Revenue from items sold through the Company's retail locations is recognized at the time of sale. No products are sold on consignment.

Deferred Revenue

         Certain wines are sold on a futures basis. The obligation to deliver wine in the future is recorded when the Partnership receives a customer's deposit representing the total purchase price, and is reported as deferred revenue on the balance sheet. Revenue related to wine futures is recognized when the wine is shipped to the customer.

Long-Lived Asset Impairment

         Long-lived assets and certain identifiable intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of any impairment loss for long-lived assets and certain identifiable intangible assets that management expects to hold and use is based on the amount the carrying value exceeds the fair value of the asset.

Income Taxes

         The Company is structured as a limited partnership. As such, income taxes accrue to the individual partners and therefore, no accrual of taxes is made in these financial statements.

NOTE 3: Property and Equipment

         Property and equipment at May 31, 2005 and May 31, 2004 consisted of the following:

                                                         2005            2004
Land                                                 $ 1,710,813     $ 1,703,054
Vines and Vineyards                                      586,991         586,991
Buildings, improvements and equipment                 12,471,801      12,140,777
                                                      14,769,605      14,430,822
Less: accumulated depreciation and amortization        5,738,473       5,200,287
Total                                                $ 9,031,132     $ 9,230,535

NOTE 4: Bank Line of Credit

         The partnership has a line of credit with a bank that expires on September 30, 2005. The credit limit is $7,000,000. Interest is due monthly at a variable rate, which is 8.5% at year end. Collateral consists of the partnership's inventory, real estate and investments posted by guarantors to cover the shortfall of inventory relative to the outstanding balance. The terms of the loan also require the Partnership to maintain certain minimum financial ratios and covenants.

NOTE 5: Long Term Debt

         These financial statements include Viansa's mortgage note to Silicon Valley Bank secured by real property. The principal amount of the debt is $5,635,287. The debt requires payments, including principal and interest at 7.32%, of $29,167 and is due July 2006. As of May 31, 2005 Viansa is current with this note.

         Viansa has an unsecured note to related parties of the company in the amount of $860,000. The debt requires interest-only payments due monthly at a variable rate. Principle is to be paid from 2009 through 2029.

         Viansa has several small notes secured by equipment and fixtures in the amount of $114,814, $150,565, and $66,828 with interest rates from 4.875% to 6.99%, and due December 2005 to August 2010.

         Maturities of long-term debt for each of the five years succeeding February 28, 2005 are as follows:

                           Year Ended
                           2006                     579,945
                           2007                   5,418,495
                           2008                      33,842
                           2009                      35,415
                           2010 and After           913,128
                                                 ----------
                           Total                 $6,980,825
                                                 ==========

NOTE 6: Amount Payable to Affiliates

         There are no amounts payable to affiliates.

NOTE 7: Related Party Transactions

         The Company has recognized a receivable from its founders/guarantors as a result of expenditures paid on their behalf after the sale of the Company to the current owners. The amount as of May 31, 2005 was $268,808.

         An unsecured $1,000,000 note payable to the founders/guarantors was issued at an interest rate of 6.5% payable at the earlier of the sale of the Company or one year from the date of the note (April 2005).

NOTE 8: Commitments and Contingencies

Commitments

         The partnership has entered into long-term commitments to purchase grapes from outside parties. Estimated obligations under these commitments for each fiscal year are as follows:

                           Year ended
                           2006                  $ 2,252,000
                           2007                    2,034,000
                           2008                    1,921,000
                           2009                    1,813,000
                           2010                    1,813,000
                                                 -----------
                           Totals                $ 9,833,000
                                                 ===========

Other Contingencies

         The Company has been working with Sonoma County's various departments to obtain the licenses and permits to construct a permanent hospitality building. During the process, the issuance of the permit became dependent upon the Company upgrading its capacity to process a greater volume of wastewater. The county granted the Company a temporary operating permit, allowing the Company to operate until a new system design was approved and installed. The permit is open-ended, is reviewed and renewed bi-annually by the County.

         The Company has postponed the construction of the new hospitality building indefinitely, and will continue to operate in a semi-temporary structure. However, conditions remain that will necessitate the construction of a new wastewater treatment facility. It is likely that the Company will need to perfect this permit and construct a new processing facility within the next 36 months at a cost of approximately $750,000, with annual operating costs of approximately $180,000.

Litigation

         There are no outstanding litigation issues.

NOTE 9: Investment in Limited Liability Company

         The Partnership is a 50% member of Santo Giordano Vineyards (SGV), a California Limited Liability Company (LLC) formed in 1997. The primary purpose of SGV is the development and cultivation of vineyards to supply grapes to the Partnership.

         The investment is accounted for using the equity method. A summary of the financial position and results of operations as of, and for the years ended December 31, 2004 and 2003 (the LLC uses a different fiscal year end) are as follows:

                                                             2004              2003
Current Assets                                           $   542,853       $   315,113
Fixed Assets, Net of Depreciation                          1,495,636         1,652,542
Other Assets                                                  72,431            72,432
                                                         -----------       -----------
         Total Assets                                      2,110,920         2,040,087

Less Current Liabilities                                           0              (748)
                                                         -----------       -----------
         Total Members' Equity                             2,110,920         2,039,339

Less Equity Interest of Other Members                     (1,073,235)       (1,037,436)
                                                         -----------       -----------
         Net Equity Interest Owned by Viansa Winery      $ 1,037,685       $ 1,001,903
                                                         ===========       ===========
Net Grape Sales                                          $   532,675       $   302,188
Operating Expenses                                           561,093           528,697
                                                         -----------       -----------
         Net (Loss)                                      $   (28,418)      $  (226,509)
                                                         ===========       ===========

         SGV leases a total of 85 acres of vineyard land, all of which are currently producing grapes. The Partnership had entered into an agreement to reimburse the other members of the SGV for one-half of the development costs of the original 18.6 acres, which were paid by the other member. This amount was fully paid in the current year.

NOTE 10: Operating Leases

         The Partnership has entered into long-term operating leases for warehouse space, a restaurant building, event space, barrels, winemaking equipment, and office equipment. Minimum future rental payments under these leases for the next five years are as follows:

                          Year ended
                          2006                   $ 1,620,482
                          2007                     1,556,341
                          2008                     1,387,792
                          2009                       671,939
                          2010 and After             513,138
                                                 -----------
                          Totals                 $ 5,749,692
                                                 ===========

NOTE 11: Retirement Plan

         The Partnership has adopted a deferred compensation plan under Section 401k of the Internal Revenue Code that covers substantially all employees. The Partnership makes a matching contribution equal to on-half of the first 6% of each participant's voluntary withheld contributions. The Partnership's contributions to each participant vest cumulatively at 20% per year. Such contributions totaled $15,572 and $14,352 for the quarter ended May 31, 2005 and May 31, 2004, respectively.

NOTE 12: Ownership Interest Change

         On January 1, 2004, the original partners sold their interests to their seven children. Each child now holds a one-seventh interest in the general partner (La Fontana di Viansa, LLC) and a one-seventh interest in the limited partnership shares. All of the general and limited partnership interests are exercised through one voting trustee. The trustee is an independent third party who represents the family in various legal matters.

(b)  Pro Forma Financial Information

                  The Unaudited Pro Forma Financial information of Viansa Winery and 360 Global Wine Company for the fiscal year ended February 28, 2005 and the period ended May 31, 2005, related to the acquisition of Viansa Winery are included following this Item
                  9.01 (b)

360 GLOBAL WINE COMPANY
PRO FORMA CONSOLIDATED BALANCE SHEET

Three Months ended May 31, 2005                                      TGWC        Viansa Winery    Adjustments     Consolidated
                                                                  ------------    ------------    ------------    ------------
                                                                         (a)(b)
ASSETS

Current Assets
         Cash                                                     $     16,266              --                    $     16,266
         Accounts receivable                                           152,191       1,350,601                       1,502,792
         Prepaid Expenses                                              608,647              --                         608,647
         Inventory                                                   5,471,841       9,893,914                      15,365,755
         Other current assets                                               --         465,838              --         465,838
                                                                  ------------    ------------    ------------    ------------
Total current assets                                                 6,248,945      11,710,353              --      17,959,298

Property and equipment, net                                         38,407,812       9,031,132                      47,438,944
Investment in Joint Venture                                                 --         917,694                         917,694
Other assets                                                           435,177         430,752                         865,929
Deferred financing costs                                             1,148,738              --              --       1,148,738
                                                                  ------------    ------------    ------------    ------------
TOTAL ASSETS                                                      $ 46,240,672    $ 22,089,931              --    $ 68,330,603
                                                                  ============    ============    ============    ============
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
         Bank Overdraft                                           $         --    $     96,289                    $     96,289
         Accounts Payable                                            2,348,569         648,164                       2,996,733
         Accrued Expenses                                              601,641         346,607                         948,248
         Deferred Revenue                                                   --         576,378                         576,378
         Note Payable                                                2,816,532       6,990,000                       9,806,532
         Short term portion of Long term Debt                               --       1,571,643                       1,571,643
         Payable to affiliates                                              --              --              --              --
                                                                  ------------    ------------    ------------    ------------
Total Current Liabilities                                            5,766,742      10,229,081              --      15,995,823

Long-term debt, net of unamortized discount of $2,748,569, face     25,001,431       6,255,853                      31,257,284
amount $27,750,000
Minority Interest                                                   16,172,588              --              --      16,172,588
                                                                  ------------    ------------    ------------    ------------
TOTAL LIABILITIES                                                   46,940,761      16,484,934              --      63,425,695
                                                                  ============    ============    ============    ============
STOCKHOLDERS' EQUITY/(DEFICIT)

         Common Stock                                                   43,891              --                          43,891
         Warrants                                                           --              --                              --
         Subscriptions receivable                                      (18,972)             --                         (18,972)
         Prepaid stock compensation                                         --              --                              --
         Additional paid in capital                                 21,208,642              --                      21,208,642
         Partner Contributions                                              --      30,146,489                      30,146,489
         Partner Withdrawals                                                --     (17,406,581)                    (17,406,581)
         Accumulated foreign exchange translation adjustments           (6,056)             --                          (6,056)
         Retained Earnings/(Deficit)                               (21,927,594)     (7,134,911)             --     (29,062,505)
                                                                  ------------    ------------    ------------    ------------
                  Total Stockholder' Equity/(Deficit)                 (700,089)      5,604,997              --       4,904,908
                                                                  ------------    ------------    ------------    ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                        $ 46,240,672    $ 22,089,931    $         --    $ 68,330,603
                                                                  ============    ============    ============    ============

360 Global Wine Company
Proforma Profit & Loss Statement

Three Months Ended 5/31/05  Proforma
                                                                     TGWC        Viansa Winery    Adjustments     Consolidated
                                                                  ------------    ------------    ------------    ------------
Revenues
         Commissions                                                        --              --                              --
         Sales                                                    $    759,443    $  4,494,852              --    $  5,254,295
                                                                  ------------    ------------    ------------    ------------
         Total                                                         759,443       4,494,852              --       5,254,295

Operating Expenses
         Cost of Goods Sold                                            505,166       2,083,884                       2,589,050
         Sales & Marketing                                             210,908       1,368,462                       1,579,370
         General & Administrative                                      863,583         616,644                       1,480,227
         Stock Compensation Expense                                    956,500              --                         956,500
                                                                  ------------    ------------    ------------    ------------
         Total Expenses                                              2,536,157       4,068,990              --       6,605,147
                                                                  ------------    ------------    ------------    ------------
         Income/(loss) from operations                              (1,776,714)        425,862              --      (1,350,852)

Other income (expenses)
         Interest Income                                              (342,002)       (292,824)                       (634,826)
         Other Expense                                                (951,120)            780                        (950,340)
         Gain/(loss) on currency transactions                           (6,313)             --              --          (6,313)
                                                                  ------------    ------------    ------------    ------------
         Other Income (expense)                                     (1,299,435)       (292,044)             --      (1,591,479)
                                                                  ------------    ------------    ------------    ------------
         Loss before Minority Interest                              (3,076,149)        133,818              --      (2,942,331)
         Minority interest in consolidated loss                        445,751                                         445,751
                                                                  ------------    ------------    ------------    ------------
         Net Income/(Loss)                                        $ (2,630,398)   $    133,818              --    $ (2,496,580)
                                                                  ============    ============    ============    ============
Basic net (loss) income per share                                        (0.06)                                          (0.06)
                                                                  ============                                    ============
Basic weighted-average shares outstanding                         41,857,830                                         41,857,830
                                                                  ============                                    ============

UNAUDITED FOOTNOTE

NOTE 1: Investment in Limited Liability Company

         On July 8, 2005 TGWC completed a purchase agreement with Viansa Winery, a California Limited Partnership and La Fontana di Viansa, LLC, a California limited liability company and thereby acquired Viansa Winery. Viansa is now known as 360 Viansa LLC with one member, that being TGWC.

         The purchase price for the assets was $30,000,000 and paid in cash on July 8, 2005. The final agreement allowed for the purchase price to be reduced by the value of any related party accounts receivable identified on the 2005 Audited Financial Statements of Viansa. The Purchase Agreement called for TGWC to agree to pay, perform and discharge, all of Viansa's liabilities and/or obligations related to contracts and Leases arising after the Closing and all liabilities associated with all accounts payable and all accrued expenses incurred by Viansa in the ordinary course of business prior to Closing. As such, TGWC expects to receive a credit against the Purchase Price for the total amount of accounts payable that TGWC assumes under the definitive purchase agreement.

         On July 7, 2005, TGWC entered into a Security and Purchase Agreement with Laurus Master Fund, Ltd., a Cayman Islands company. Pursuant to the Security and Purchase Agreement, TGWC will issue to Laurus (i) a three-year Term
Note in the aggregate principal amount of $34,500,000; and (ii) a three-year Revolving Note equal to up to $3,000,000, upon which TGWC will be able to draw upon based available accounts receivable. After the initial drawing, TGWC is required to maintain a minimum outstanding balance of $500,000 under the Revolving Note which will be evidenced by a Convertible Minimum Borrowing Note. If this Minimum Borrowing Note is converted into TGWC common stock, a new Minimum Borrowing Note will be issued. In consideration for the investment made by Laurus, TGWC granted Laurus a five-year Common Stock Purchase Warrant to purchase up to 25,000,000 shares of its common stock at an exercise price of $0.31 per share. As further consideration for providing the financing described above, TGWC has granted Laurus an Option to purchase up to 16,492,436 shares of its Common Stock at an exercise price of $0.001 per share and 4,193,329 shares of its restricted common stock at an exercise price of $0.001 per share. In conjunction with the Security and Purchase Agreement, TGWC also entered into a Registration Rights Agreement to register the Common Stock underlying the Term Note, Minimum Borrowing Notes, Option and Warrant at the times specified in the Registration Agreement.

         TGWC used the proceeds of the Notes as follows: (i) to repay in full and terminate Viansa's senior credit facility with Silicon Valley Bank, (ii) to repay in full and terminate TGWC promissory note with Marks Paneth and Shron,
(iii) to acquire certain properties located in Texas and California and (iv) for general working capital purposes only.

         To secure repayment of the Notes to Laurus, TGWC granted a continuing security interest in and lien upon the following collateral: all of TGWC's and its subsidiary's property and assets, whether real or personal, tangible or intangible, other than its 50% membership interest in Kirkland Knightsbridge LLC, a California limited liability company and the "current assets" of Kirkland, to Laurus until such time as the Notes are repaid in full. This security agreement is cross-collateralized by a Guaranty Agreement entered into by the subsidiaries of TGWC and a Stock Pledge Agreement covering all capital stock of TGWC's subsidiaries as well. TGWC, and its wholly-owned subsidiary 360 Viansa, LLC, also entered into a Lien Subordination Agreement with Laurus and Gryphon Master Fund, L.P. To induce Gryphon to enter into the Subordination Agreement, Mr. Jake Shapiro (CEO) transferred 3,000,000 of his personally held Company shares of common stock to Gryphon. Pursuant to the Subordination Agreement, Laurus has a first-priority senior security interest in the previously stated collateral, which in no event, shall include the TGWC 50% membership interest in Kirkland Knightsbridge LLC, a California limited liability company and the "current assets" of Kirkland, over which Gryphon retains a first priority security interest. Gryphon subordinated all of its other security interests in TGWC to Laurus, but TGWC has agreed, with Laurus' consent, to grant Gryphon a `silent' second position security interest in all of the assets of 360 Viansa, including a second lien mortgage on all 360 Viansa winery property, now owned or hereafter acquired. In consideration of TGWC's preexisting indebtedness to Gryphon, at Closing and on the behalf of TGWC, Laurus will wire transfer the following funds directly to Gryphon: (i) the entire outstanding balance of Gryphon's $700,000 Promissory Note issued to TGWC on September 24, 2004, plus all accrued but unpaid interest thereon (which is currently $732,900, including accrued interest through July 7, 2005); and (ii) interest in the amount of $206,250 due on July 1, 2005 pursuant to Gryphon's $5.5 million 7.5% Senior Secured Convertible Note Due 2006 issued by TGWC on April 21, 2004. TGWC shall also pay Gryphon $500,000 as principal payment of the 7.5% Senior Secured Note. The conversion price of the Note and exercise price of Gryphon's Warrant dated April 21, 2004 shall also be reduced to $0.31 and $0.25, respectively.

         During the term of the Security and Purchase Agreement and so long as any of the Loans are outstanding, Laurus maintains a right of first refusal to provide any additional financing issued by TGWC and/or its Subsidiaries.

         Laurus may terminate the Security and Purchase Agreement upon the occurrence of an Event of Default and as a result a default payment would accrue.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
 Kirkland Ranch Winery, LLC
 Napa, California

We have audited the accompanying combined balance sheets of S.E. Kirkland Ranch Winery, LLC as of December 31, 2003 and the related combined statements of operations, members' equity and cash flows for each of the two years then ended. These financial statements are the responsibility of Kirkland Ranch Winery LLC's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kirkland Ranch Winery, LLC as of December 31, 2003 and the results of its operations and its cash flows for the years ended December 31, 2002 and 2003, in conformity with accounting principles generally accepted in the United States of America.


Lopez, Blevins, Bork & Associates, LLP
Houston, Texas



September 9, 2005

                            KIRKLAND RANCH WINERY LLC
                             COMBINED BALANCE SHEETS

                     FOR THE PERIOD ENDED, DECEMBER 31, 2003

ASSETS

Current Assets
         Cash                                                      $     36,627
         Accounts Receivable, net of allowance                          221,986
         Prepaid Expenses                                                37,000
         Inventory                                                    4,039,037
                                                                   ------------
Total current assets                                                  4,334,650

Property and equipment, net                                           7,118,251

TOTAL ASSETS                                                       $ 11,452,901
                                                                   ============
LIABILITIES AND OWNERS' DEFICIT

Current liabilities:
         Accounts Payable and Accrued Expenses
                Related Parties                                    $  1,279,668
                Other                                                   756,102
         Interest Payable
                Related Parties                                         121,023
                Other                                                 2,157,960
         Note payable
                Related Parties                                         769,549
                Other                                                   449,737
                                                                   ------------
                  Total Current Liabilities                           5,534,039

Long Term Debt                                                       14,933,811
                                                                   ------------
TOTAL LIABILITIES                                                  $ 20,467,850
                                                                   ------------
MEMBERS DEFICIT

         Members' Deficit                                            (9,014,949)

                  Total Members Deficit                              (9,014,949)
                                                                   ------------
TOTAL LIABILITIES AND MEMBERS' DEFICIT                             $ 11,452,901
                                                                   ============

See Notes to Combined Financial Statements

                            KIRKLAND RANCH WINERY LLC
                        COMBINED STATEMENTS OF OPERATIONS

                                                    YEAR ENDED       YEAR ENDED
                                                   DECEMBER 31,     DECEMBER 31,
                                                       2003             2002
                                                   -----------      -----------
Revenues                                           $ 2,342,595      $ 3,211,608
Cost of Goods Sold                                   1,431,189        2,316,920
                                                   -----------      -----------
         Gross Margin                                  911,406          894,688

Operating Expenses                                   1,133,210        1,264,436
                                                   -----------      -----------
         Operating Income                             (221,804)        (369,748)

Other Income (Expense):

         Interest Income                                    --            1,664
         Interest Expense - Affiliates                 (52,115)         (43,917)
         Interest Expense - Other                   (1,396,208)      (1,393,182)

         Other                                         100,511               --
                                                   -----------      -----------
         Other Income (Expense), net                (1,347,812)      (1,435,435)

         Net Income/(Loss)                         $(1,569,616)     $(1,805,183)
                                                   ===========      ===========

See Notes to Combined Financial Statements

                            KIRKLAND RANCH WINERY LLC
                     COMBINED STATEMENTS OF MEMBERS' EQUITY

                                      Contributed
                                         Capital       Deficit          Total
                                      ------------   ------------   ------------
Balance at December 31, 2001          $  (967,028)   $(2,507,723)   $(3,474,751)
Deemed Distributions                     (822,052)            --       (822,052)
Net Loss                                       --     (1,805,183)    (1,805,183)
                                      -----------    -----------    -----------
Balance at December 31, 2002           (1,789,080)    (4,312,906)    (6,101,986)
Deemed Distributions                   (1,343,346)            --     (1,343,346)
Net Loss                                       --     (1,569,616)    (1,569,616)
                                      -----------    -----------    -----------
Balance at December 31, 2003          $(3,132,426)   $(5,882,522)   $(9,014,948)
                                      ===========    ===========    ===========

See Notes to Combined Financial Statements

                            KIRKLAND RANCH WINERY LLC
                        COMBINED STATEMENTS OF CASHFLOWS

                                                                                YEAR ENDED     YEAR ENDED
                                                                               DECEMBER 31,   DECEMBER 31,
                                                                                  2003            2002
                                                                               -----------    -----------
Cash flows from operating activities:
      Net loss                                                                 $(1,569,616)   $(1,805,183)
      Adjustment to reconcile net loss to cash used in operating activities:
      Depreciation and amortization                                                650,743        629,468
      Changes in current assets and liabilities:
      Decrease in Accounts receivable                                              (27,216)       (18,313)
      Decrease in Inventories                                                     (625,126)      (309,504)
      Decrease in Prepaid expenses                                                      --        (37,000)
      Increase in Accounts Payable and Accrued Expenses - Related party          1,279,668             --
      Increase in Accounts Payable - Other                                         198,736         75,514
      Increase in Interest Payable - Related Party                                  52,115         43,917
      Increase in Interest Payable - Other                                       1,496,389        661,571
                                                                               -----------    -----------
Net cash provided by (used) in operating activities                              1,455,693       (759,530)
Cash flows from investing activities:
      Capital Expenditures                                                        (106,377)            --
      Disposition of Property and Equipment                                             --        134,080
Cash used in investing activities                                                 (106,377)       134,080
Cash flows from Financing activities:
      Deemed Distributions                                                      (1,343,347)      (822,052)
      Proceeds from Debt - Related Party                                            65,069        204,480
      Proceeds from Debt - Related Party                                                --      1,109,231
      Repayment of Debt - Other                                                   (104,460)            --
                                                                               -----------    -----------
Cash used in by financing activities                                            (1,382,738)       491,659
                                                                               -----------    -----------
Net decrease in cash                                                               (33,422)      (133,791)
Cash, beginning of period                                                           70,049        203,840
                                                                               -----------    -----------
Cash, end of period                                                            $    36,627    $    70,049
                                                                               ===========    ===========
Cash Paid During the Period for Interest                                         1,396,208      1,393,182
                                                                               ===========    ===========
Supplemental Cash Flow Information:
Interest Paid                                                                  $    73,067    $    70,041
                                                                               ===========    ===========
Taxes Paid                                                                     $       800    $       800
                                                                               ===========    ===========

See Notes to Combined Financial Statements

                     NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1: Basis of Presentation, Organization and Nature of Operations

         Kirkland Ranch Winery, LLC ("Kirkland Ranch" or "the Company") and the portion of Kirkland Cattle Company which is part of Kirkland Ranch Winery, LLC, was established in the State of California, on February 13, 1997 and was owned and operated by Larry and Lonnie Kirkland and other members of the Kirkland family. The Company was responsible for the manufacture and production of wine, and the distribution of wine products for retail consumption from vineyards owned and operated by Larry Kirkland and/or the Kirkland Cattle Company ("KCC") and production of wine from third party vineyards and grapes. The company is located and manufactures and produces wines in a 57,000 square foot state-of-the-art winemaking facility (the "Winery") owned by KCC in Napa California. It sells to and performs custom services for customers in the United States of America.

         On April 21, 2004, Kirkland Ranch contributed all tangible and intangible assets and liabilities, including wine labels of Kirkland Ranch Winery and Jamieson Canyon, inventory, accounts receivable and intellectual property, and Larry Kirkland contributed various tangible and intangible assets, properties and rights of Larry Kirkland and/or the KCC, including 69 acres of vineyards and the Winery, used or held for use in connection with the ownership and operation of the vineyards and Winery and a mortgage note payable attributable to vineyards and the winery into Kirkland Knightsbridge, LLC ("KKLLC"), a new California Limited Liability Company.

         The combined financial statements have been prepared as if the transaction noted above occurred prior to April 21, 2004. For financial reporting purposes, the combined financial statements of Kirkland Ranch Winery, LLC consists of Kirkland Ranch, and the cost basis of the assets and liabilities noted above that were contributed by Larry Kirkland and/or KCC. The difference between the cost basis of the assets and liabilities contributed by Larry Kirkland and/or KCC has been reflected as a capital distribution. Certain inter-company transactions between Kirkland Ranch and KCC have been eliminated in the combined financial statements.

NOTE 2: Significant Accounting Policies

Use of Estimates

         The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

         Cash and cash equivalents include cash and all highly liquid financial instruments with purchased maturities of three months or less. Cash as of December 31, 2003 and December 31, 2002 was approximately $37,000 and $70,000.

Accounts Receivable

         Credit is extended based on evaluation of a customer's financial condition and, generally, collateral is not required. Accounts receivable are due within 30 to 45 days and are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts that are outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company's previous loss history, the customer's current ability to pay its obligation to the Company and the condition of the general economy and the industry as a whole. The Company writes-off accounts receivables when they become uncollectible and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. The allowance for doubtful accounts and sales discounts are $20,000 and $0 at December 31, 2003 and December 31, 2002, respectively.

Inventory

         Bulk wine and case goods are stated at the lower of average cost or net realizable value. Inventories of supplies are stated at the lower of first-in, first-out (FIFO) cost or replacement cost. Wine inventories are classified as current assets in accordance with recognized trade practice although some products will not be sold in the following year.

         At December 31, 2003 inventory consisted of the following:

                                                             2003
                                                          ----------
            Finished goods                                 1,333,772
            Bulk Wines                                     2,705,265
                                                          ----------
            Total                                         $4,039,037
                                                          ==========

Property, Plant and Equipment

         Property, plant and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated lives of the related assets, as follows:

                                                                Years
                                                                ------
            Land Improvements                                     20
            Vineyards                                             15
            Buildings                                             30
            Equipment                                           5-10

         Costs incurred in developing vineyards, including related interest costs, are capitalized until the vineyards become commercially productive. Maintenance and repairs are charged to operating costs as incurred. The cost of improvements is capitalized. Gains or losses on the disposition of assets are included in income.

Fair Value of Financial Instruments

         The Company's financial instruments consist of cash, accounts receivable, accounts payable, notes payable, long-term debt, amounts payable to affiliates and accrued expenses. Except for notes payable and long-term debt, the fair value of these financial instruments approximates their carrying value as of December 31, 2003 due to their short-term nature or their recent creation. Long-term debt is carried on the balance sheet as $14,933,811.

Revenue Recognition

         Revenue from wholesale sales are recognized when product is shipped FOB winery. The cost of price promotions, rebates and coupon programs are treated as reductions of revenues. Revenue from items sold through the Company's retail locations is recognized at the time of sale. No products are sold on consignment. Revenue from custom service work is recognized when the custom work is completed. Deposit for custom processing are taken at the time the contract for the custom project is signed, and that deposit is applied to the final invoice, thus recognized as revenue at the completion of the project.

Long-Lived Asset Impairment

         Long-lived assets and certain identifiable intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of any impairment loss for long-lived assets and certain identifiable intangible assets that management expects to hold and use is based on the amount the carrying value exceeds the fair value of the asset.

Income Taxes

         The Company is structured as a limited liability company taxed as a partnership. As such, income taxes accrue to the individual members of the limited liability company and therefore, no accrual of taxes is made in these financial statements.

Advertising and Marketing Costs

         Advertising and Marketing costs are expensed as incurred. Advertising costs for 2002 was $ 25,448 and for 2003 was $16,175.

NOTE 3: Property and Equipment

         Property and equipment at December 31, 2003 consisted of the following:

                                                                     2003
                                                              -----------
            Land and Improvements                             $   871,811
            Vines and Vineyards                                   175,560
            Buildings                                           5,203,385
            Equipment, Furniture and Fixtures                   3,642,691
                                                              -----------
                                                                9,893,447
            Less: accumulated depreciation and amortization    (2,775,196)
                                                              -----------
            Total                                             $ 7,118,251
                                                              ===========

         Depreciation expense for the years ended December 31, 2003 and December 31, 2002 was $650,743 and $629,468, respectively.

NOTE 4: Notes Payable

         A summary of notes payable is as follows:

                                                           December 31, 2003
                                                           -----------------
            Line of Credit                                       $209,737
            Note Payable - TGWC                                   240,000
                                                                 --------
                                                                 $449,737

         Line of Credit

         The Company has a receivable line of credit that expires on June 7 2004. The credit limit is $750,000. Interest is due monthly at a variable rate, which is Prime + 4.5% at year end. Collateral consists of the Company's accounts receivable and inventory. The unused line of credit was $540,263 at December 31, 2003, however, the line of credit had reached the borrowing base limit therefore no available funds from the line of credit could be drawn.

         Notes Payable - TGWC

         Prior to the joint venture transaction and the acquisition of its membership interest in KKLLC, TGWC provided short-term working capital loans to Kirkland Ranch in the aggregate amount of $240,000 to be paid with other debt from any initial profits of KKLLC. The note was issued on May 15, 2003, bears no interest and has no call option.

NOTE 5: Long Term Debt

         KCC took out a series of notes to build the winery which it leased to Kirkland Ranch. On December 31, 2001, all outstanding interest on the notes was capitalized, and the interest rates on the outstanding notes were renegotiated from the original rates of 7.67%, 7.72%, 7.66% and 9.08% to 8.82%, 8.9%, 8.82%,
9.08% and 8.7% per annum. The principal amount of the debt is $14,933,811 at December 31, 2003. The notes required semi-annual principal and interest payments. As of December 31, 2003, KCC was two years and one year behind on the payments of these notes, respectively. Accrued interest payable on the notes was $2,157,960 at December 31, 2003.

NOTE 6: Related Party Transaction

         Kirkland Ranch Winery has seven (7) unsecured notes payable to Larry Kirkland entered into from May 1999 through March 2003. All were issued at an interest rate of 9.0% payable at the end of the fiscal year they were issued. The principal amount of the notes payable was $269,549 at December 31, 2003y. Interest expense was $20,718 for 2003 and $37,512 for 2002. Interest payable on the notes was $59,626 at December 31, 2003.

         At December 31, 2003 Kirkland Ranch had a note payable to KCC in the amount of $500,000. The note was entered into in December 2001, bears interest at 6.0% per annum and is unsecured. Interest expense was $30,000 in 2003. Interest payable on the note was $61,397 at December 31, 2003.

         Kirkland Ranch has two contracts with KCC by which the Winery is contracted to purchase grapes and lease the winery building from KCC. The pricing for the grape contract is based on the Napa Valley average price for grapes. The cost of the grapes purchased in 2002 and 2003 was $652,103 and $398,901 respectively. The rent on the winery was $70,000 per month. The accounts payable to affiliates in the financial statements represents the balance outstanding for grape purchases and rent payments. The rent expense for the lease of the winery has been eliminated in the preparation of these financials statements.

NOTE 7: Commitments and Contingencies

Litigation

         On February 10, 2005, Larry Kirkland, purportedly on behalf of Kirkland Knightsbridge, LLC, filed a corrective statement with the California Secretary of State alleging that the financing statement filed by Gryphon Master Fund in connection with its April 2004 financing of 360 Global Wine Company was wrongfully filed and that no financing statement was agreed to by Kirkland Knightsbridge. 360 Global Wine Company has taken the position that the financing statement was properly authorized by Kirkland Knightsbridge, LLC, and believes further that Mr. Kirkland had no authority pursuant to the operating agreement of Kirkland Knightsbridge to file the corrective statement. Accordingly, we are cooperating with Gryphon in a lawsuit filed in the U.S. District Court for the Northern District of Texas, Dallas Division, by Gryphon seeking a declaration that a valid and enforceable security agreement exists between Gryphon and Kirkland Knightsbridge and that Kirkland Knightsbridge had no authority to file the corrective statement with the California Secretary of State. The suit filed by Gryphon does not name KKLLC as a defendant, therefore, the only impact a negative outcome would have would be against Larry Kirkland. There would be no impact on the financial statements.

         On June 8, 2005, Kirkland Knightsbridge LLC filed a Complaint with the Superior Court of Napa County against Castlerock Winery ("Castlerock") dba. South Bay Wine Group. The complaint stems from the underpayment of excise taxes by Castlerock which were associated to the production of wine for Castlerock by KKLLC. The legal counsel of KKLLC and Castlerock are entering into arbitration to settle this dispute.

         KKLLC is involved in lawsuits, claims, and proceedings, including those identified above, which arise in the ordinary course of business. In accordance with SFAS No. 5, "Accounting for Contingencies," KKLLC makes a provision for a liability when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. KKLLC believes it does not currently need to book provisions for any such matters. KKLLC reviews the possible need for provisions at least quarterly and adjusts for any provisions to reflect the impacts of negotiations, settlements, rulings, advice of legal counsel, and other information and events pertaining to a particular case. Litigation is inherently unpredictable. However, KKLLC believes that it has valid defenses with respect to legal matters pending against it. Nevertheless, it is possible that cash flows or results of operations could be materially affected in any particular period by the unfavorable resolution of one or more of these contingencies.

         We intend to vigorously defend these and other lawsuits and claims against us. However, KKLLC cannot predict the outcome of these lawsuits, as well as other legal proceedings and claims with certainty. An adverse resolution of pending litigation could have a material adverse effect on our business, financial condition and results of operations. KKLLC is subject to legal proceedings and claims that arise in the ordinary course of business. KKLLC's management does not expect that the results in any of these legal proceedings will have adverse affect on the Company's financial condition or results of operations.

NOTE 8: Major Customers and Suppliers

         One customer accounted for 26% of the total sales for the period ended December 31, 2002 and one customer accounted for 19% of the Company's total revenue in the period ended December 31, 2003.

         Accounts receivable consisted of two major customers who individually accounted for 29% and 33% respectively of the Company's total accounts receivable balance at December 31 2003. Substantially all of the accounts receivable at December 31, 2003 are from customers engaged in the wine business.

         One supplier accounted for 24% and 33% of the total purchases for the period ended December 31, 2003 and December 31, 2002, respectively.

         Accounts payable to this major supplier at December 31, 2003 was 22% of the Company's total accounts payable.

NOTE 9: Subsequent Events Acquisition of Interest in Kirkland Knightsbridge LLC

         On April 21, 2004 the TGWC acquired a 50% membership interest in KKLLC pursuant to that certain Capital Stock Contribution Agreement, dated as of April 21, 2004 (the "Contribution Agreement"), by and among Kirkland Ranch, KKLLC, TGWC and Mr. Larry Kirkland. In exchange for its 50% membership interest, the TGWC made an initial capital contribution equal in value of $10 million through the initial issuance of 4,255,320 shares ("Initial Shares") of its common stock, par value $.001 per share, at an initial valuation of $2.35 per share. On April 21, 2007 (the "Valuation Date"), if the Initial Shares have a Market Value less than the amount of ten million dollars ($10,000,000), TGWC shall, as an additional capital contribution, contribute to KKLLC (to be immediately withdrawn by Kirkland Ranch), in cash or such additional number of shares of Common Stock, which can be immediately converted to cash on the Valuation Date, when added to the Market Value of the Initial Shares, equals the sum of ten million dollars ($10,000,000).

         As part of the financing for the joint venture transaction, the TGWC provided loans to KKLLC in the aggregate amount of $2.4 million to be paid with other debt from any initial profits of KKLLC.

         In connection with the closing under the Contribution Agreement and to finance the joint venture transaction, the TGWC entered into a guaranty, dated as of April 21, 2004, in favor of Travelers pursuant to which the Company guaranteed the obligations under that certain promissory note in the amount of $20 million issued by Travelers to Kirkland Cattle Co., a California general partnership, Kirkland Ranch, and Mr. Larry Kirkland, as co-borrowers. The obligations under the Travelers Note are collateralized by, among other things, a mortgage on certain land and a lien on certain assets, excluding inventory, owned by the Joint Venture Subsidiary, Kirkland Knightsbridge LLC.

                            KIRKLAND RANCH WINERY LLC
                             COMBINED BALANCE SHEET
                                    UNAUDITED
                                 MARCH 31, 2004

ASSETS

Current Assets
          Cash                                                     $     46,193
          Accounts receivable, net of allowance                         133,619
          Prepaid Expenses                                               63,892
          Inventory                                                   4,337,049
                                                                   ------------
Total current assets                                                  4,580,753

Property and equipment, net                                           6,955,566
                                                                   ------------
TOTAL ASSETS                                                       $ 11,536,319
                                                                   ============
LIABILITIES AND OWNERS' DEFICIT

Current liabilities:
          Accounts Payable and Accrued Expenses
                  Related Party                                    $  1,621,322
                  Other                                                 773,707
          Interest Payable
                  Related Party                                         134,588
                  Other                                               2,494,110
          Note Payable
                  Related Party                                         769,549
                  Other                                                 515,431
                                                                   ------------
Total Current Liabilities                                             6,308,707

Long-Term Debt                                                       14,933,811
                                                                   ------------
TOTAL LIABILITIES                                                    21,242,518
                                                                   ------------
MEMBERS' DEFICIT
          Member's Deficit                                           (9,706,199)
                  Total Members' Deficit                             (9,706,199)
                                                                   ------------
TOTAL LIABILITIES AND MEMBERS' DEFICIT                             $ 11,536,319
                                                                   ============

See Notes to Combined Financial Statements

                            KIRKLAND RANCH WINERY LLC
                        COMBINED STATEMENTS OF OPERATIONS
                                    UNAUDITED

                                                    THREE MONTHS    THREE MONTHS
                                                        ENDED           ENDED
                                                      MARCH 31,      MARCH 31,
                                                         2004           2003
                                                      ---------      ---------
Revenues                                              $ 270,790      $ 459,865
Cost of Goods Sold                                      122,097        237,540
                                                      ---------      ---------
Gross Margin                                            148,693        222,325
Operating Expenses                                      241,400        310,331
                                                      ---------      ---------
Operating Loss                                          (92,707)       (88,006)
                                                      ---------      ---------
Other (Expense):
Interest Expense - Affiliates                           (13,565)       (13,028)
Interest Expense - Other                               (345,008)      (394,971)
                                                      ---------      ---------
Other (Expense), net                                   (358,573)      (407,999)
                                                      ---------      ---------
Net (Loss)                                            $(451,280)     $(496,005)
                                                      =========      =========

See Notes to Combined Financial Statements

                            KIRKLAND RANCH WINERY LLC
                        COMBINED STATEMENTS OF CASH FLOWS
                                    UNAUDITED

                                                                     THREE MONTHS  THREE MONTHS
                                                                         ENDED         ENDED
                                                                       MARCH 31,    MARCH 31,
                                                                          2004         2003
                                                                       ---------    ---------
Cash flows from operating activities:
          Net loss                                                     $(451,280)   $(496,009)
          Adjustment to reconcile net loss to cash used in operating activities:
          Depreciation and amortization                                  162,685      156,883
          Changes in current assets and liabilities:
          Increase (Decrease) in Accounts Receivable                      88,367       (5,012)
          (Increase) in Inventories                                     (298,012)    (197,488)
          (Increase) in Prepaid expenses                                 (26,892)     (22,227)
          Increase in Accounts Payable - Related Party                   341,654      210,000
          Increase in Accounts Payable and Accrued Expenses - Other       17,605      212,270
          Increase in Interest Payable - Related Party                    13,565       13,028
          Increase in Interest Payable - Other                           336,150      374,096
                                                                       ---------    ---------
Net cash used in operating activities                                    183,842      245,541
                                                                       ---------    ---------
Cash flows from investing activities:
          Capital Expenditures                                                --          (50)
          Capital Distributions                                         (239,970)    (341,195)
                                                                       ---------    ---------
Cash used in investing activities                                       (239,970)    (341,245)
                                                                       ---------    ---------
Cash flows from Financing activities:
          Proceeds from Debt - Related Party                                  --       50,000
          Proceeds from Debt - Other                                      65,694           --
          Repayment of Debt - Other                                           --      (12,022)
                                                                       ---------    ---------
Cash provided by financing activities                                     65,694       37,978
                                                                       ---------    ---------
Net decrease in cash                                                       9,566      (57,725)
Cash, beginning of period                                                 36,627       70,049
                                                                       ---------    ---------
Cash, end of period                                                    $  46,193    $  12,324
                                                                       =========    =========
Supplemental Cash Flow Information:
Interest Paid                                                          $   8,858    $  20,875
                                                                       =========    =========
          Taxes Paid                                                         $--          $--
                                                                       =========    =========

See Notes to Combined Financial Statements

                     NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1: Basis of Presentation, Organization and Nature of Operations

         Kirkland Ranch Winery, LLC ("Kirkland Ranch" or "the Company") was established in the State of California, on February 13, 1997 and was owned and operated by Larry and Lonnie Kirkland and other members of the Kirkland family. The Company was responsible for the manufacture and production of wine, and the distribution of wine products for retail consumption from vineyards owned and operated by Larry Kirkland and/or the Kirkland Cattle Company ("KCC") and production of wine from third party vineyards and grapes. The company is located and manufactures and produces wines in a 57,000 square foot state-of-the-art winemaking facility (the "Winery") owned by KCC. It sells to and performs custom services for customers in the United States of America

         On April 21, 2004, Kirkland Ranch contributed all tangible and intangible assets and liabilities, including wine labels of Kirkland Ranch Winery and Jamieson Canyon, inventory, accounts receivable and intellectual property, and Larry Kirkland contributed various tangible and intangible assets, properties and rights of Larry Kirkland and/or the KCC, including 69 acres of vineyards and the Winery, used or held for use in connection with the ownership and operation of the vineyards and Winery and a mortgage note payable attributable to vineyards and the winery into Kirkland Knightsbridge, LLC ("KKLLC"), a new California Limited Liability Company.

         The combined financial statements have been prepared as if the transaction noted above occurred prior to April 21, 2004. For financial reporting purposes, the consolidated financial statements of Kirkland Ranch Winery, LLC consists of Kirkland Ranch, and the cost basis of the assets and liabilities noted above that were contributed by Larry Kirkland and/or KCC. The difference between the cost basis of the assets and liabilities contributed by Larry Kirkland and/or KCC has been reflected as a capital distribution. Certain inter-company transactions between Kirkland Ranch and KCC have been eliminated in the combined financial statements.

NOTE 2: Significant Accounting Policies

Use of Estimates

         The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

         Cash and cash equivalents include cash and all highly liquid financial instruments with purchased maturities of three months or less. Cash as of March 31, 2004 and was approximately $46,000.

Accounts Receivable

         Credit is extended based on evaluation of a customers' financial condition and, generally, collateral is not required. Accounts receivable are due within 30 to 45 days and are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts that are outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company's previous loss history, the customer's current ability to pay its obligation to the Company and the condition of the general economy and the industry as a whole. The Company writes-off accounts receivables when they become uncollectible and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. The allowance for doubtful accounts and sales discounts are $0 at March 31, 2004.

Inventory

         Bulk wine and case goods are stated at the lower of average cost or net realizable value. Inventories of supplies are stated at the lower of first-in, first-out (FIFO) cost or replacement cost. Wine inventories are classified as current assets in accordance with recognized trade practice although some products will not be sold in the following year.

         At March 31, 2004 inventory consisted of the following:

            Retail Merchandise                      9,557
            Finished goods                      1,378,081
            Bulk Wines                          2,949,411
                                               ----------

            Total                              $4,337,049
                                               ==========

Property, Plant and Equipment

         Property, plant and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated lives of the related assets, as follows:


                                                        Years

            Land Improvements                             20

            Vineyards                                     15

            Buildings                                     30

            Equipment                                   5-10

         Costs incurred in developing vineyards, including related interest costs, are capitalized until the vineyards become commercially productive. Maintenance and repairs are charged to operating costs as incurred. The cost of improvements is capitalized. Gains or losses on the disposition of assets are included in income.

Fair Value of Financial Instruments

         The Company's financial instruments consist of cash, accounts receivable, accounts payable, notes payable, long-term debt, amounts payable to affiliates and accrued expenses. Except for notes payable and long-term debt, the fair value of these financial instruments approximates their carrying value as of March 31, 2004 due to their short-term nature or their recent creation. Long-term debt is carried on the balance sheet as $14,933,811.

Revenue Recognition

         Revenue from wholesale sales are recognized when product is shipped FOB winery. The cost of price promotions, rebates and coupon programs are treated as reductions of revenues. Revenue from items sold through the Company's retail locations is recognized at the time of sale. No products are sold on consignment. Revenue from custom service work is recognized when the custom work is completed. Deposit for custom processing are taken at the time the contract for the custom project is signed, and that deposit is applied to the final invoice, thus recognized as revenue at the completion of the project.

Long-Lived Asset Impairment

         Long-lived assets and certain identifiable intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of any impairment loss for long-lived assets and certain identifiable intangible assets that management expects to hold and use is based on the amount the carrying value exceeds the fair value of the asset.

Income Taxes

         The Company is structured as a limited liability company taxed as a partnership. As such, income taxes accrue to the individual members of the limited liability company and therefore, no accrual of taxes is made in these financial statements.

Advertising and Marketing Costs

         Advertising and Marketing costs are expensed as incurred. Advertising costs for March 31, 2003 was $ 5,505.18 and for March 31, 2004 was $ 2,728.

NOTE 3: Property and Equipment

         Property and equipment at March 31, 2004 consisted of the following:


            Land and Improvements                                      $871,812
            Vines and Vineyards                                         175,560
            Buildings                                                 5,203,385
            Equipment, Furniture and Fixtures                         3,642,691
                                                                      ---------
                                                                      9,893,448
            Less: accumulated depreciation and amortization          (2,937,882)
                                                                    -----------

            Total                                                    $6,955,566
                                                                     ==========

         Depreciation expense for the period ended March 31, 2004 was $162,685.

NOTE 4: Notes Payable

         A summary of notes payable is as follows:

                                                    March 31, 2004
                                                    --------------
            Line of Credit                            $ 215,431
            Note Payable - TGWC                         300,000
                                                      ---------
                                                      $ 515,431

         Line of Credit

         The Company has a receivable line of credit that expires on June 7 2004. The credit limit is $750,000. Interest is due monthly at a variable rate, which is Prime + 4.5% at year end. Collateral consists of the Company's accounts receivable and inventory. The unused line of credit was $534,569 at March 31,2004, however, the line of credit had reached the borrowing base limit therefore no available funds from the line of credit could be drawn.

         Notes Payable - TGWC

         Prior to the joint venture transaction and the acquisition of its membership interest in KKLLC, TGWC provided short-term working capital loans to Kirkland Ranch in the aggregate amount of $300,000 to be paid with other debt from any initial profits of KKLLC. The notes were issued on May 15th, 2003, July 28th, 2003, and January 6th 2004 and the loans bear no interest and have no call option.

NOTE 5: Long Term Debt

         KCC took out a series of notes to build the winery which it leased to Kirkland Ranch. On December 31, 2001, all outstanding interest on the notes was capitalized, and the interest rates on the outstanding notes were renegotiated from the original rates of 7.67%, 7.72%, 7.66% and 9.08% to 8.82%, 8.9%, 8.82%,
9.08% and 8.7% per annum. The principal amount of the debt is $14,933,811 at March 31, 2004. The notes required semi-annual principal and interest payments. As of March 31, 2004, KCC was two years and one year behind on the payments of these notes, respectively. Accrued interest payable on the notes was $2,494,110 March 31, 2004.

NOTE 6: Related Party Transaction

         Kirkland Ranch Winery has seven (7) unsecured notes payable to Larry Kirkland entered into from May 1999 through March 2003. All were issued at an interest rate of 9.0% payable at the end of the fiscal year they were issued. The principal amount of the notes payable was $269,549 at March 31, 2004 Interest expense was $5,528 and $6,064 for the periods ended March 31, 2003 and 2004, respectively. Interest payable was $65,691 at March 31, 2004.

         At March 31, 2004 Kirkland Ranch had a note payable to KCC in the amount of $500,000. The note was entered into in December 2001, bears interest at 6.0% per annum and is unsecured. Interest expense was $7,500 for each of the periods ended March 31, 2003 and 2004. Interest payable on the note was $68,897 at March 31, 2004.

         Kirkland Ranch has two contracts with KCC by which the Winery is contracted to purchase grapes and lease the winery building from KCC. The pricing for the grape contract is based on the Napa Valley average price for grapes. The cost of the grapes purchased in 2002 and 2003 was $652,103 and $439,668. respectively. There were no grapes purchased during the period ended March 31, 2004. The rent on the Winery was $70,000 per month. The Lease accounts payable to related parties in the financial statements represents the balance outstanding for grape purchases and rent payments. The rent expense for the lease of the winery has been eliminated in the preparation of these financials statements.

NOTE 7: Commitments and Contingencies

Litigation

         On February 10, 2005, Larry Kirkland, purportedly on behalf of Kirkland Knightsbridge, LLC, filed a corrective statement with the California Secretary of State alleging that the financing statement filed by Gryphon Master Fund in connection with its April 2004 financing of 360 Global Wine Company was wrongfully filed and that no financing statement was agreed to by Kirkland Knightsbridge. 360 Global Wine Company has taken the position that the financing statement was properly authorized by Kirkland Knightsbridge, LLC, and believes further that Mr. Kirkland had no authority pursuant to the operating agreement of Kirkland Knightsbridge to file the corrective statement. Accordingly, we are cooperating with Gryphon in a lawsuit filed in the U.S. District Court for the Northern District of Texas, Dallas Division, by Gryphon seeking a declaration that a valid and enforceable security agreement exists between Gryphon and Kirkland Knightsbridge and that Kirkland Knightsbridge had no authority to file the corrective statement with the California Secretary of State. . The suit filed by Gryphon does not name KKLLC as a defendant, therefore, the only impact a negative outcome would have would be against Larry Kirkland. There would be no impact on the financial statements.

         On June 8, 2005, Kirkland Knightsbridge LLC filed a Complaint with the Superior Court of Napa County against Castlerock Winery ("Castlerock") dba. South Bay Wine Group. The complaint stems from the underpayment of excise taxes by Castlerock which were associated to the production of wine for Castlerock by KKLLC. The legal counsel of KKLLC and Castlerock are entering into arbitration to settle this dispute.

NOTE 8: Major Customers and Suppliers

         Two customers accounted for 12% and 11%, respectively of the total revenues for the period ended March 31, 2004 and two customers accounted for 26% and 15%, respectively of the total revenues for the period ended March 31, 2003.

         Accounts receivable consisted of two major customers who accounted for 43% and 18%, respectively of the Company's total accounts receivable balance at March 31, 2004. Substantially all the accounts receivable at March 31, 2004 are from customers engaged in the wine business.

         Two suppliers accounted for 22% and 15%, respectively of the total purchases for the period ended March 31, 2004 and one customer accounted for 12% of the total purchases for the period ended March 31, 2003.

         Accounts payable consisted of one supplier who accounted for 19% of total accounts payable for the period ended March 31 2004.

NOTE 9: Subsequent Events Acquisition of Interest in Kirkland Knightsbridge LLC

         On April 21, 2004 the TGWC acquired a 50% membership interest in KKLLC pursuant to that certain Capital Stock Contribution Agreement, dated as of April 21, 2004 (the "Contribution Agreement"), by and among Kirkland Ranch, KKLLC, TGWC and Mr. Larry Kirkland. In exchange for its 50% membership interest, the TGWC made an initial capital contribution equal in value of $10 million through the initial issuance of 4,255,320 shares ("Initial Shares") of its common stock, par value $.001 per share, at an initial valuation of $2.35 per share. On April 21, 2007 (the "Valuation Date"), if the Initial Shares have a Market Value less than the amount of ten million dollars ($10,000,000), TGWC shall, as an additional capital contribution, contribute to KKLLC (to be immediately withdrawn by Kirkland Ranch), in cash or such additional number of shares of Common Stock, which can be immediately converted to cash on the Valuation Date, when added to the Market Value of the Initial Shares, equals the sum of ten million dollars ($10,000,000).

         As part of the financing for the joint venture transaction, the TGWC provided loans to KKLLC in the aggregate amount of $2.4 million to be paid with other debt from any initial profits of KKLLC.

         In connection with the closing under the Contribution Agreement and to finance the joint venture transaction, the TGWC entered into a guaranty, dated as of April 21, 2004, in favor of Travelers pursuant to which the Company guaranteed the obligations under that certain promissory note in the amount of $20 million issued by Travelers to Kirkland Cattle Co., a California general partnership, Kirkland Ranch, and Mr. Larry Kirkland, as co-borrowers. The obligations under the Travelers Note are collateralized by, among other things, a mortgage on certain land and a lien on certain assets, excluding inventory, owned by the Joint Venture Subsidiary, Kirkland Knightsbridge LLC.

(b) Proforma Financial Information.

         The Unaudited Pro Forma Financial information of Kirkland Ranch, LLC and 360 Global Wine Company for the three months ended March 31, 2004, related to the acquisition of Kirkland Ranch, LLC. are included in this Item 9.01 (b)

360 Global Wine Company
PRO FORMA CONSOLIDATED BALANCE SHEET

                                                                              KIRKLAND
                                                                               WINERY
                                                                TGWC            RANCH       Adjustments     Consolidated
                                                            ------------    ------------    ------------    ------------
ASSETS
Current Assets
      Cash                                                  $     66,488    $     46,193             $--    $    112,681
      Accounts receivable, net                                   338,228         133,619       (69,298)c         402,549
      Prepaid expenses                                           107,706          63,892              --         171,598
      Inventory                                                1,096,416       4,337,049   (23,700)d,e,f       5,409,765
      Other current assets                                        33,844              --              --          33,844
                                                            ------------    ------------    ------------    ------------
Total current assets                                           1,642,682       4,580,753         (92,998)      6,130,437
Property and equipment, net                                    2,585,436       6,955,566              --       9,541,002
Loan receivable                                                  300,000              --        (300,000)             --
Other assets                                                     300,919              --      10,000,000      10,300,919
Deferred financing costs                                         495,311              --              --         495,311
Deposits                                                         200,000              --              --         200,000
                                                            ------------    ------------    ------------    ------------
Total Assets                                                $  5,524,348    $ 11,536,319    $  9,607,002    $ 26,667,669
                                                            ============    ============    ============    ============
LIABILITIES AND OWNERS' EQUITY
Current liabilities
      Bank overdraft                                        $     38,505             $--             $--    $     38,505
      Accounts payable:
         Related party                                                --       1,621,322   (23,700)d,e,f       1,597,622
         Trade                                                 1,704,189         773,707         (69,298)      2,408,598
      Interest payable:
         Related party                                                --         134,588              --         134,588
         Other                                                        --       2,494,110              --       2,494,110
      Notes payable:
         Related party                                                --         769,549              --         769,549
         Other                                                   595,000         515,431        (300,000)        810,431
      Current maturities of long-term debt                        13,837              --              --          13,837
                                                            ------------    ------------    ------------    ------------
Total current liabilities                                      2,351,531       6,308,707        (392,998)      8,267,240
Long-term debt, net of unamortized discount of $2,943,470        812,700      14,933,811                      15,746,511
                                                            ------------    ------------    ------------    ------------
Total liabilities                                              3,164,231      21,242,518        (392,998)     24,013,751

OWNERS' DEFICIT

      Common stock                                                31,638              --              --          31,638
      Warrants                                                        --              --          4,255i           4,255
      Subscriptions receivable                                   (21,566)             --              --         (21,566)
      Prepaid stock compensation                                (664,100)             --              --        (664,100)
      Additional paid in capital                               9,951,302      (3,372,396)      9,995,745      16,574,651
      Accumulated other comprehensive loss                        (8,106)             --              --          (8,106)
      Accumulated deficit                                     (6,929,051)     (6,333,803)             --     (13,262,854)
                                                            ------------    ------------    ------------    ------------
      Total owners' deficit                                    2,360,117      (9,706,199)     10,000,000       2,653,918
                                                            ------------    ------------    ------------    ------------
Total liabilities and owners' deficit                       $  5,524,348    $ 11,536,319    $  9,607,002    $ 26,667,669
                                                            ============    ============    ============    ============

                             360 Global Wine Company
                          Proforma Statement of Income
                              Quarter Ended 3/31/04

                                                                  Kirkland Ranch
                                                       TGWC           Winery        Adjustment     Consolidated
                                                   ------------    ------------    ------------    ------------
                                                   (a)             (b)
Revenues                                           $    490,101    $    270,790    $ (22,104)(c)   $    738,787
Cost of Goods Sold                                      215,845         122,098              --         337,943
                                                   ------------    ------------    ------------    ------------
          Total                                         274,256         148,692         (22,104)        400,844

Operating Expenses
          Sales & Marketing                             686,749          78,424              --         765,173
          General & Administrative                      827,036         162,976              --         990,012
          Stock Compensation Expense                    264,225              --              --         264,225
                                                   ------------    ------------    ------------    ------------
          Total Expenses                              1,778,010         241,400              --       2,019,410
                                                   ------------    ------------    ------------    ------------
          Gain/(loss) from operations                (1,503,754)        (92,708)        (22,104)     (1,618,566)

Other income (expenses)
          Interest Income                                12,323              --              --          12,323
          Interest Expense - Affiliates                      --         (13,565)             --         (13,565)
          Interest Expense - Other                     (341,853)       (345,008)             --        (686,861)
          Gain/(loss) on currency transactions          (15,962)             --              --         (15,962)
                                                   ------------    ------------    ------------    ------------
          Other Income (expense)                       (345,492)       (358,573)             --        (704,065)
          Loss before Minority Interest              (1,849,246)       (451,281)        (22,104)     (2,322,631)
          Minority interest in consolidated loss             --              --         225,640         225,640
          Net profit/(Loss)                        $ (1,849,246)   $   (451,281)   $    203,536    $ (2,096,991)
                                                   ============    ============    ============    ============
Basic net (loss) income per share                         (0.06)                                          (0.06)
Diluted net (loss) income per share                       (0.06)                                          (0.06)
Basic weighted-average shares outstanding            31,638,250                     4,255,320(d)     35,893,570

         The following notes relate to the Unaudited Pro Forma Condensed Consolidated Balance Sheet.

         a) To reflect the historical unaudited financial position of TGWC.

         b) To reflect the historical unaudited financial position of KRW.

         c) To eliminate the intercompany commission earned by TGWC for the sale of KRW products.

         d) to reverse $387,500 in grape costs due to change in vineyard ownership.

         e) To add $208,00 in vineyard maintenance expenses.

         f) To add $155,000 in property taxes which relate to KRW.

         g) To eliminate notes payable by KRW and TGWC

         h) The KRW acquisition was made with shares valued at $10,000,000. These shares are recorded as an investment in KRW.

         i) To adjust for the par value of $0.001 per share associated with the equity financing proceeds which were utilized for the purchase of KRW by TGWC.

         j) To adjust for the paid in capital as a result of the equity financing which proceeds were utilized in the purchase of KRW by TGWC.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

         Our Articles of Incorporation include provisions that limit the liability of our directors.

         Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

         Under the NRS, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

         (1) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest;

         (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

         (3) a transaction from which the director derived an improper personal profit; and

         (4) willful misconduct.

         Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

         (1) such indemnification is expressly required to be made by law;

         (2) the proceeding was authorized by our Board of Directors;

         (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or (4) such indemnification is required to be made pursuant to the bylaws.

         Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

         Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 25. Other Expenses of Issuance and Distribution

         The expenses relating to the registration of shares of common stock will be borne by the Company. These expenses, except the SEC registration fee, are estimated to be as follows*:

Item                                                         Amount

SEC Registration Fee                                         $6,053.54
Transfer Agent Fees
Legal Fees
Accounting Fees                                              $8,000.00
Printing and Engraving Costs                                 $2,000.00
Miscellaneous
                                                             =========
Total
----------------------------

* The selling stockholders will pay any sales commissions or underwriting discounts incurred in connection with the sale of shares registered hereunder.

Item 26.  Recent Sales of Unregistered Securities

         On August 1, 2003, in connection with the share exchange transaction between Tech-net Communications, Inc. and Knightsbridge Fine Wines, Inc., we issued an aggregate of 12,402,500 shares of our common stock in exchange for all of the issued and outstanding capital stock of Knightsbridge from the stockholders of Knightsbridge. The 12,402,500 shares were valued at $9,922,000. The shares issued to the Knightsbridge stockholders were issued pursuant to the exemption from provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), for issuances not involving a public offering.

         On August 6, 2003, we issued 130,000 shares of restricted common stock to Michael McIntyre pursuant to a consulting agreement. The shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act, for issuances not involving a public offering. The shares were valued at $0.12 per share, the market price for shares of our common stock at the time of issuance, for an aggregate value of $15,600.

         In connection with a series of private debt financings between December 16, 2002 and September 23, 2003, we issued 610,000 warrants, which warrants entitle the holder to purchase shares of our common stock for a period of five years from the date of issuance at an exercise price of between $1.50 and $2.70 per share, to eight accredited investors. The issuance of these securities was made pursuant to the exemption from the registration provisions of the Securities Act provided by Section 4(2) of the Securities Act for issuances not involving a public offering.

         On October 16, 2003, we issued to Gryphon Master Fund, L.P. a 7.5% convertible note for $1,500,000 that is due together with all accrued but unpaid interest thereon, if any, on October 15, 2006, to the extent such principal amount and interest have not been repaid or converted into shares of our common stock, at a price per share of $1.80. In addition, as further consideration to the investor, we issued 416,667 common stock purchase warrants, which warrants entitle the holder to purchase shares of the our common stock, $.001 par value, for a period of three years from the date of issuance at a price of $2.40 per share. The private equity financing described above was made pursuant to the exemption from the registration provisions of the Securities Act provided by
Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated the Securities Act.

         On October 16, 2003, we issued 25,000 common stock purchase warrants to accredited investors, which warrants entitles the holder to purchase shares of our common stock for a period of three years from the date of issuance at a price of $2.40 per share. The private equity financing described above was made pursuant to the exemption from the registration provisions of the Securities Act provided by Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Securities Act.

         On November 24, 2003, we issued 100,000 warrants, which warrants entitle the holder to purchase shares of our common stock for a period of five years from the date of issuance at a price of $1.50 per share, to three accredited investors pursuant to a consulting agreement. The warrants were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act.

         On December 22, 2003, we issued to Gryphon Master Fund, L.P. a 7.5% convertible note for $2,000,000 that is due together with all accrued but unpaid interest thereon, if any, on the third anniversary of the issuance date, to the extent such principal amount and interest have not been repaid or converted into shares of our common stock, at a price per share of $1.80. In addition, as further consideration to the investor, we issued 1,111,111 common stock purchase warrants, which warrants entitle the holder to purchase one share of the our common stock for a period of three years from the date of issuance at a price of $0.70 per share. The private equity financing described above was made pursuant to the exemption from the registration provisions of the Securities Act provided by Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Securities Act.

         On December 22, 2003, we issued 60,000 common stock purchase warrants, each of which entitles the holder to purchase one share of the our common stock, $.001 par value, for a period of three years from the date of issuance at a price of $0.70 per share, to accredited investors. The private equity financing described above was made pursuant to the exemption from the registration provisions of the Securities Act provided by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.

         On April 21, 2004, as part of our financing to purchase the 50% membership interest in Kirkland Knightsbridge, LLC (the "Joint Venture Subsidiary"), we completed a senior secured convertible note financing with gross proceeds to us of $2,000,000. Net proceeds from the note offering, after estimated costs and expenses, were approximately $1,950,000 and were utilized to pay off certain debts and for working capital to the Joint Venture Subsidiary. In connection with the offering, we entered into a Securities Exchange Agreement with Gryphon Master Fund, L.P. ("Gryphon") pursuant to which, among other things, we issued a 7.5% senior secured convertible note due April 21, 2006 in the principal amount of $5,500,000 (the "Note"), $3,500,000 of which principal amount was previously outstanding and payable to Gryphon. We also issued to
Gryphon: (i) a warrant to purchase 3,055,556 shares of our common stock exercisable for a period of five (5) years from the date of issuance at an exercise price of $0.70 cents per share, 1,527,778 of which warrant shares were previously issued to Gryphon and outstanding, and (ii) a warrant to purchase 5,000,000 shares of our common stock exercisable for a period of five (5) years from the date of issuance at an exercise price of $0.01 per share. The holder of the note has the option, during the term of the note, to convert the outstanding principal amount under the Note into shares of our common stock at a conversion price of $1.80 per share, subject to certain anti-dilution adjustments. Pursuant to the Amended and Restated Security Agreement, dated as of April 21, 2004, by and between us and Gryphon, the note is secured by a lien and pledge of all of our assets. The conversion price per share of the note and exercise price per share of the warrant were then reduced to $0.31 and $0.25, respectively, in connection with Gryphon's involvement in our July 2005 private placement described below. The private equity financing described above was made pursuant to the exemption from the registration provisions of the Securities Act provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act.

         On April 21, 2004, we issued 140,000 common stock purchase warrants to ArchAngel Fund, which warrants entitle the holder to purchase one share of the our common stock for a period of three years from the date of issuance at a price of $0.70 per share. The private equity financing described above was made pursuant to the exemption from the registration provisions of the Securities Act provided by Section 4(2) of the Act and Rule 506 of Regulation D promulgated the Securities Act.

         On May 28, 2004, we issued 50,000 shares of restricted common stock to Longview Fund, LP, 40,000 shares of restricted common stock to Longview Equity Fund, LP and 10,000 shares of restricted common stock to Longview International Equity Fund, LP pursuant to a private debt financing. The private equity financing described above was made pursuant to the exemption from the registration provisions of the Securities Act provided by Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Securities Act.

         On June 18, 2004, we issued 250,000 shares of restricted common stock to Logic's Consulting, Inc. pursuant to a consulting agreement. The shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act, for issuances not involving a public offering. The shares were valued at $1.20 per share, the market price for shares of our common stock at the time of issuance, for an aggregate value of $300,000.

         On June 18, 2004, we issued 100,000 shares of restricted common stock to Galatin Consulting, Inc. pursuant to a consulting agreement. The shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act, for issuances not involving a public offering. The shares were valued at $1.20 per share, the market price for shares of our common stock at the time of issuance, for an aggregate value of $120,000.

         On June 18, 2004, we issued an aggregate 85,500 shares of restricted common stock to twelve employees. The shares were issued pursuant to Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Securities Act. The shares were valued at $1.20 per share, the market price for shares of our common stock at the time of issuance, for a total aggregate value of $102,600.

         On June 18, 2004, we issued 80,500 shares of restricted common stock to seven consultants. The shares were issued pursuant to Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Securities Act. The shares were valued at $1.20 per share, the market price for shares of our common stock at the time of issuance, for a total aggregate value of $96,600.

         In July 2004, we completed a transaction with Armadillo Investments, Plc., a UK publicly traded investment trust, in which we exchanged 7,272,727 shares of restricted common stock for 4,444,444 ordinary shares of the investment trust. The shares of restricted common stock were valued at $4,000,000. The issuance was exempt under Regulation S of the Securities Act. In addition, we simultaneously completed a transaction where we sold 2,222,222 of the ordinary shares we received for approximately $2,000,000.

         On October 22, 2004, we issued 150,000 shares of restricted common stock to Longview Fund, LP, 120,000 shares of restricted common stock to Longview Equity Fund, LP and 30,000 shares of restricted common stock to Longview International Equity Fund, LP in a private debt financing. The shares of restricted stock were valued at $180,000. The private equity financing described above was made pursuant to the exemption from the registration provisions of the Securities Act provided by Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Securities Act.

         On October 22, 2004, we issued 20,000 shares of restricted common stock to CK Cooper and Company pursuant to a settlement agreement. The shares were valued at $0.83 per share for an aggregate value of $16,600. The private equity financing described above was made pursuant to the exemption from the registration provisions of the Securities Act provided by Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Securities Act.

         On November 22, 2004, we issued 825,000 shares of restricted common stock to two directors and four consultants. The shares were issued pursuant to Rule 506 promulgated under the Securities Act and under Section 4(2) of the Securities Act, for issuances not involving a public offering. The shares were valued at $0.48 per share, the market price for shares of our common stock at the time of issuance, for an aggregate value of $396,000.

         On February 9, 2005, we issued 117,500 shares of restricted common stock to eight employees. The shares were issued pursuant to Rule 506 promulgated under the Securities Act and under Section 4(2) of the Securities Act, for issuances not involving a public offering. The shares were valued at $.33 per share, the market price for shares of our common stock at the time of issuance, for an aggregate value of $38,775.

         On March 2, 2005, we issued 150,000 shares of restricted common stock to one consultant. The shares were issued pursuant to Rule 506 promulgated under the Securities Act and under Section 4(2) of the Securities Act, for issuances not involving a public offering. The shares were valued at $0.50 per share, the market price for shares of our common stock at the time of issuance, for an aggregate value of $75,000.

         On April 1, 2005, we issued 150,000 shares of restricted common stock to Longview Fund, LP, 120,000 shares of restricted common stock to Longview Equity Fund, LP and 30,000 shares of restricted common stock to Longview International Equity Fund, LP pursuant to private debt financing restructuring agreement. The shares were valued at $144,000. The private equity financing described above was made pursuant to the exemption from the registration provisions of the Securities Act provided by Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Securities Act.

         On April 19, 2005, we issued 75,000 shares of restricted common stock to two individuals pursuant to pursuant to private debt financing. The private debt financing described above was made pursuant to the exemption from the registration provisions of the Securities Act provided by Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Securities Act. Joel Shapiro, our Chief Executive Officer, in a private transfer, paid the shares on our behalf. The shares were valued at $0.27 per share, the market price for shares of our common stock at the time of transfer, for an aggregate value of $20,250.

         On May 23, 2005, we issued 2,000,000 shares of restricted common stock to Longview Equity Fund, LP pursuant to private debt financing restructuring agreement. The private debt financing described above was made pursuant to the exemption from the registration provisions of the Securities Act provided by
Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Securities Act. The shares were valued at $660,000.

         On June 27, 2005, as part of the financing of our purchase of approximately 136 acres in Burnet, Texas from Charles Trios, Trustee for Wynthrop Barrington, Inc., we issued Wynthrop a three-year Secured Convertible Term Note in the principal amount of $10,000,000. Interest on the Wynthrop Barrington Term Note shall be 7% annually; with $350,000 paid monthly in advance at the rate of $29,667 and the balance of the annual amount accruing at the stated rate. The Wynthrop Barrington Term Note may be converted into shares of common stock. The number of such shares to be issued shall be the number determined by dividing (i) the portion of the amount to be converted by (ii) the then applicable fixed conversion price, which initially is $0.33 and is subject to adjustment for stock splits, reorganizations and other extraordinary events. We agreed to register all of the shares of common stock underlying the Wynthrop Barrington Term Note.

         On June 29, 2005, we entered into an employment agreement with Mr. Sebastiani. In connection with our offer of employment, we agreed to issue to him 50,000 shares of common stock and a five-year warrant to purchase 500,000 shares of common stock, exercisable at $5.00 per share. The warrant was to vest quarterly on a pro rata basis at an annual rate of 100,000 shares. For a variety of reasons, in autumn of 2005, our employment relationship with Mr. Sebastiani broke down. We and his representatives are currently in discussions concerning such relationship.

         On July 7, 2005, we entered into a Security and Purchase Agreement with Laurus Master Fund, Ltd., a Cayman Islands company. Pursuant to the Security and Purchase Agreement, we will issue to Laurus (i) a three-year Term Note in the aggregate principal amount of $34,500,000; and (ii) a three-year Revolving Note equal to up to $3,000,000, which we will be able to draw upon based available accounts receivable. After the initial drawing, we are required to maintain a minimum outstanding balance of $500,000 under the revolving note, which will be evidenced by a convertible minimum borrowing notes. If this minimum borrowing note is converted into our common stock, a new minimum borrowing note will be issued. In consideration for the investment made by Laurus, we granted Laurus a five-year common stock purchase warrant to purchase up to 25,000,000 shares of our common stock at an exercise price of $0.31 per share. As further consideration for providing the financing described above, we granted Laurus an Option to purchase up to 16,492,436 shares of our common stock at an exercise price of $0.001 per share and 4,193,329 shares of our restricted common stock. In conjunction with the Security and Purchase Agreement, we also entered into a Registration Rights Agreement to register the common stock underlying the term note, minimum borrowing notes, option and warrant at the times specified in the Registration Agreement. The issuance of the securities were issued in reliance upon Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Securities Act.

         To secure repayment of the notes to Laurus, we granted a continuing security interest in and lien upon the following collateral: all of our and our subsidiary's property and assets, whether real or personal, tangible or intangible, other than our 50% membership interest in Kirkland Knightsbridge LLC, a California limited liability company and the "current assets" of Kirkland, to Laurus until such time as the notes are repaid in full. This security agreement is cross-collateralized by a Guaranty Agreement entered into by our subsidiaries and a Stock Pledge Agreement covering all capital stock of our subsidiaries, as well. We, and our wholly-owned subsidiary 360 Viansa, LLC, also entered into a Lien Subordination Agreement with Laurus and Gryphon Master Fund, L.P. To induce Gryphon to enter into the Subordination Agreement, Joel Shapiro transferred 3,000,000 of his personally held company shares of common stock to Gryphon. The conversion price of the note and exercise price of Gryphon's warrant dated April 21, 2004 shall also be reduced to $0.31 and $0.25, respectively.

         In July 2005, we issued a total of 7,690,476 shares of restricted common stock to three of our employees based on each of the employees' individual employment agreement. The issuance of the securities was exempt under
Section 4(2) of the Securities Act.

         In September, 2005, we entered into an agreement with a prospective executive officer, granting him 7,500,000 shares of our restricted Common Stock and five-year warrants for the purchase of up to 3,750,000 shares of our restricted Common Stock at an exercise price of $0.023 per share. The warrants vest one quarter after grant. We also agreed to three additional grants of warrants to such individual on a quarterly basis on the same terms. The issuance of the securities was exempt under Section 4(2) of the Securities Act.

Item 27.  Exhibits

Exhibits.

Exhibit
Number                            Description
---------                          -----------

      2.1 Share Exchange Agreement between Tech-Net Communications, Inc. and the stockholders of Knightsbridge Fine Wines, Inc., dated as of July 31, 2003 (Incorporated by reference to Exhibit 1.1 to the Company's Current Report on Form 8-K filed on August 1, 2003).

      3.1 Articles of Incorporation of Tech-Net Communications, Inc. (Incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form SB-2 (File No. 333-90456)).

      3.2 Amendment to the Articles of Incorporation of the Company. (Incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K filed on May 11, 2004).

      3.3   Amended Bylaws of the Company (Incorporated by reference to Exhibit
            3.2 to the Company's Registration Statement on Form SB-2 (File No. 333-90456)).

      5.1   Consent of Law Offices of Bryan Cave LLP (to be filed by amendment)

      10.1 Form of Purchase Agreement by and between the Company and Gryphon Master Fund, L.P., dated as of October 16, 2003 (Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on October 17, 2003).

      10.2 Form of Convertible Note issued by the Company to Gryphon Master Fund, L.P., dated as of October 16, 2003 (Incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed on October 17, 2003).

      10.3 Form of Registration Rights Agreement by and between the Company and Gryphon Master Fund, L.P., dated as of October 16, 2003 (Incorporated by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K filed on October 17, 2003).

      10.4 Form of Common Stock Purchase Warrant issued by the Company to Gryphon Master Fund, L.P., dated as of October 16, 2003 (Incorporated by reference to Exhibit 10.4 to the Company's Current Report on Form 8-K filed on October 17, 2003).

      10.5 Stock Purchase Agreement among Raul Granillo Ocampo, Nelida Barros Reyes and KFWBA Acquisition Corp., dated as of November 5, 2003 (Incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed on November 10, 2003).

      10.6 Form of Purchase Agreement by and between the Company and Gryphon Master Fund, L.P., dated as of December 22, 2003 (Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on December 22, 2003).

      10.7 Form of Convertible Note issued by the Company to Gryphon Master Fund, L.P., dated as of December 22, 2003 (Incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed on December 22, 2003).

      10.8 Form of Common Stock Purchase Warrant issued by the Company to Gryphon Master Fund, L.P., dated as of December 22, 2003 (Incorporated by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K filed on December 22, 2003).

      10.9 Form of Registration Rights Agreement by and between the Company and Gryphon Master Fund, L.P., dated as of December 22, 2003 (Incorporated by reference to Exhibit 10.4 to the Company's Current Report on Form 8-K filed on December 22, 2003).

      10.10 Form of Security Agreement by and between the Company and Gryphon Master Fund, L.P., dated as of December 22, 2003 (Incorporated by reference to Exhibit 10.5 to the Company's Current Report on Form 8-K filed on December 22, 2003).

      10.11 Employment Agreement between Paul Gardner and the Company, dated February 20, 2003. (Incorporated by reference to Exhibit 10.11 to the Company's Annual Report on Form 10-K filed on May 11, 2004).

      10.12 Employment Agreement between Joe Carr and the Company, dated June 1, 2003. (Incorporated by reference to Exhibit 10.12 to the Company's Annual Report on Form 10-K filed on May 11, 2004).

      10.13 Form of Capital Stock Contribution Agreement by and among Kirkland Ranch, LLC, Kirkland Knightsbridge, LLC, Knightsbridge Fine Wines, Inc and Mr. Larry Kirkland, dated as of April 21, 2004 (Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on May 3, 2004).

      10.15 Form of Promissory Note issued by Larry Kirkland, Kirkland Knightsbridge, LLC and Kirkland Cattle Co. to The Travelers Insurance Company, dated April 21, 2004 (Incorporated by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K filed on May 3, 2004).

      10.16 Form of Trust Deed, Security Agreement, Assignment of Rents and Fixture Filing by and among Larry Kirkland, Kirkland Knightsbridge, LLC, Kirkland Cattle Co., First American Title Insurance Company and The Travelers Insurance Company, dated April 21, 2004 (Incorporated by reference to Exhibit 10.4 to the Company's Current Report on Form 8-K filed on May 3, 2004).

      10.17 Form of Securities Exchange Agreement by and between the Company and Gryphon Master Fund, L.P., dated as of April 21, 2004 (Incorporated by reference to Exhibit 10.5 to the Company's Current Report on Form 8-K filed on May 3, 2004).

      10.18 Form of Convertible Note issued by the Company to Gryphon Master Fund, L.P., dated April 21, 2004 (Incorporated by reference to
            Exhibit 10.6 to the Company's Current Report on Form 8-K filed on May 3, 2004).

      10.19 Form of Common Stock Purchase Warrant issued by the Company to Gryphon Master Fund, L.P., dated April 21, 2004 (Incorporated by reference to Exhibit 10.7 to the Company's Current Report on Form 8-K filed on May 3, 2004).

      10.20 Form of Common Stock Purchase Warrant (Green Shoe Warrant) issued by the Company to Gryphon Master Fund, L.P., dated April 21, 2004 (Incorporated by reference to Exhibit 10.8 to the Company's Current Report on Form 8-K filed on May 3, 2004).

      10.21 Form of Registration Rights Agreement by and between the Company and Gryphon Master Fund, L.P., dated as of April 21, 2004 (Incorporated by reference to Exhibit 10.9 to the Company's Current Report on Form 8-K filed on May 3, 2004).

      10.22 Form of Amended and Restated Security Agreement by and between the Company and Gryphon Master Fund, L.P., dated as of April 21, 2004 (Incorporated by reference to Exhibit 10.10 to the Company's Current Report on Form 8-K filed on May 3, 2004).

      10.23 Sales and Marketing Agreement by and between the Company and Kirkland Ranch Winery, dated as of June 1, 2003 (Incorporated by reference to Exhibit 10.2 to the Company's Registration Statement on Form SB-2/A filed on November 2, 2004).

      10.24 License Agreement by and between the Company, Guy Buffet and The Guy Buffet Collection, dated as of July 9, 2003 (Incorporated by reference to Exhibit 10.24 to the Company's Registration Statement on Form SB-2/A filed on November 2, 2004).

      10.25 License Agreement by and between the Company and The Andy Warhol Foundation For the Visual Arts, Inc., dated as of September 22, 2003 (Incorporated by reference to Exhibit 10.25 to the Company's Registration Statement on Form SB-2/A filed on November 2, 2004).

      10.26 Sales and Marketing Agreement by and between the Company and Gutsverwaltung Niederhausen Schlossbockenheim, dated as of February 1, 2004 (Incorporated by reference to Exhibit 10.26 to the Company's Registration Statement on Form SB-2/A filed on November 2, 2004).

      10.27 Security and Purchase Agreement dated July 7, 2005 by and among LAURUS MASTER FUND, LTD., 360 GLOBAL WINE COMPANY, and 360 Viansa, LLC (Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on July 8, 2005).

      10.28 Form of Secured Convertible Term Note in connection with the July 2005 private placement with Laurus (Incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed on July 8, 2005).

      10.29 Form of Secured Revolving Note in connection with the July 2005 private placement with Laurus (Incorporated by reference to Exhibit
            10.3 to the Company's Current Report on Form 8-K filed on July 8,
            2005).

      10.30 Form of Secured Convertible Minimum Borrowing Note in connection with the July 2005 private placement with Laurus (Incorporated by reference to Exhibit 10.4 to the Company's Current Report on Form 8-K filed on July 8, 2005).

      10.31 Escrow Agreement dated July 7, 2005 (Incorporated by reference to
            Exhibit 10.5 to the Company's Current Report on Form 8-K filed on July 8, 2005).

      10.32 Form of Option in connection with the July 2005 private placement with Laurus (Incorporated by reference to Exhibit 10.6 to the Company's Current Report on Form 8-K filed on July 8, 2005).

      10.33 Registration Rights Agreement dated July 7, 2005, by and between 360 Global Wine Company and Laurus Master Fund, Ltd (Incorporated by reference to Exhibit 10.7 to the Company's Current Report on Form 8-K filed on July 8, 2005).

      10.34 Form of Common Stock Purchase Warrant dated July 7, 2005 (Incorporated by reference to Exhibit 10.8 to the Company's Current Report on Form 8-K filed on July 8, 2005).

      10.35 Subsidiary Guarantee dated July 7, 2005 (Incorporated by reference to Exhibit 10.9 to the Company's Current Report on Form 8-K filed on July 8, 2005).

      10.36 Stock Pledge Agreement dated July 7, 2005, among Laurus Master Fund, Ltd., 360 Global Wine Company, and each of the other undersigned parties (Incorporated by reference to Exhibit 10.10 to the Company's Current Report on Form 8-K filed on July 8, 2005).

      10.37 Lien Subordination Agreement between Gryphon Master Fund, L.P., Laurus Master Fund, Ltd., 360 Global Wine Company and 360 Viansa LLC (Incorporated by reference to Exhibit 10.11 to the Company's Current Report on Form 8-K filed on July 8, 2005).

      10.38 Master Security Agreement (Incorporated by reference to Exhibit
            10.12 to the Company's Current Report on Form 8-K filed on July 8,
            2005).

      10.39 Real Estate Sales Contract between Charles Trios, Trustee and 360 Global Wine Company (Incorporated by reference to Exhibit 10.13 to the Company's Current Report on Form 8-K filed on July 8, 2005).

      10.40 Secured Convertible Term Note for Wynthrop Barrington, Inc (Incorporated by reference to Exhibit 10.14 to the Company's Current Report on Form 8-K filed on July 8, 2005).

      10.41 Asset Purchase Agreement by and among Viansa Winery, La Fontana di Viansa, LLC and 360 Viansa LLC, a Nevada limited liability company, dated June 21, 2005 (Incorporated by reference to Exhibit 10.15 to the Company's Current Report on Form 8-K filed on July 8, 2005).

      14.1  Code of Ethics of the Company. (Incorporated by reference to Exhibit
            14.1 to the Company's Annual Report on Form 10-K filed on May 11,
            2004).

      16.1 Letter from Morgan & Company regarding change in certifying accountant, dated December 1, 2003 (Incorporated by reference to Exhibit 16.1 to the Company's amendment to Current Report on Form 8-K/A filed on December 1, 2003).

      21.1 List of Subsidiaries. (Incorporated by reference to Exhibit 21.1 to the Company's Annual Report on Form 10-K filed on May 11, 2004).

      23.1* Consent of David S. Hall, P.C., Independent Auditors.

      23.2* Consent of Lopez, Blevins, Bork & Associates, LLP, Independent
            Auditors.

      23.3* Consent of Marks Paneth & Shron LLP, Independent Auditors.

         * Filed herewith.

Item 28.  Undertakings

The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section
10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
which, individually or in the
aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any additional or changed material
information with respect to the plan of
distribution.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                           (4) Insofar as indemnification for liabilities
arising under the Securities Act may be
permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this report to be signed on its behalf by the undersigned, in the city of Napa, California on December 22, 2005.

360 Global Wine Company
By: /s/ Joel Shapiro
   ---------------------------
Name:    Joel Shapiro
Title: Chief Executive Officer

         Each person whose signature appears below hereby constitutes and appoints Joel Shapiro as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign on his behalf individually and in each capacity stated below any amendment, (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated:



/s/ Joel Shapiro
---------------------------------
Joel Shapiro
Chief Executive Officer                                Dated:  December 22, 2005
(Principal Executive Officer)



/s/ Lynn Fetterman
---------------------------------
Lynn Fetterman
Chief Operating Officer and
Chief Financial Officer                                Dated:  December 22, 2005
(Principal Financial Officer and
Principal Accounting Officer)



/s/ Anthony J. A. Bryan
---------------------------------
Anthony J. A. Bryan
Non-Executive Chairman of the Board                    Dated:  December 22, 2005



/s/ Michael Jeub
---------------------------------
Michael Jeub
Director                                               Dated:  December 22, 2005